                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-113543

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 12, 2004)

                                 $753,650,000
                                 (APPROXIMATE)

                       MORGAN STANLEY ABS CAPITAL I INC.
                                   DEPOSITOR

                           MSDWCC HELOC TRUST 2005-1
                    HELOC ASSET-BACKED NOTES, SERIES 2005-1
                 MORGAN STANLEY DEAN WITTER CREDIT CORPORATION
                              SELLER AND SERVICER

                                --------------
THE NOTES

    o    REPRESENT DEBT OBLIGATIONS OF THE TRUST;

    o    ARE PRINCIPALLY SECURED BY ADJUSTABLE-RATE REVOLVING CREDIT LOAN
         AGREEMENTS AND CLOSED END ADJUSTABLE-RATE MORTGAGE LOANS (WHICH ARE
         TOGETHER REFERRED TO IN THIS PROSPECTUS SUPPLEMENT AS THE HOME EQUITY
         LOANS), SECURED BY FIRST AND SECOND LIENS ON ONE- TO FOUR-FAMILY
         RESIDENTIAL PROPERTIES; AND

    o    ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THE TRUST

    o    WILL ISSUE ONE CLASS OF NOTES, WHICH IS OFFERED HEREBY; AND

    o    WILL ISSUE TWO CLASSES OF CERTIFICATES, REPRESENTING BENEFICIAL
         OWNERSHIP IN THE TRUST, WHICH ARE NOT OFFERED HEREBY.

THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE TRUST AND WILL NOT
REPRESENT AN INTEREST IN OR OBLIGATION OF MORGAN STANLEY ABS CAPITAL I INC.,
MORGAN STANLEY DEAN WITTER CREDIT CORPORATION, THE INDENTURE TRUSTEE, THE OWNER
TRUSTEE OR ANY OF THEIR AFFILIATES.

THE HOME EQUITY LOANS IN THE TRUST ARE SUBJECT TO A MANDATORY AUCTION ON THE
PAYMENT DATE IN JANUARY 2017, AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT FOR THE NOTES CONSISTS OF:

    o    THE INVESTOR'S INTEREST IN THE PORTION OF INTEREST PAID BY THE
         BORROWERS IN EXCESS OF WHAT IS NECESSARY TO PAY INTEREST EARNED ON, AND
         OTHER FEES AND EXPENSES ASSOCIATED WITH, THE NOTES;

    o    OVERCOLLATERALIZATION CONSISTING OF ANY EXCESS OF THE INVESTOR'S
         INTEREST IN THE PRINCIPAL BALANCE OF THE HOME EQUITY LOANS OVER THE
         BALANCE OF THE NOTES; AND

    o    AN IRREVOCABLE AND UNCONDITIONAL FINANCIAL GUARANTY INSURANCE POLICY TO
         BE ISSUED BY AMBAC ASSURANCE CORPORATION.

                              [AMBAC LOGO OMITTED]

    THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF
ACCOMPANIED BY THE PROSPECTUS.

    CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-6 IN THIS PROSPECTUS
SUPPLEMENT AND PAGE 6 IN THE PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                 -------------

UNDERWRITING

    MORGAN STANLEY & CO. INCORPORATED WILL PURCHASE THE NOTES FROM THE DEPOSITOR
AND WILL OFFER THEM TO THE PUBLIC FROM TIME TO TIME IN NEGOTIATED TRANSACTIONS
AT PRICES DETERMINED AT THE TIME OF SALE. IN EXCHANGE FOR THE NOTES, THE
DEPOSITOR WILL RECEIVE APPROXIMATELY 99.75% OF THE INITIAL PRINCIPAL BALANCE OF
THE NOTES, BEFORE DEDUCTING EXPENSES PAYABLE BY THE DEPOSITOR. THE NOTES ARE
OFFERED SUBJECT TO PRIOR SALE, WHEN, AS AND IF ACCEPTED BY MORGAN STANLEY & CO.
INCORPORATED AND SUBJECT TO ITS RIGHT TO REJECT ORDERS IN WHOLE OR IN PART.
DELIVERY OF THE NOTES WILL BE MADE IN BOOK-ENTRY FORM THROUGH THE FACILITIES OF
THE DEPOSITORY TRUST COMPANY, CLEARSTREAM, LUXEMBOURG AND THE EUROCLEAR SYSTEM
ON OR ABOUT JANUARY 27, 2005, AGAINST PAYMENT FOR THEM IN IMMEDIATELY AVAILABLE
FUNDS.
                                 --------------

                                 MORGAN STANLEY

January 24, 2005

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the notes in two separate documents that provide progressively more detailed information:

         o    the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

         o    this prospectus supplement, which describes the specific terms of your series of notes.

         IF THE DESCRIPTION OF YOUR NOTES IN THIS PROSPECTUS SUPPLEMENT DIFFERS
FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the HELOC Asset-Backed Notes, Series 2005-1 in any state where the offer is not permitted.

         For 90 days following the date of this prospectus supplement, all dealers selling notes will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the notes with respect to their unsold allotments or subscriptions.

         This prospectus supplement and the prospectus include cross-references to captions in these materials where you can find further related discussions.
The following table of contents and the table of contents contained in the accompanying prospectus indicate the pages on which those captions are located.

   Collection and Liquidation Practices;

   Servicing and Other Compensation and

   Allocation of Payments on the

   Optional Transfers of Revolving Credit Loans

   Rights Upon an Event of Servicing Termination.S-53
   Amendment.....................................S-53
Description of the Trust Agreement and Indenture.S-54
   The Trust.....................................S-54
   Reports to Holders............................S-54
   Events of Default; Rights Upon Event

   Certain Matters Regarding the Indenture
     Trustee and the Issuer .....................S-58
Certain Federal Income Tax Consequences..........S-58
   General.......................................S-58
   Characterization of the Notes as Indebtedness.S-59
   Taxation of Interest Income of Note Owners....S-59
   Possible Classification of the Trust Estate
     as a Partnership or a Corporation ..........S-59
   Possible Classification of the Trust Estate

                                       ii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SUMMARY

         THE FOLLOWING SUMMARY IS A GENERAL OVERVIEW OF THE NOTES OFFERED BY
THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU
SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF
THE NOTES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS.

                           PRINCIPAL PARTIES AND DATES

Issuer............................  MSDWCC HELOC Trust 2005-1.

Depositor.........................  Morgan Stanley ABS Capital I Inc. The
                                    depositor's principal executive offices are
                                    located at 1585 Broadway, 2nd Floor, New
                                    York, New York 10036 and its phone number is
                                    (212) 761-4000. The depositor is an
                                    affiliate of the seller, the servicer and
                                    Morgan Stanley & Co. Incorporated, the
                                    underwriter.

Seller and servicer...............  Morgan Stanley Dean Witter Credit
                                    Corporation. The seller and servicer is an
                                    affiliate of the depositor and Morgan
                                    Stanley & Co. Incorporated, the underwriter.

Owner trustee.....................  Wilmington Trust Company.

Indenture trustee, auction
   administrator and custodian....  Wells Fargo Bank, National Association, a national banking association. The indenture
                                    trustee's corporate trust office is located
                                    for note transfer purposes in Minneapolis,
                                    Minnesota and for all other purposes in
                                    Columbia, Maryland.

Credit enhancer...................  Ambac Assurance Corporation.

Cut-off date......................  January 1, 2005.

Closing date......................  On or about January 27, 2005.

Payment dates.....................  Beginning in February 2005 on the 25th of
                                    each month or, if the 25th day is not a
                                    business day, on the next business day.

Scheduled final payment date......  The payment date in July 2017. The actual final payment date could be substantially
                                    earlier.

                                      S-1

THE TRUST

         The depositor will establish the MSDWCC HELOC Trust 2005-1, a Delaware statutory trust, to issue the notes. The trust will be established pursuant to a trust agreement, dated as of January 1, 2005 between the depositor and the owner trustee.

THE NOTES

         The assets of the trust will consist of the home equity loans and certain related assets.

         Payment of interest and principal on the notes will be made only from payments received in connection with the home equity loans and the financial guaranty insurance policy described below.

THE MORTGAGE POOL

         The mortgage loan pool consists of 10,768 home equity loans which include 10,663 adjustable-rate revolving credit loans with an aggregate unpaid principal balance of approximately $681,348,408 and 105 closed-end adjustable-rate mortgage loans with an aggregate unpaid principal balance of approximately $72,301,647, each as of the close of business on the day prior to
January 1, 2005 and certain other property and assets described in this prospectus supplement.

         Unless otherwise specified, the information as of the cut-off date presented in this prospectus supplement about the home equity loans is based upon the actual principal balances of the home equity loans.

         Approximately 65.50% and 34.50% of the home equity loans are secured by second mortgages or deeds of trust and first mortgages or deeds of trust, respectively. In addition, the home equity loans have the following characteristics as of the cut-off date:

Range of principal balances...........            $0 to $8,400,000
Average principal balance.............                     $69,990
Range of loan rates...................            2.500% to 9.000%
Weighted average loan rate............                      4.861%
Range of credit limits
     on revolving credit loans........        $5,000 to $4,000,000
Average credit limit
     on revolving credit loans........                    $131,402
Weighted average credit
    limit utilization rate
    on revolving credit loans.........                      48.63%

         We refer you to "Description of the Mortgage Pool" in this prospectus supplement.

SERVICING; MONTHLY EXPENSE ADVANCES

         The servicer is not required to advance scheduled payments on the home equity loans, but the servicer may make cash advances on all of the home equity loans on behalf of the trust to cover customary property protection expenses.

THE NOTES

         The trust will issue approximately $753,650,000 MSDWCC HELOC
Asset-Backed Notes, Series 2005-1 pursuant to an indenture dated as of January
1, 2005 between the issuer and the indenture trustee. The notes will be issued in minimum denominations of $1,000 in book-entry form through The Depository
Trust Company in the United States or Clearstream, Luxembourg or the Euroclear
System in Europe.

         We refer you to "Description of the Securities--Book-Entry Notes" in
this prospectus supplement.

THE CERTIFICATES

         The trust will also issue MSDWCC HELOC Asset-Backed Certificates,
Series 2005-1, Class L and Class O which are not offered by this prospectus supplement. The certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interest in the trust. The principal amount of the certificates initially will be zero and will change from time to time based generally on the amount of draws on the revolving credit loans. Novus
Receivables Financing Inc., an affiliate of the seller, the servicer and the depositor, will initially hold the certificates.

PAYMENTS ON THE NOTES

         Pursuant to the servicing agreement, the servicer will collect monthly payments of interest or principal and interest on the home equity loans. The servicer will forward all collections on the home equity loans to the indenture trustee except the portion representing the servicer's fee and certain expenses.
The indenture trustee shall distribute the investor's interest of such amounts in the following order:

                                      S-2

---------------------------------------------------------
                        Step 1

 Payment of fees to the indenture trustee and the owner
  trustee and reimbursement of certain expenses to the
indenture trustee, subject to a $100,000 annual cap and
        no more than $20,000 on any Payment Date
---------------------------------------------------------

---------------------------------------------------------
                         Step 2

 Payment to the credit enhancer of its premium for the
   financial guaranty insurance policy and previously
        unpaid premiums (with interest thereon)
---------------------------------------------------------

---------------------------------------------------------
                         Step 3

  Payment of accrued interest on the notes, other than
           any net funds cap carryover amount
---------------------------------------------------------

---------------------------------------------------------
                         Step 4

     Payment of principal of the notes from certain
                 principal collections
---------------------------------------------------------

---------------------------------------------------------
                         Step 5

    Payment of principal of the notes in respect of
          specified amounts of certain losses
---------------------------------------------------------

---------------------------------------------------------
                         Step 6

  Payment of other amounts owed to the credit enhancer
including reimbursement for certain prior draws made on
 the financial guaranty insurance policy (with interest
                        thereon)
---------------------------------------------------------

---------------------------------------------------------
                         Step 7

Payment to the notes of an amount equal to the excess,
if any, of the principal balance of the notes over the
  investor interest of the principal balance of the
                  home equity loans
---------------------------------------------------------

---------------------------------------------------------
                         Step 8

 Payment of additional principal to the notes until the
  level of overcollateralization reaches the required
  amount and, thereafter, as necessary to maintain the
   overcollateralization level at the required amount
---------------------------------------------------------

---------------------------------------------------------
                         Step 9

 Payment of the net funds cap carryover amount, if any
---------------------------------------------------------

---------------------------------------------------------
                        Step 10

Payment of additional costs and expenses payable to the
indenture trustee or the owner trustee not paid in Step
                        1 above
---------------------------------------------------------

---------------------------------------------------------
                        Step 11

   Payment of any remaining funds to the certificates
---------------------------------------------------------

         Interest will accrue on the notes at an annual rate of one-month LIBOR plus 0.19% per annum, subject to the limits and adjustments described in this prospectus supplement under "Description of the Securities--Interest Payments on the Notes."

         Payments on the notes will be made from collections on the home equity loans in the amounts and as described under "Description of the
Securities--Principal Payments on the Notes" in this prospectus supplement.
During the managed amortization period, the noteholders will receive payments of principal from their portion of principal collections on the revolving credit loans in excess of additional draws made on the revolving credit loans plus payments of principal on the mortgage loans. During the rapid amortization period or upon the occurrence of a rapid amortization event, the noteholders will receive payments from all principal collections on the home equity loans.

         In addition, payments to noteholders will be made on each payment date from draws on the financial guaranty insurance policy, if necessary. Such draws will cover shortfalls in amounts available to pay accrued and unpaid interest on the notes plus certain losses allocated to the notes.

                                      S-3

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the notes consists of:

         EXCESS INTEREST. Initially, the aggregate of the portion of interest due on the home equity loans allocable to noteholders is expected to be an amount greater than the amount necessary to pay certain trust expenses and the interest earned on the notes each month, thus creating excess interest. Any excess interest will be available to cover interest shortfalls and will be used to pay principal on the notes up to the amount of losses on the home equity loans allocated to noteholders. In addition, if the level of overcollateralization described below is less than the required amount, any remaining excess interest will be paid to the notes as principal. This payment will reduce the principal balance of the notes faster than the investor's interest in the principal balance of the home equity loans until such difference equals the required level of overcollateralization.

         OVERCOLLATERALIZATION. On the date of issuance of the notes, the unpaid principal balance of the home equity loans will approximately equal the principal balance of the notes. Overcollateralization is the excess, if any, of the investor's interest of the unpaid principal balance of the home equity loans over the principal balance of the notes. Any excess interest not used to cover interest shortfalls or current period losses allocated to the noteholders as described above will be paid as principal on the notes to reduce the principal balance of the notes until the required level of overcollateralization is reached. Certain loss amounts allocated to the notes that are not covered by excess interest will be covered by the financial guaranty insurance policy as described below. If the level of overcollateralization falls below the required level, the excess interest described above will again be paid to the notes as principal to reduce the principal balance of the notes in order to restore the level of overcollateralization to its required level at that time.

         POLICY. On the closing date, the credit enhancer will issue the financial guaranty insurance policy in favor of the indenture trustee on behalf of the noteholders. The policy will unconditionally and irrevocably guarantee interest on the notes, certain losses allocated to the notes and any outstanding note balance on the Final Scheduled Payment Date in accordance with the terms of the policy. The financial guaranty insurance policy will not cover any net funds cap carryover amounts that result if the note rate is capped by the weighted average net loan rate. The financial guaranty insurance policy also will not cover shortfalls on the amounts payable to noteholders resulting from any reduction of interest collections caused by prepayments of home equity loans or the application of the Servicemembers Civil Relief Act, as amended.

         We refer you to "The Policy" in this prospectus supplement and "Credit
Enhancement" in the prospectus.

MANDATORY AUCTION OF THE HOME EQUITY LOANS

         On the fifth business day before the payment date in January 2017, the auction administrator will conduct an auction of the home equity loans remaining in the trust to third party investors. If a bid is received which is equal to at least the outstanding note balance with accrued interest thereon and any amounts owed to the credit enhancer, the auction administrator and the indenture trustee, the home equity loans will be sold and the notes will be paid in full on the next payment date. In the event that the highest bid received is insufficient to pay such amounts, the credit enhancer may in its discretion direct the auction administrator to accept that bid. The credit enhancer will pay the shortfall, and the notes will be paid in full on the next payment date.
If the credit enhancer elects not to direct the auction administrator to accept that bid and pay the shortfall, the auction will be terminated, and the credit enhancer will have the option to purchase the home equity loans or to direct the auction administrator to conduct another auction at any time before July 2017.
In the event that the home equity loans are not sold at auction and the credit enhancer does not exercise its option to purchase the home equity loans, the outstanding note balance will be paid on the scheduled final payment date in accordance with the terms of the policy and the indenture.

         We refer you to "Description of the Securities-Mandatory Auction of the
Home Equity Loans" and "The Policy" in this prospectus supplement.

OPTIONAL REDEMPTION

         On any payment date on which the outstanding principal balance of the notes, after applying payments of principal on that payment date, is less than or equal to 10% of the original principal balance of the notes, the servicer may, but is not required to, repurchase the remaining home equity loans, resulting in redemption of the notes and a termination of the trust. An optional redemption will

                                      S-4

cause the outstanding principal balance of the notes to be paid with accrued interest sooner than they otherwise would have been paid.

         We refer you to "Description of the Securities -Maturity and Optional
Redemption" in this prospectus supplement and "The Agreements Termination;
Optional Termination" in the prospectus.

RATINGS

         The notes initially will be rated "Aaa" by Moody's Investors Service,
Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings do not address the rate of principal prepayments on the home equity loans or the receipt of any net funds cap carryover amount. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

         We refer you to "Risk Factors--Risks Associated with the Notes--Note
Rating is based primarily on the financial strength of the credit enhancer" and
"Ratings" in this prospectus supplement.

LEGAL INVESTMENT

         The notes will NOT be "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. You should consult your legal advisors in determining whether, and to what extent, the notes constitute legal investments for you.

         We refer you to "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the notes by regulated institutions.

ERISA CONSIDERATIONS

         Subject to certain considerations, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing in the notes.

         We refer you to "ERISA Considerations" in the prospectus supplement and in the accompanying prospectus for additional information.

TAX STATUS

         Tax counsel is of the opinion that the notes will be treated as debt instruments. The trust itself will not be treated as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. You must agree to treat your notes as indebtedness for federal, state and local income and franchise tax purposes.

         We refer you to "Certain Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus for additional information.

                                      S-5

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors and the risk factors listed in the accompanying prospectus in connection with the purchase of the notes:

RISKS ASSOCIATED WITH THE HOME EQUITY LOANS

    Junior lien position may cause a          Approximately 65.50% and 34.50% of
       payment delay or a loss.               the home equity loans (based on
                                              aggregate loan balance as of
                                              January 1, 2005) included in the
                                              mortgage pool are secured by
                                              second mortgages or deeds of trust
                                              and first mortgages or deeds of
                                              trust, respectively. Accordingly,
                                              the proceeds from any liquidation,
                                              insurance or condemnation
                                              proceedings will be available to
                                              satisfy the outstanding balance of
                                              the home equity loans in a junior
                                              lien position only to the extent
                                              that the claims of any senior
                                              mortgages have been satisfied in
                                              full. If it is uneconomical to
                                              foreclose on a mortgaged property,
                                              the servicer may write off the
                                              entire outstanding balance of the
                                              related home equity loan as a bad
                                              debt. These risks are greater if a
                                              home equity loan has a high
                                              combined loan-to-value ratio or
                                              low junior ratio because it is
                                              more likely that the servicer
                                              would determine foreclosure to be
                                              uneconomical.

                                              If the proceeds remaining from a
                                              sale of a mortgaged property are
                                              insufficient to satisfy the
                                              related mortgage loan in the
                                              trust, the other forms of credit
                                              enhancement are insufficient to
                                              cover the loss and the credit
                                              enhancer fails to perform its
                                              obligations under the financial
                                              guaranty insurance policy, then:

                                              o    There will be a delay in
                                                   payments to you while a
                                                   deficiency judgment against
                                                   the borrower is sought; and

                                              o    You may incur a loss if a
                                                   deficiency judgment cannot be
                                                   obtained or is not realized
                                                   upon.

    The revolving credit loans do not         All of the revolving credit loans
       require principal payments until       do not require principal payments
       maturity.                              until maturity and, thus, will
                                              require payment in full of the
                                              outstanding principal balance
                                              (i.e., a balloon payment) at their
                                              respective stated maturities.
                                              Revolving credit loans with
                                              balloon payments involve a greater
                                              degree of risk because the ability
                                              of a mortgagor to make a balloon
                                              payment typically will depend upon
                                              the mortgagor's ability either to
                                              refinance the revolving credit
                                              loan in a timely manner or to sell
                                              the related mortgaged property. If
                                              the borrower is unable to pay the
                                              balloon payment, you will suffer a
                                              loss if the collateral securing
                                              the revolving credit loan and the
                                              additional forms of credit
                                              enhancement are insufficient to
                                              cover the unpaid principal balance
                                              of the revolving credit loan,
                                              together with accrued and unpaid
                                              interest, and the credit enhancer
                                              fails to perform its obligations
                                              under the financial guaranty
                                              insurance policy.

                                              We refer you to "Description of
                                              the Mortgage Pool" in this
                                              prospectus supplement.

    Adverse economic conditions may           Loans similar to those included in
       increase risk to investors.            the trust have been originated
                                              only over the past few years.
                                              During this time, economic
                                              conditions nationally and in most
                                              regions of the country have been
                                              generally favorable. However, a
                                              deterioration in economic
                                              conditions could adversely affect
                                              the ability and willingness of
                                              mortgagors to repay their home
                                              equity loans. In those
                                              circumstances, no prediction can
                                              be made as to the severity of the
                                              effect of an economic downturn on
                                              the rate of delinquencies and
                                              losses on the home equity loans.

                                      S-6

                                              Delinquencies and losses on the
                                              home equity loans may cause a
                                              payment delay or a loss to you.

    Geographic concentration may affect       One risk associated with investing
       risk of loss on the home equity        in a pool of home equity loans is
       loans.                                 created by a high concentration of
                                              the related mortgaged propertiesin
                                              one or more geographic regions. If
                                              the economy or housing market of a
                                              state (or any other region) having
                                              a significant concentration of the
                                              properties underlying the home
                                              equity loans becomes weak, the
                                              loans may experience high rates of
                                              loss and delinquency, resulting in
                                              losses to the trust. A region's
                                              economic condition and housing
                                              market may be adversely affected
                                              by a variety of events, including
                                              natural disasters such as
                                              earthquakes, hurricanes, floods
                                              and eruptions, and civil
                                              disturbances such as riots. The
                                              economic impact of any of these
                                              events may also be felt in areas
                                              beyond the region immediately
                                              affected by the disaster or
                                              disturbance. The properties
                                              underlying the home equity loans
                                              may be concentrated in these
                                              regions. That concentration may
                                              result in greater losses to the
                                              trust than those generally present
                                              for similar securities without
                                              such concentration. Approximately
                                              29.12%, 8.59%, 7.11% and 6.92% of
                                              the home equity loans (based on
                                              aggregate loan balance as of
                                              January 1, 2005) are secured by
                                              properties in California, Florida,
                                              New York and New Jersey,
                                              respectively.

    External events may increase the risk     In response to previously executed
       of loss on the mortgage loans.         and threatened terrorist attacks
                                              in the United States and foreign
                                              countries, the United States has
                                              initiated military operations and
                                              has placed a substantial number of
                                              armed forces reservists and
                                              members of the National Guard on
                                              active duty status. It is possible
                                              that the number of reservists and
                                              members of the National Guard
                                              placed on active duty status in
                                              the near future may increase. To
                                              the extent that a member of the
                                              military, or a member of the armed
                                              forces reserves or National Guard
                                              who is called to active duty is a
                                              mortgagor of a home equity loan in
                                              the trust, the interest rate
                                              limitation of the Servicemembers
                                              Civil Relief Act and any
                                              comparable state law, will apply.
                                              Substantially all of the home
                                              equity loans have loan rates which
                                              exceed such limitation, if
                                              applicable. This may result in
                                              interest shortfalls on the home
                                              equity loans, which may result in
                                              shortfalls of interest on your
                                              notes. None of the issuer, the
                                              depositor, the underwriter, the
                                              trustee, the credit enhancer, the
                                              servicer or any other party has
                                              taken any action to determine
                                              whether any of the home equity
                                              loans would be affected by such
                                              interest rate limitation.
                                              Furthermore, the financial
                                              guaranty insurance policy will not
                                              cover shortfalls on amounts
                                              payable to Noteholders resulting
                                              from any reduction of interest
                                              collections caused by the Relief
                                              Act. See "The Policy" in this
                                              prospectus supplement and
                                              "Material Legal Aspects of the
                                              Loans-- Servicemembers Civil
                                              Relief Act and the California
                                              Military and Veterans Code" in the
                                              prospectus.

RISKS ASSOCIATED WITH THE NOTES

    The notes are complex securities.         You should possess, either alone
                                              or together with an investment
                                              advisor, the expertise necessary
                                              to evaluate the information
                                              contained in this prospectus
                                              supplement and the accompanying
                                              prospectus in the context of your
                                              financial situation and tolerance
                                              for risk. The notes are not
                                              suitable investments for all
                                              investors. In particular, you
                                              should not purchase the notes
                                              unless you understand the
                                              prepayment, credit, liquidity and
                                              market risks associated with the
                                              notes.

                                      S-7

    Payments on the home equity loans,        Credit enhancement will be provided for
       together with the financial guaranty   the notes in the form of excess
       insurance policy, are the sole         interest collections allocable to
       source of payments.                    the investors, as required and as
                                              described in this prospectus
                                              supplement, any
                                              overcollateralization that may be
                                              created and the financial guaranty
                                              insurance policy. None of the
                                              seller, the depositor, the
                                              underwriter, the servicer, the
                                              indenture trustee or any of their
                                              affiliates will have any
                                              obligation to replace or
                                              supplement the credit enhancement,
                                              or take any other action to
                                              maintain any rating of the notes.
                                              To the extent that the investor's
                                              portion of any losses are incurred
                                              on any of the home equity loans
                                              that are not covered by the
                                              foregoing, the holders of the
                                              notes will bear all risk of such
                                              losses resulting from default by
                                              mortgagors. Neither the servicer
                                              nor any other person is required
                                              to advance scheduled payments on
                                              the home equity loans.

    Investors may have to hold the notes to   A secondary market for the notes
       maturity if the marketability of the   may not develop.  Even if a
       notes is limited.                      secondary market does develop, it
                                              may not continue, or it may be
                                              illiquid. Illiquidity means an
                                              investor may not be able to find a
                                              buyer for its securities readily
                                              or at prices that will enable the
                                              investor to realize a desired
                                              yield. Illiquidity can have an
                                              adverse effect on the market value
                                              of the notes.

    The notes may not always receive          The notes may not always receive
       interest based on one-month            interest at a rate equal to
       LIBOR plus the margin.                 interest based on one-month LIBOR

                                              plus the margin. If the weighted
                                              average of the loan rates (net of
                                              certain fees, expenses and,
                                              commencing in August 2005, 0.25%
                                              per annum) on the home equity
                                              loans is less than one-month LIBOR
                                              plus the margin, the note rate on
                                              the notes will be limited to the
                                              weighted average of the net loan
                                              rates. As a result, the yield to
                                              investors in the notes will be
                                              sensitive to fluctuations in the
                                              level of one-month LIBOR and may
                                              be limited by the weighted average
                                              net loan rate on the home equity
                                              loans. The interest rates on the
                                              revolving credit loans are based
                                              on the prime rate and the interest
                                              rates on the closed-end loans that
                                              have adjustable loan rates are
                                              based on the one-month LIBOR index
                                              or the six-month LIBOR index. The
                                              prepayment of the home equity
                                              loans with higher net loan rates
                                              may result in a lower weighted
                                              average net loan rate.

                                              A variety of factors could affect
                                              the interest rates on the home
                                              equity loans and thus limit the
                                              note rate. Some of these factors
                                              are described below.

                                              o    The note rate adjusts monthly
                                                   while the loan rates on the
                                                   home equity loans may adjust
                                                   less frequently.
                                                   Consequently, the loan rates
                                                   may limit increases in the
                                                   note rate for extended
                                                   periods in a rising interest
                                                   rate environment.

                                              o    The prime rate and six-month
                                                   LIBOR each may respond to
                                                   different economic and market
                                                   factors than one-month LIBOR
                                                   and thus may change in a
                                                   direction different from
                                                   one-month LIBOR and may
                                                   increase or decrease at
                                                   different rates or times. As
                                                   a result, the loan rates on
                                                   the prime and six-month LIBOR
                                                   home equity loans could
                                                   decline while one-month LIBOR
                                                   is stable or rising. And
                                                   although both the loan rates
                                                   on the revolving credit loans
                                                   and the six-month-LIBOR
                                                   adjustable-rate mortgage
                                                   loans and one-month LIBOR may
                                                   either decline or increase
                                                   during the same period, such
                                                   loan rates could decline more
                                                   rapidly or increase more
                                                   slowly than one-month LIBOR.

                                              If the rate of one-month LIBOR
                                              plus the margin exceeds the
                                              weighted average net loan rate, a
                                              net funds cap carryover amount
                                              will result. This net funds cap
                                              carryover amount will be carried
                                              forward from

                                      S-8

                                              payment date to payment date, and
                                              will accrue interest until it is
                                              paid. The net funds cap carryover
                                              amount will not be covered by the
                                              financial guaranty insurance
                                              policy, is not addressed by the
                                              ratings of the notes, will only be
                                              payable from excess interest
                                              allocable to investors that may be
                                              available in future periods and
                                              may not be payable on the optional
                                              redemption date.

                                              We refer you to "Description of
                                              the Securities--Interest Payments
                                              on the Notes" in this prospectus
                                              supplement.

    An investor's yield to maturity will      The yield to maturity of the notes
       depend on various factors.             will depend on a variety of
                                              factors, including:

                                              o    the rate and timing of
                                                   principal payments on the
                                                   home equity loans (including
                                                   payments in excess of
                                                   required installments,
                                                   prepayments in full,
                                                   liquidations and repurchases
                                                   due to breaches of
                                                   representations or
                                                   warranties);

                                              o    the servicer's option to
                                                   exercise its early redemption
                                                   rights;

                                              o    the rate and timing of new
                                                   draws on the revolving credit
                                                   loans;

                                              o    the note rate;

                                              o    the availability of excess
                                                   interest to cover any net
                                                   funds cap carryover amounts;
                                                   and

                                              o    the purchase price.

                                              In general, if a note is purchased
                                              at a price higher than its
                                              outstanding principal balance and
                                              principal payments occur more
                                              quickly or draws occur more slowly
                                              than assumed at the time of
                                              purchase, the yield will be lower
                                              than anticipated. Conversely, if a
                                              note is purchased at a price lower
                                              than its outstanding principal
                                              balance and principal payments
                                              occur more slowly or draws occur
                                              more quickly than assumed at the
                                              time of purchase, the yield will
                                              be lower than anticipated.

    The rate of prepayments on the home       Since mortgagors can generally
       equity loans will be affected by       prepay their home equity loans at
       various factors.                       any time, the rate and timing of
                                              principal payments on the notes
                                              will be highly uncertain. The
                                              interest rates on the revolving
                                              credit loans are subject to
                                              adjustment based on changes in the
                                              prime rate, and are subject to
                                              certain limitations. The interest
                                              rates on the closed-end loans are
                                              subject to adjustment based on
                                              changes in the one-month LIBOR or
                                              the six-month LIBOR index, and are
                                              subject to certain limitations.
                                              Any increase in the interest rate
                                              on a home equity loan may
                                              encourage a mortgagor to prepay
                                              the loan. The deductibility of
                                              interest payments for federal tax
                                              purposes, however, may act as a
                                              disincentive to prepayment,
                                              despite an increase in the
                                              interest rate. In addition, due to
                                              the revolving feature of the
                                              loans, the rate of principal
                                              payments may be unrelated to
                                              changes in market rates of
                                              interest.

                                              Refinancing programs, which may
                                              involve soliciting all or some of
                                              the mortgagors to refinance their
                                              home equity loans, may increase
                                              the rate of prepayments on the
                                              home equity loans. The financial
                                              guaranty insurance policy will not
                                              cover shortfalls on amounts
                                              payable to Noteholders resulting
                                              from any reduction of interest
                                              collections caused by prepayments
                                              of home equity loans.

                                      S-9

                                              We refer you to "Description of
                                              the Mortgage Pool--Home Equity
                                              Loan Terms" in this prospectus
                                              supplement and "Yield and
                                              Prepayment Considerations" in the
                                              prospectus.

    Note rating is based primarily on the     The rating on the notes depends
       financial strength of the credit       primarily on an assessment by the
       enhancer.                              rating agencies of the home equity
                                              loans and the financial strength
                                              of the credit enhancer. Any
                                              reduction of the rating assigned
                                              to the financial strength of the
                                              credit enhancer may cause a
                                              corresponding reduction in the
                                              rating assigned to the notes. A
                                              reduction in the rating assigned
                                              to the notes will reduce the
                                              market value of the notes and may
                                              affect your ability to sell them.
                                              In general, the rating on your
                                              notes addresses credit risk and
                                              does not address the likelihood of
                                              prepayments.

                                      S-10

                                  INTRODUCTION

         The MSDWCC HELOC Trust 2005-1 (the "ISSUER" or the "TRUST") will be formed pursuant to a Trust Agreement dated as of January 1, 2005 (the "TRUST
AGREEMENT"), between Morgan Stanley ABS Capital I Inc. (the "DEPOSITOR") and
Wilmington Trust Company (the "OWNER TRUSTEE") as Owner Trustee. On or about
January 27, 2005 (the "CLOSING DATE"), the Issuer will issue approximately
$753,650,000 aggregate principal amount of MSDWCC HELOC Asset-Backed Notes,
Series 2005-1 (the "NOTES"). The Notes will be issued pursuant to an Indenture
(the "INDENTURE"), to be dated as of January 1, 2005 between the Issuer and
Wells Fargo Bank, National Association, as Indenture Trustee. Pursuant to the
Trust Agreement, the Issuer will issue two classes of HELOC Asset-Backed
Certificates, Series 2005-1 (the "CLASS L CERTIFICATES" and the "CLASS O
CERTIFICATES" and, together, the "CERTIFICATES"). The Notes and the Certificates
are collectively referred to herein as the "SECURITIES". Only the Notes are offered hereby. The Depositor will transfer to the Issuer a pool (the "MORTGAGE
POOL") of adjustable-rate revolving home equity lines of credit (the "REVOLVING
CREDIT LOANS") and adjustable-rate closed-end mortgage loans (the "MORTGAGE
LOANS," and, together with the Revolving Credit Loans, the "HOME EQUITY LOANS"), each secured by first and second liens on one- to four-family residential properties. Morgan Stanley Dean Witter Credit Corporation (the "SERVICER") will enter into a servicing agreement, dated as of January 1, 2005 (the "SERVICING
AGREEMENT"), with the Issuer and the Indenture Trustee pursuant to which the
Servicer will service the Home Equity Loans.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool consists of the Mortgage Loans and the Revolving
Credit Loans. The Home Equity Loans were originated pursuant to credit line agreements or mortgage notes (each, a "CREDIT LINE AGREEMENT"). Approximately
65.50% and 34.50% (by aggregate Cut-off Date Pool Balance) of the Home Equity
Loans are secured by second mortgages or deeds of trust and first mortgages or deeds of trust, respectively (each, a "MORTGAGE"). The Mortgage Pool will include the unpaid principal balance of each Home Equity Loan as of the close of business on the day prior to the Cut-off Date (with respect to each home equity loan, the "CUT-OFF DATE BALANCE") and, with respect to the Revolving Credit
Loans, will also include any additions thereto made on or after the Cut-off Date as a result of new advances of money made pursuant to the applicable Credit Line
Agreement after such date (the "ADDITIONAL BALANCES" or "DRAWS") except as otherwise provided herein. The Trust will be entitled to all payments of interest and principal and all proceeds received in respect of the Home Equity
Loans on and after the Cut-off Date. The properties securing the Home Equity
Loans consist primarily of residential properties that are one- to four-family properties. As to approximately 92.14% of the Home Equity Loans (by Cut-off Date
Balance), the obligor thereunder (the "MORTGAGOR") has represented at the time of origination that the related Mortgaged Property would be owner occupied as a primary residence or investment property.

         Information with respect to the Home Equity Loans expected to be included in the Mortgage Pool on the Closing Date is set forth under this heading. Before the Closing Date, Home Equity Loans may be removed from the
Mortgage Pool and other Home Equity Loans may be substituted for them. The depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the
Closing Date, but some characteristics of the Home Equity Loans in the Mortgage
Pool may vary, although such variance will not be material. Unless otherwise indicated, information presented in this prospectus supplement expressed as a percentage (other than rates of interest) are approximate percentages and approximate weighted averages (except as otherwise indicated) based on the
Cut-off Date Balance.

         All of the Home Equity Loans were originated or acquired by Morgan
Stanley Dean Witter Credit Corporation (in such capacity, the "SELLER"), an affiliate of Morgan Stanley & Co. Incorporated, the Underwriter.

         The aggregate Cut-off Date Balance of the Home Equity Loans is approximately $753,650,055 (the "CUT-OFF DATE POOL BALANCE"). The average
Cut-off Date Balance is approximately $69,990, the minimum Cut-off Date Balance is $0 and the maximum Cut-off Date Balance is $8,400,000. The lowest Loan Rate and the highest Loan Rate on the Cut-off Date are 2.500% and 9.000% per annum, respectively, and the weighted average Loan Rate on the Cut-off Date is approximately 4.861% per annum. The Combined Loan-to-Value Ratios range from approximately 3.33% to 128.33%, with a weighted average of approximately 75.17%.
The weighted average Credit Limit Utilization Rate based on the Credit Limits of the Revolving Credit Loans is approximately 48.63% as of the

                                      S-11

Cut-off Date. The weighted average Junior Ratio of the Revolving Credit Loans based on the related Credit Limit is approximately 36.54% as of the Cut-off
Date. The latest scheduled maturity of any Home Equity Loan will occur in
December 2029. With respect to approximately 29.12%, 8.59%, 7.11% and 6.92% of the Home Equity Loans, the related Mortgaged Properties are located in
California, Florida, New York and New Jersey, respectively. No other state or geographic location had a concentration of Home Equity Loans in excess of 5% as of the Cut-off Date.

         The "PRINCIPAL BALANCE" of a Home Equity Loan (other than a Liquidated
Home Equity Loan) on any day is equal to the Cut-off Date Balance thereof, plus
(i) in the case of any Revolving Credit Loans, any Additional Balances in
respect of such Revolving Credit Loans conveyed to the Trust, minus (ii) all collections credited against the Principal Balance of such Home Equity Loan in accordance with the related loan agreement prior to such day. The Principal
Balance of a Liquidated Home Equity Loan after final recovery of substantially all of the related Liquidation Proceeds which the Servicer reasonably expects to receive shall be zero.

         The "CREDIT LIMIT UTILIZATION RATE" with respect to each Revolving
Credit Loan as of the Cut-off Date is determined by dividing the Cut-off Date
Balance of such Revolving Credit Loan by the Credit Limit of such Revolving
Credit Loan. The "CREDIT LIMIT" with respect to each Revolving Credit Loan is the maximum amount permitted to be drawn under the related Credit Line
Agreement. As of the Cut-off Date, none of the Home Equity Loans was more than
30 days delinquent.

HOME EQUITY LOAN TERMS

         The Revolving Credit Loans. Payments will be due with respect to each
Revolving Credit Loan on the day in each month specified as the day of payment in the related Credit Line Agreement (each, a "DUE DATE").

         Interest on each Revolving Credit Loan is calculated based on the average daily balance outstanding during the Billing Cycle for each Due Date.
The "BILLING CYCLE" for each Due Date is the period from the preceding Billing
Date through the day preceding the current Billing Date. With respect to each
Revolving Credit Loan, the "BILLING DATE" will be twenty-five days prior to the
Due Date.

         Each Revolving Credit Loan accrues interest at a rate (the "LOAN RATE")
that is subject to adjustment on the first day of its Billing Cycle commencing on a specified date (each such day, an "ADJUSTMENT DATE") to equal the sum of
(a) the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal (the "PRIME RATE") on the first business day of the month in which such Billing Cycle begins, and (b) the gross margin
(the "GROSS MARGIN") specified in the related Credit Line Agreement; provided, however, that the Loan Rate on each Revolving Credit Loan will in no event be greater than the maximum Loan Rate (the "MAXIMUM LOAN RATE") set forth in the related Credit Line Agreement (subject to the maximum rate permitted by applicable law). If, on any day, more than one prime rate or a range of prime rates is published in The Wall Street Journal, the Prime Rate on such day will be the highest of the prime rates.

         Each Revolving Credit Loan has a term to maturity from the date of origination of not more than 120 months. The Mortgagor may make a Draw under the related Credit Line Agreement at any time during the Draw Period. The "DRAW
PERIOD" for each Revolving Credit Loan will be 120 months from the date of origination thereof. Generally, the maximum amount of each Draw with respect to any Revolving Credit Loan is equal to the excess, if any, of the Credit Limit over the outstanding principal balance under such Credit Line Agreement at the time of such Draw. In the event that a Mortgagor draws funds in excess of the approved Credit Limit, the Seller's policy is to automatically approve an excess amount of up to 1% of the Credit Limit; however, the Seller may, on a case-by-case basis, approve Draws, for certain qualified Mortgagors, that exceed that amount. Each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, but with respect to each Revolving Credit Loan, the related Mortgagor will have the right during the related Draw Period to make a
Draw in the amount of any principal prepayment previously made with respect to such Revolving Credit Loan. Each Mortgagor generally will be able to make Draws with checks provided when the related Revolving Credit Loan closed.

         As to each Revolving Credit Loan, the Mortgagor's rights to receive
Draws during the Draw Period may be suspended, or the Credit Limit may be reduced for cause under a number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances; a decline in the value of the Mortgaged Property significantly below its appraised value at origination; or a default in payment by the Mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn balances. Neither the Servicer nor any other party will have an obligation to investigate as to whether any such circumstances

                                      S-12

have occurred and may have no knowledge thereof. As a result, there can be no assurance that any Mortgagor's ability to receive Draws will be suspended or reduced in the event that the foregoing circumstances occur. In the event of default under a Revolving Credit Loan, the Revolving Credit Loan may be
terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Revolving
Credit Loan.

         Prior to the date of maturity, the Mortgagors for the Revolving Credit
Loans will be obligated to make monthly payments thereon in a minimum amount that generally will be equal to the Finance Charge for each Billing Cycle. The
Mortgagor will be obligated to make a payment on the related maturity date in an amount equal to the related Account Balance. See "Risk Factors--Risks Associated with the Revolving Credit Loans" in this prospectus supplement.

         With respect to each Revolving Credit Loan, the "FINANCE CHARGE" for any Billing Cycle will be an amount equal to the aggregate of, as calculated for each day in the Billing Cycle, the then-applicable Loan Rate divided by 365, multiplied by such day's Principal Balance. With respect to each Revolving
Credit Loan, the "ACCOUNT BALANCE" on any day generally will be the principal balance of the Revolving Credit Loan for such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any (such fees, premiums and other charges collectively, "ADDITIONAL CHARGES") and any unpaid Finance Charges for prior unrelated Billing Cycles, plus the aggregate of all related Draws funded on that day, minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day.

         The Mortgage Loans. Payments will be due with respect to each Mortgage
Loan on the day in each month specified as the day of payment in the related
Mortgage Note (each, a "DUE DATE").

         Each Mortgage Loan accrues interest at a rate (the "LOAN RATE") that is specified in the related Mortgage Note. With respect to the Mortgage Loans with adjustable Loan Rates, the related Loan Rate is subject to monthly or semi-annual adjustment on and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "ADJUSTMENT DATE") and generally will be adjusted to equal the sum, rounded to the nearest 0.125%, of either the one-month LIBOR index or the six-month LIBOR index and (b) the gross margin (the "GROSS MARGIN")
specified in the related Mortgage Note; provided, however, that the Loan Rate on each Mortgage Loan with an adjustable Loan Rate will in no event be greater than the maximum Loan Rate (the "MAXIMUM LOAN RATE") set forth in the related
Mortgage Note (subject to the maximum rate permitted by applicable law). Each
Mortgage Loan generally has a term to maturity from the date of origination of not more than 300 months. Generally, the Mortgage Loans with adjustable Loan
Rates only require the related Mortgagor to make only interest payments on the related Mortgage Loans for the first 120 months following origination, and only thereafter provide for the amortization of the amounts financed. Each Mortgage
Loan may be prepaid in full or in part at any time and without penalty.

         With respect to the Mortgage Loans with adjustable Loan Rates,
"ONE-MONTH LIBOR" and "SIX-MONTH LIBOR", respectively, are the average of interbank offered rates for one-month and six-month U.S. dollar deposits in the
London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by The Wall Street Journal.

         With respect to each first lien Home Equity Loan, the "COMBINED
LOAN-TO-VALUE RATIO" or "CLTV" generally will be the ratio, expressed as a percentage, of (A) the Credit Limit, in the case of the Revolving Credit Loans and the Principal Balance at origination, in the case of the Mortgage Loans, to
(B) (i) with respect to those first lien Home Equity Loans for which the proceeds were used to purchase the related mortgaged property, the lesser of the
Appraised Value and the purchase price and (ii) with respect to all other first lien Home Equity Loans, the Appraised Value.

         With respect to each second lien Home Equity Loan, the Combined
Loan-to-Value Ratio or CLTV generally will be the ratio, expressed as a percentage, of (A) the sum of (i) the Credit Limit, in the case of the Revolving
Credit Loans and the Principal Balance at origination, in the case of the
Mortgage Loans, and (ii) any outstanding principal balance, at the time of origination of such Home Equity Loan, of all other mortgage loans, if any, secured by senior liens on the related Mortgaged Property, to (B) (i) with respect to those second lien Home Equity Loans for which the proceeds were used to purchase the related Mortgaged Property, the lesser of the

                                      S-13

Appraised Value and the purchase price, and (ii) with respect to all other second lien Home Equity Loans, the Appraised Value.

         The "APPRAISED VALUE" for any Home Equity Loan will be the appraised value of the related Mortgaged Property determined in the appraisal or automated property valuation used in the origination of such Home Equity Loan.

         The Credit Line Agreement or Mortgage related to each Home Equity Loan generally will contain a customary "due-on-sale" clause.

HOME EQUITY LOAN CHARACTERISTICS

         Set forth below is a description of certain additional characteristics of the Home Equity Loans as of the Cut-off Date. Unless otherwise specified, all
Principal Balances of the Home Equity Loans are as of the Cut-off Date. All
percentages are approximate percentages by aggregate Principal Balance as of the
Cut-off Date (except as indicated otherwise).

                            HOME EQUITY LOAN PROGRAM

                                                                                                         PERCENT OF
                                                                     NUMBER OF                         MORTGAGE POOL
                                                                    HOME EQUITY      CUT-OFF DATE        BY CUT-OFF
HOME EQUITY LOAN PROGRAM                                               LOANS            BALANCE         DATE BALANCE
------------------------                                               -----            -------         ------------

Adjustable-Rate Mortgage Loan (one-month LIBOR index)............          32        $39,931,165.53           5.30%
Adjustable-Rate Mortgage Loan (six-month LIBOR index)............          73         32,370,481.39           4.30
Revolving Credit Loan (1st Lien).................................       2,003        187,679,326.61          24.90
Revolving Credit Loan (2nd Lien).................................       8,660        493,669,081.49          65.50
                                                                       ------       ---------------         -------
      Total......................................................      10,768       $753,650,055.02         100.00%
                                                                       ======       ===============         =======

                                 PROPERTY TYPES

                                                                                                         PERCENT OF
                                                                     NUMBER OF                         MORTGAGE POOL
                                                                    HOME EQUITY      CUT-OFF DATE        BY CUT-OFF
PROPERTY TYPE                                                          LOANS            BALANCE         DATE BALANCE
-------------                                                          -----            -------         ------------

Single Family Residence..........................................       8,289       $569,300,402.16          75.54%
Planned Unit Development.........................................       1,304         96,672,215.37          12.83
Condominium......................................................         980         74,177,668.33           9.84
Two Family Residence.............................................         149         10,081,564.24           1.34
Three Family Residence...........................................          21          2,236,796.51           0.30
Other............................................................          15            699,104.46           0.09
Four Family Residence............................................           9            392,541.27           0.05
Co-op............................................................           1             89,762.68           0.01
                                                                       ------       ---------------         -------
      Total......................................................      10,768       $753,650,055.02         100.00%
                                                                       ======       ===============         =======

                                      S-14

                                 OCCUPANCY TYPES

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                     NUMBER OF                             POOL BY
                                                                    HOME EQUITY                            CUT-OFF
OCCUPANCY                                                              LOANS      CUT-OFF DATE BALANCE  DATE BALANCE
---------                                                              -----      --------------------  ------------

Primary........................................................        10,013        $686,185,844.37          91.05%
Second Home....................................................           631          59,232,503.75           7.86
Investment.....................................................           124           8,231,706.90           1.09
                                                                       ------       ---------------         -------
      Total....................................................        10,768        $753,650,055.02         100.00%
                                                                       ======        ===============         =======

                               PRINCIPAL BALANCES

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                     NUMBER OF                             POOL BY
                                                                    HOME EQUITY                            CUT-OFF
RANGE OF PRINCIPAL BALANCES ($)                                        LOANS      CUT-OFF DATE BALANCE  DATE BALANCE
-------------------------------                                        -----      --------------------  ------------

                           0.00..................................         764                  $0.00           0.00%
         0.01  to     10,000.00..................................       1,410           6,225,685.99           0.83
    10,000.01  to     20,000.00..................................       1,265          19,282,822.40           2.56
    20,000.01  to     30,000.00..................................       1,337          33,515,112.21           4.45
    30,000.01  to     40,000.00..................................       1,027          35,885,023.81           4.76
    40,000.01  to     50,000.00..................................         857          39,101,492.29           5.19
    50,000.01  to     60,000.00..................................         514          28,311,621.92           3.76
    60,000.01  to     70,000.00..................................         480          31,374,673.10           4.16
    70,000.01  to     80,000.00..................................         407          30,553,427.05           4.05
    80,000.01  to     90,000.00..................................         308          26,197,020.97           3.48
    90,000.01  to    100,000.00..................................         416          40,211,166.44           5.34
   100,000.01  to    110,000.00..................................         191          20,054,796.57           2.66
   110,000.01  to    120,000.00..................................         159          18,329,205.82           2.43
   120,000.01  to    130,000.00..................................         147          18,419,827.65           2.44
   130,000.01  to    140,000.00..................................         153          20,698,345.20           2.75
   140,000.01  to    150,000.00..................................         167          24,390,841.63           3.24
   150,000.01  to    200,000.00..................................         451          78,487,900.13          10.41
   200,000.01  to    250,000.00..................................         317          72,533,327.57           9.62
   250,000.01  to    300,000.00..................................         110          30,409,858.08           4.04
   300,000.01  to    350,000.00..................................          57          18,491,818.42           2.45
   350,000.01  to    400,000.00..................................          52          19,738,769.84           2.62
   400,000.01  to    450,000.00..................................          40          16,865,681.00           2.24
   450,000.01  to    500,000.00..................................          33          15,807,682.71           2.10
   500,000.01  to  1,000,000.00..................................          85          57,287,880.29           7.60
 1,000,000.01  to  1,500,000.00..................................           8          10,135,100.31           1.34
 1,500,000.01  to  2,000,000.00..................................           7          13,011,039.17           1.73
 2,000,000.01  to  2,500,000.00..................................           1           2,079,934.45           0.28
 2,500,000.01  to  3,000,000.00..................................           1           2,700,000.00           0.36
 3,500,000.01  to  4,000,000.00..................................           1           3,800,000.00           0.50
 4,500,000.01  to  5,000,000.00..................................           1           4,700,000.00           0.62
 6,500,000.01  to  7,000,000.00..................................           1           6,650,000.00           0.88
 8,000,000.01 and above     .....................................           1           8,400,000.00           1.11
                                                                       ------        ---------------         -------
     Total.......................................................      10,768        $753,650,055.02         100.00%
                                                                       ======        ===============         =======

------------------
The average Principal Balance of the Home Equity Loans as of the Cut-off Date
was approximately $69,989.79.

                                      S-15

                            GEOGRAPHICAL DISTRIBUTION

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                     NUMBER OF                             POOL BY
                                                                    HOME EQUITY                            CUT-OFF
GEOGRAPHIC REGIONS                                                     LOANS      CUT-OFF DATE BALANCE  DATE BALANCE
------------------                                                     -----      --------------------  ------------

Alabama..........................................................          55          $3,013,537.35           0.40%
Alaska...........................................................          20           1,469,723.42           0.20
Arizona..........................................................         253          13,399,939.53           1.78
Arkansas.........................................................           2             914,000.00           0.12
California-Northern..............................................       1,183          95,070,368.26          12.61
California-Southern..............................................       1,502         124,446,116.72          16.51
Colorado.........................................................         222          16,559,931.83           2.20
Connecticut......................................................         199          15,230,787.59           2.02
Delaware.........................................................          82           4,042,041.11           0.54
District of Columbia.............................................          31           2,615,619.53           0.35
Florida..........................................................         900          64,731,095.55           8.59
Georgia..........................................................         204          10,661,006.53           1.41
Hawaii...........................................................         119          13,092,483.38           1.74
Idaho............................................................          41           2,047,313.88           0.27
Illinois.........................................................         476          31,689,004.06           4.20
Indiana..........................................................          84           4,536,726.54           0.60
Iowa.............................................................          39           1,831,210.52           0.24
Kansas...........................................................          90           2,997,018.36           0.40
Kentucky.........................................................          35           1,152,182.49           0.15
Louisiana........................................................          38           1,642,743.94           0.22
Maine............................................................          63           2,742,851.88           0.36
Maryland.........................................................         246          15,877,090.26           2.11
Massachusetts....................................................         266          19,939,628.37           2.65
Michigan.........................................................         389          19,894,945.99           2.64
Minnesota........................................................         238          12,519,919.06           1.66
Mississippi......................................................          28           1,204,950.65           0.16
Missouri.........................................................         142           5,591,868.83           0.74
Montana..........................................................          22           1,686,342.97           0.22
Nebraska.........................................................          40           1,835,229.63           0.24
Nevada...........................................................         283          19,897,921.77           2.64
New Hampshire....................................................          76           3,572,640.56           0.47
New Jersey.......................................................         726          52,182,500.04           6.92
New Mexico.......................................................          82           4,080,273.28           0.54
New York.........................................................         506          53,563,826.53           7.11
North Carolina...................................................         173           9,400,841.48           1.25
North Dakota.....................................................          12             320,523.76           0.04
Ohio.............................................................         187           7,195,991.96           0.95
Oklahoma.........................................................          51           2,168,941.69           0.29
Oregon...........................................................         144           8,485,865.81           1.13
Pennsylvania.....................................................         319          18,981,664.10           2.52
Rhode Island.....................................................          40           3,537,035.52           0.47
South Carolina...................................................          74           4,336,795.84           0.58
South Dakota.....................................................          13             512,579.41           0.07
Tennessee........................................................          56           4,123,050.01           0.55
Texas............................................................         158          12,855,682.35           1.71
Utah.............................................................          67           3,566,291.89           0.47
Vermont..........................................................          87           9,049,028.62           1.20
Virginia.........................................................         353          21,808,080.27           2.89
Washington.......................................................         186          11,188,000.02           1.48
West Virginia....................................................          17           1,590,271.43           0.21
Wisconsin........................................................         131           7,853,349.98           1.04
Wyoming..........................................................          18             943,220.47           0.13
                                                                       ------        ---------------         -------

     Total.......................................................      10,768        $753,650,055.02         100.00%
                                                                       ======        ===============         =======

                                      S-16

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                     NUMBER OF                             POOL BY
                                                                    HOME EQUITY                            CUT-OFF
RANGE OF COMBINED LOAN-TO-VALUE RATIOS (%)                             LOANS      CUT-OFF DATE BALANCE  DATE BALANCE
------------------------------------------                             -----      --------------------  ------------

   0.01 to    5.00...............................................           3             $57,921.11           0.01%
   5.01 to   10.00...............................................          27           1,543,142.38           0.20
  10.01 to   15.00...............................................          62           2,746,748.24           0.36
  15.01 to   20.00...............................................         111           5,297,132.85           0.70
  20.01 to   25.00...............................................         125           8,299,400.76           1.10
  25.01 to   30.00...............................................         180          11,370,981.67           1.51
  30.01 to   35.00...............................................         192           9,324,461.99           1.24
  35.01 to   40.00...............................................         226          16,011,040.32           2.12
  40.01 to   45.00...............................................         260          15,379,067.63           2.04
  45.01 to   50.00...............................................         348          27,020,026.19           3.59
  50.01 to   55.00...............................................         343          27,373,899.20           3.63
  55.01 to   60.00...............................................         385          31,207,271.24           4.14
  60.01 to   65.00...............................................         426          27,501,332.15           3.65
  65.01 to   70.00...............................................         576          52,435,244.05           6.96
  70.01 to   75.00...............................................         643          53,611,602.03           7.11
  75.01 to   80.00...............................................       1,048          88,870,728.72          11.79
  80.01 to   85.00...............................................         888          57,279,188.91           7.60
  85.01 to   90.00...............................................       3,884         252,046,451.93          33.44
  90.01 to   95.00...............................................         332          17,267,243.96           2.29
  95.01 to  100.00...............................................         694          46,263,412.10           6.14
 100.01 to  105.00...............................................           9             549,754.25           0.07
 105.01 to  110.00...............................................           2             172,466.24           0.02
 110.01 and above................................................           4           2,021,537.10           0.27
                                                                       ------        ---------------         -------
      Total......................................................      10,768        $753,650,055.02         100.00%
                                                                       ======        ===============         =======

------------------
The weighted average Combined Loan-to-Value Ratio as of the Cut-off Date was
approximately 75.17%.

                                JUNIOR RATIOS(1)

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                     NUMBER OF                             POOL BY
                                                                    HOME EQUITY                            CUT-OFF
RANGE OF JUNIOR RATIOS (%)                                             LOANS      CUT-OFF DATE BALANCE  DATE BALANCE
--------------------------                                             -----      --------------------  ------------

   0.01 to    5.00...............................................          14          $  158,705.22           0.03%
   5.01 to   10.00...............................................         192           3,823,563.69           0.77
  10.01 to   15.00...............................................       1,610          56,238,603.32          11.39
  15.01 to   20.00...............................................         900          35,881,387.15           7.27
  20.01 to   25.00...............................................       1,029          49,886,535.36          10.11
  25.01 to   30.00...............................................       1,041          58,533,862.30          11.86
  30.01 to   40.00...............................................       1,590          99,946,287.38          20.25
  40.01 to   50.00...............................................       1,023          77,950,108.47          15.79
  50.01 to   60.00...............................................         599          54,390,118.39          11.02
  60.01 to   70.00...............................................         360          30,691,862.11           6.22
  70.01 to   80.00...............................................         179          15,535,706.35           3.15
  80.01 to   90.00...............................................          85           9,003,297.21           1.82
  90.01 to  100.00...............................................          38           1,629,044.54           0.33
                                                                       ------        ---------------         -------
      Total......................................................       8,660        $493,669,081.49         100.00%
                                                                       ======        ===============         =======

------------------
(1) First liens are excluded. "JUNIOR RATIO" is defined as the ratio, expressed as a percentage, of the Credit Limits as of the applicable origination date of the subordinate lien revolving credit loans to the sum of (i) the Credit Limits of the subordinate lien revolving credit loans, and (ii) the unpaid principal balance of any senior lien balance at the time of origination of the subordinate lien revolving credit loan.

         The weighted average Junior Ratio as of the Cut-off Date based on the
Credit Limit of the Home Equity Loans for which Junior Ratios are shown in the table above was approximately 36.54%.

                                      S-17

                                   LOAN RATES

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                                                           POOL BY
                                                                 NUMBER OF HOME                            CUT-OFF
RANGE OF LOAN RATES(%)                                            EQUITY LOANS    CUT-OFF DATE BALANCE  DATE BALANCE
----------------------                                            ------------    --------------------  ------------

2.001 to 2.500...................................................         2              $274,200.00           0.04%
2.501 to 3.000...................................................        64            36,565,951.71           4.85
3.001 to 3.500...................................................        31            21,288,492.68           2.82
3.501 to 4.000...................................................         8            14,173,002.53           1.88
4.001 to 4.500...................................................       191            14,934,907.63           1.98
4.501 to 5.000...................................................     6,390           434,508,251.59          57.65
5.001 to 5.500...................................................     2,240           174,016,042.73          23.09
5.501 to 6.000...................................................       964            35,517,181.59           4.71
6.001 to 6.500...................................................       663            19,043,341.36           2.53
6.501 to 7.000...................................................       138             1,750,330.68           0.23
7.001 to 7.500...................................................        70             1,385,924.71           0.18
7.501 to 8.000...................................................         5               171,202.83           0.02
8.001 to 8.500...................................................         1                 6,724.98           0.00
8.501 to  9.000..................................................         1                14,500.00           0.00
                                                                     ------          ---------------         -------

      Total......................................................    10,768          $753,650,055.02         100.00%
                                                                     ======          ===============         =======

------------------
The weighted average Loan Rate of the Home Equity Loans as of the Cut-off Date
was approximately 4.861%.

                       GROSS MARGINS OF MORTGAGE LOANS(1)

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                                                           POOL BY
                                                                    NUMBER OF                              CUT-OFF
RANGE OF GROSS MARGINS (%)                                       MORTGAGE LOANS   CUT-OFF DATE BALANCE  DATE BALANCE
--------------------------                                       --------------   --------------------  ------------

1.001 to 1.500...................................................        45           $30,108,339.42          41.64%
1.501 to 2.000...................................................        55            40,528,611.88          56.05
2.001 to 2.500...................................................         5             1,664,695.62           2.30
                                                                     ------          ---------------         -------

      Total......................................................       105           $72,301,646.92         100.00%
                                                                     ======          ===============         =======

------------------
(1) All of the Mortgage Loans in this table are either one-month LIBOR or six-month LIBOR indexed loans. The weighted average Gross Margin of the Mortgage
Loans as of the Cut-off Date was approximately 1.688%.

                                      S-18

                 GROSS MARGINS OF THE REVOLVING CREDIT LOANS(1)

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                    NUMBER OF                              POOL BY
                                                                    REVOLVING                              CUT-OFF
RANGE OF GROSS MARGINS (%)                                        CREDIT LOANS    CUT-OFF DATE BALANCE  DATE BALANCE
--------------------------                                        ------------    --------------------  ------------

(less than or equal to) 0.000....................................     7,782          $579,456,182.41          85.05%
0.001 to 0.500...................................................     1,288            55,222,726.36           8.10
0.501 to 1.000...................................................     1,270            40,233,142.91           5.90
1.001 to 1.500...................................................       160             3,775,208.94           0.55
1.501 to 2.000...................................................       134             1,808,014.29           0.27
2.001 to 2.500...................................................        22               660,705.38           0.10
2.501 to 3.000...................................................         6               177,927.81           0.03
3.501 to 4.000...................................................         1                14,500.00           0.00
                                                                     ------          ---------------         -------
      Total......................................................    10,663          $681,348,408.10         100.00%
                                                                     ======          ===============         =======

------------------
(1) All of the Revolving Credit Loans in this table are Prime Rate indexed loans. The weighted average Gross Margin of the Revolving Credit Loans as of the
Cut-off Date was approximately -0.106%.

          CREDIT LIMIT UTILIZATION RATES OF THE REVOLVING CREDIT LOANS

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                    NUMBER OF                              POOL BY
                                                                    REVOLVING                              CUT-OFF
RANGE OF CREDIT LIMIT UTILIZATION RATES (%)                       CREDIT LOANS    CUT-OFF DATE BALANCE  DATE BALANCE
-------------------------------------------                       ------------    --------------------  ------------

                0.00...........................................         791                   $66.78           0.00%
   0.01   to    5.00...........................................         803             2,640,886.98           0.39
   5.01   to   10.00...........................................         427             5,072,125.53           0.74
   10.01  to   15.00...........................................         376             7,678,706.40           1.13
   15.01  to   20.00...........................................         387            10,052,662.10           1.48
   20.01  to   25.00...........................................         399            11,794,997.68           1.73
   25.01  to   30.00...........................................         371            14,597,007.63           2.14
   30.01  to   35.00...........................................         369            16,535,330.13           2.43
   35.01  to   40.00...........................................         327            17,478,349.18           2.57
   40.01  to   45.00...........................................         311            16,897,036.85           2.48
   45.01  to   50.00...........................................         345            23,163,896.31           3.40
   50.01  to   55.00...........................................         288            19,469,000.71           2.86
   55.01  to   60.00...........................................         306            26,979,133.67           3.96
   60.01  to   65.00...........................................         307            26,153,624.52           3.84
   65.01  to   70.00...........................................         316            27,156,302.63           3.99
   70.01  to   75.00...........................................         315            31,485,912.90           4.62
   75.01  to   80.00...........................................         389            38,031,672.26           5.58
   80.01  to   85.00...........................................         348            35,357,789.03           5.19
   85.01  to   90.00...........................................         463            46,722,652.45           6.86
   90.01  to   95.00...........................................         512            54,057,872.51           7.93
   95.01  to  100.00...........................................       2,462           245,331,220.75          36.01
   100.01 to  105.00...........................................          51             4,692,161.10           0.69
                                                                     ------          ---------------         -------
      Total....................................................      10,663          $681,348,408.10         100.00%
                                                                     ======          ===============         =======

------------------
The weighted average Credit Limit Utilization Rate based on the Credit Limits of the Revolving Credit Loans as of the Cut-off Date was approximately 48.63%.

                                      S-19

                   CREDIT LIMITS OF THE REVOLVING CREDIT LOANS

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                   NUMBER OF                               POOL BY
                                                                   REVOLVING                               CUT-OFF
RANGE OF CREDIT LIMITS ($)                                        CREDIT LOANS   CUT-OFF DATE BALANCE   DATE BALANCE
--------------------------                                        ------------   --------------------   ------------

0.01           to       10,000.00..............................          70              $507,537.04           0.07%
10,000.01      to       20,000.00..............................         436             5,534,535.02           0.81
20,000.01      to       30,000.00..............................         961            17,814,505.64           2.61
30,000.01      to       40,000.00..............................         644            17,008,744.15           2.50
40,000.01      to       50,000.00..............................         890            26,065,179.92           3.83
50,000.01      to       60,000.00..............................         393            15,323,106.44           2.25
60,000.01      to       70,000.00..............................         295            13,328,481.85           1.96
70,000.01      to       80,000.00..............................         455            20,746,816.06           3.04
80,000.01      to       90,000.00..............................         216            10,699,545.48           1.57
90,000.01      to      100,000.00..............................       2,299            88,750,142.65          13.03
100,000.01     to      110,000.00..............................         179            10,134,297.25           1.49
110,000.01     to      120,000.00..............................         150            10,110,490.20           1.48
120,000.01     to      130,000.00..............................         220            16,360,181.49           2.40
130,000.01     to      140,000.00..............................         141            11,280,140.47           1.66
140,000.01     to      150,000.00..............................         534            39,687,659.81           5.82
150,000.01     to      200,000.00..............................         840            73,664,260.37          10.81
200,000.01     to      250,000.00..............................       1,231           128,577,080.46          18.87
250,000.01     to      300,000.00..............................         143            23,172,027.29           3.40
300,000.01     to      350,000.00..............................          86            16,611,317.50           2.44
350,000.01     to      400,000.00..............................          90            19,136,996.47           2.81
400,000.01     to      450,000.00..............................          57            12,431,559.29           1.82
450,000.01     to      500,000.00..............................          94            20,271,398.36           2.98
500,000.01     to    1,000,000.00..............................         223            71,914,996.41          10.55
1,000,000.01   to    1,500,000.00..............................           7             6,135,508.04           0.90
1,500,000.01   to    2,000,000.00..............................           7             3,993,230.99           0.59
3,500,000.01   to    4,000,000.00..............................           2             2,088,669.45           0.31
                                                                     ------          ---------------         -------
      Total....................................................      10,663          $681,348,408.10         100.00%
                                                                     ======          ===============         =======

------------------
The total Credit Limit of the Revolving Credit Loans as of the Cut-off Date was
approximately $1,401,139,866.03. The average Credit Limit of the Revolving
Credit Loans as of the Cut-off Date was approximately $131,402.03

                               MAXIMUM LOAN RATES

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                   NUMBER OF                               POOL BY
                                                                  HOME EQUITY                              CUT-OFF
MAXIMUM LOAN RATES (%)                                               LOANS       CUT-OFF DATE BALANCE   DATE BALANCE
----------------------                                               -----       --------------------   ------------

7.000 to 7.250.................................................          36            $6,606,645.58           0.88%
11.751 to 12.000...............................................          83            67,205,813.02           8.92
14.751 to 15.000...............................................          13             1,298,313.67           0.17
15.751 to 16.000...............................................         121             6,769,306.87           0.90
16.251 to 16.500...............................................           2                34,811.10           0.00
16.751 to 17.000...............................................           7               447,426.06           0.06
17.751 to 18.000...............................................      10,506           671,287,738.72          89.07
                                                                     ------          ---------------         -------
      Total....................................................      10,768          $753,650,055.02         100.00%
                                                                     ======          ===============         =======

------------------
The weighted average Maximum Loan Rate as of the Cut-off Date of the Home Equity
Loans was approximately 17.347%.

                                      S-20

                       NUMBER OF MONTHS SINCE ORIGINATION

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                   NUMBER OF                               POOL BY
                                                                  HOME EQUITY                              CUT-OFF
RANGE OF NUMBER OF MONTHS SINCE ORIGINATION (MONTHS)                 LOANS       CUT-OFF DATE BALANCE   DATE BALANCE
----------------------------------------------------                 -----       --------------------   ------------

         0.....................................................         752           $48,175,211.10           6.39%
1    to  3.....................................................       3,715           246,722,922.53          32.74
4    to  6.....................................................       3,948           297,150,112.30          39.43
7    to  9.....................................................       1,739           112,337,322.30          14.91
10   to  12....................................................         252            24,652,882.97           3.27
13   to  15....................................................         152            13,766,266.70           1.83
16   to  18....................................................         111             8,363,341.12           1.11
19   to  21....................................................          48             1,902,532.55           0.25
22   to  24....................................................          33               252,982.35           0.03
25   to  27....................................................          17               237,258.90           0.03
31   to  33....................................................           1                89,222.20           0.01
                                                                     ------          ---------------         -------
      Total....................................................      10,768          $753,650,055.02         100.00%
                                                                     ======          ===============         =======

------------------
The weighted average number of months since origination of the Home Equity Loans as of the Cut-off Date was approximately 5 months.

                     NUMBER OF MONTHS REMAINING TO MATURITY

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                   NUMBER OF                               POOL BY
                                                                  HOME EQUITY                              CUT-OFF
RANGE OF NUMBER OF MONTHS REMAINING TO MATURITY (MONTHS)             LOANS       CUT-OFF DATE BALANCE   DATE BALANCE
--------------------------------------------------------             -----       --------------------   ------------

91    to 93....................................................           3               $21,343.45           0.00%
94    to 96....................................................          25               408,943.58           0.05
97    to 99....................................................          34               683,610.29           0.09
100   to 102...................................................          75             1,864,111.42           0.25
103   to 105...................................................         118             1,859,494.45           0.25
106   to 108...................................................         136             4,587,450.10           0.61
109   to 111...................................................         592            28,253,662.96           3.75
112   to 114...................................................       2,876           181,160,135.03          24.04
115   to 117...................................................       4,027           279,825,131.33          37.13
118   to 120...................................................       2,777           182,684,525.49          24.24
265   to 267...................................................           1                89,222.20           0.01
283   to 285...................................................          19            11,170,641.56           1.48
286   to 288...................................................          26            13,385,239.95           1.78
289   to 291...................................................          19            19,239,365.73           2.55
292   to 294...................................................          13             5,163,542.50           0.69
295   to 297...................................................          21            15,606,339.14           2.07
298   to 300...................................................           6             7,647,295.84           1.01
                                                                     ------          ---------------         -------
      Total....................................................      10,768          $753,650,055.02         100.00%
                                                                     ======          ===============         =======

------------------
The weighted average number of months remaining to maturity of the Home Equity
Loans as of the Cut-off Date was approximately 132 months.

                                ORIGINATION YEAR

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                   NUMBER OF                               POOL BY
                                                                  HOME EQUITY                              CUT-OFF
ORIGINATION YEAR                                                     LOANS       CUT-OFF DATE BALANCE   DATE BALANCE
----------------                                                     -----       --------------------   ------------

2002...........................................................          29              $519,509.23           0.07%
2003...........................................................         387            26,621,294.61           3.53
2004...........................................................      10,352           726,509,251.18          96.40
                                                                     ------          ---------------         -------
      Total....................................................      10,768          $753,650,055.02         100.00%
                                                                     ======          ===============         =======

                                      S-21

                                  LIEN PRIORITY

                                                                                                            PERCENT OF
                                                                                                             MORTGAGE
                                                                      NUMBER OF                               POOL BY
                                                                     HOME EQUITY                              CUT-OFF
LIEN PRIORITY                                                           LOANS       CUT-OFF DATE BALANCE   DATE BALANCE
-------------                                                           -----       --------------------   ------------

First............................................................        2,108          $259,980,973.53          34.50%
Second...........................................................        8,660           493,669,081.49          65.50
                                                                        ------          ---------------         -------
      Total......................................................       10,768          $753,650,055.02         100.00%
                                                                        ======          ===============         =======

CREDIT SCORES

         Credit scores are obtained by many lenders in connection with revolving credit loan applications and mortgage loan applications to help assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit Scores are derived in part from information obtained from credit-reporting organizations, and are designed to evaluate an applicant's creditworthiness mechanically, based on key attributes of the applicant and aspects of the credit transaction. Credit Scores may be used alone or in connection with the evaluation of additional information of the applicant. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that
Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a home equity loan.
Furthermore, Credit Scores were not developed specifically for use in connection with home equity loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between home equity loans and consumer loans generally or the specific characteristics of the related home equity loan (for example, the Combined Loan-to-Value Ratio, the collateral for the home equity loan, or the debt to income ratio). There can be no assurance that the Credit
Scores of the Mortgagors will be an accurate predictor of the likelihood of repayment of the related Home Equity Loans.

                                      S-22

         The following table sets forth information as to the Credit Scores of the related Mortgagors of the Home Equity Loans as of the Cut-off Date.

                                  CREDIT SCORES

                                                                                                         PERCENT OF
                                                                                                          MORTGAGE
                                                                   NUMBER OF                               POOL BY
                                                                  HOME EQUITY                              CUT-OFF
RANGE OF CREDIT SCORES                                               LOANS       CUT-OFF DATE BALANCE   DATE BALANCE
----------------------                                               -----       --------------------   ------------

N/A............................................................          10              $530,195.55           0.07%
476   to 500...................................................           1                44,258.98           0.01
501   to 525...................................................           3               595,269.64           0.08
526   to 550...................................................           1               247,068.01           0.03
551   to 575...................................................          13             1,284,326.48           0.17
576   to 600...................................................          24             3,486,810.05           0.46
601   to 625...................................................         112            11,513,816.08           1.53
626   to 650...................................................         283            30,432,387.13           4.04
651   to 675...................................................         857            67,977,997.54           9.02
676   to 700...................................................       1,658           111,808,684.14          14.84
701   to 725...................................................       1,832           128,052,296.77          16.99
726   to 750...................................................       1,689           120,551,334.09          16.00
751   to 775...................................................       1,811           134,010,810.63          17.78
776   to 800...................................................       1,820           114,542,466.63          15.20
801   to 825...................................................         626            27,796,327.66           3.69
826   to 850...................................................          28               776,005.64           0.10
                                                                     ------          ---------------         -------
      Total....................................................      10,768          $753,650,055.02         100.00%
                                                                     ======          ===============         =======

------------------
The weighted average Credit Score (based on the unpaid Principal Balance) of the
Home Equity Loans (where available) as of the Cut-off Date was approximately
727.

                         SERVICING OF HOME EQUITY LOANS

GENERAL

         The Servicer will be responsible for servicing the Home Equity Loans in a manner consistent with the terms of the Servicing Agreement and in a manner which shall be normal and usual in its general servicing activities.

         Billing statements are mailed monthly by the Servicer. For the
Revolving Credit Loans, the statement details the monthly activity and specifies the minimum payment due to the Servicer and the available credit line. For the
Revolving Credit Loans and the Mortgage Loans with adjustable Loan Rates, notice of changes in the applicable Loan Rate are provided by the Servicer to the
Mortgagor with such statements. The Servicing Agreement permits the Servicer to execute assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge or any other agreement contemplated by the Servicing Agreement. A partial release may be made in accordance with the terms of the Servicing Agreement.

         The Servicer may increase the Credit Limits of the Revolving Credit
Loans and may also permit the refinancing of any existing lien senior to a Home
Equity Loan subject to the terms described in the Servicing Agreement.

         Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in the
Servicer's portfolio of real estate secured revolving-credit line loans that it services for its clients, applicable laws and regulations and other considerations.

                                      S-23

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

         The Servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the Home Equity Loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements and capitalization of arrearages; provided, in any case, that the Servicer determines that such action is generally consistent with the Servicer's policies with respect to similar loans; and provided, further, that certain of such modifications (including reductions in the Loan
Rate, partial forgiveness or a maturity extension) may only be taken if the Home
Equity Loan is in default or if default is reasonably foreseeable. With respect to Home Equity Loans that come into and continue in default, the Servicer may take a variety of actions including foreclosure upon the related Mortgaged
Property, writing off the balance of the Home Equity Loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, arranging for a repayment plan, modifications as described above or taking an unsecured note.

                  MORGAN STANLEY DEAN WITTER CREDIT CORPORATION

         The information set forth in this prospectus supplement with respect to
Morgan Stanley Dean Witter Credit Corporation ("MSDWCC") has been provided by
MSDWCC, and neither the Depositor nor any of its affiliates makes any representations or warranties as to the accuracy or completeness of such information.

GENERAL

         MSDWCC is an indirect wholly-owned subsidiary of Morgan Stanley. MSDWCC is a retail residential mortgage lender that originates and services loans for borrowers who are clients of Morgan Stanley. Clients are introduced to MSDWCC typically through Morgan Stanley brokerage account relationships, and through
Discover(R) Card cardmember relationships. MSDWCC utilizes each of these companies' sales forces to reinforce brand identity and customer relationships, in addition to marketing to these consumers directly through the mail or via inserts in existing account statements.

         MSDWCC is structured to operate nationally on a remote basis and through the World Wide Web. Clients are provided toll-free telephone number access to loan officers who will discuss alternative products to meet specific needs. Loan officers take mortgage loan applications, and lead customers through the entire mortgage loan origination process. MSDWCC's loan origination, servicing, and collection systems are integrated providing a flexible, user-friendly technology foundation and enhanced customer service. In order to provide convenient customer service for all U.S. properties, MSDWCC maintains corporate licensing/authorization to conduct business in all 50 states. All
MSDWCC loans are serviced and supported by MSDWCC's servicing center located in
Sioux Falls, South Dakota.

ORIGINATION

         The Seller's origination guidelines for Revolving Credit Loans and
Mortgage Loans are substantially similar. Generally, a potential borrower may submit written, telephone, or web-based applications which provide pertinent information about the applicant's ability to repay the proposed loan. MSDWCC uses a combination of automated and judgmental underwriting criteria to evaluate credit risk, and this risk assessment may affect documentation requirements.
Such information typically includes income, deposits and mortgage payment history. Typically, the Seller obtains and reviews a property appraisal, title policy or ownership report, credit history obtained from a credit bureau, analysis of income supporting repayment ability and proof of insurance coverage.

         A potential borrower's ability to make the proposed loan payments is measured by the applicant's income, credit, residence stability and assets. One test to determine this ability is the debt-to-income ratio, which is the borrower's total monthly debt service divided by total monthly gross income. The
Seller typically allows for a debt-to-income ratio of 45%. Debt-to-income exceptions must be approved by the appropriate level underwriter, and supported by compensating factors.

         The adequacy of the mortgaged property as security for the proposed mortgage loan will generally be determined by an appraisal or automated property valuation acceptable to the Seller. Appraisals are conducted by

                                      S-24

independent appraisers acceptable to the Seller. Appraisals over 180 days old will not be sufficient if conducted by an independent appraiser engaged by the potential borrower. If the proposed loan amount exceeds $1,000,000, a second appraisal will be required.

         MSDWCC's Combined Loan-to-Value Ratio guidelines vary by the major origination sources. The Seller typically allows for a Combined Loan-to-Value
Ratio of 90% for a total loan exposure of up to $2,000,000. Higher credit quality applicants are eligible for a total loan exposure of greater than
$2,000,000. The acceptable combined Loan-to-Value Ratio then declines as the property value increases. Exceptions to these policies are typically made when other compensating factors are present, such as high net worth.

         Approximately 18.70% of the Home Equity Loans were originated by
Discover Bank. The origination guidelines of Discover are substantially similar in all material respects to those of MSDWCC.

DELINQUENCY AND LOSS EXPERIENCE

         The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on revolving credit loans that were originated or acquired by MSDWCC and were being serviced by
MSDWCC on November 30, 2000, November 30, 2001, November 30, 2002, November 30,
2003 and November 30, 2004. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.

                 DELINQUENCY EXPERIENCE OF THE MSDWCC PORTFOLIO
                            OF REVOLVING CREDIT LOANS

                         NOV. 30,    NOV. 30,    NOV. 30,     NOV. 30,     NOV. 30,    NOV. 30,       NOV. 30,     NOV. 30,
                          2000        2000        2001         2001         2002        2002           2003         2003
                         --------    --------    --------     --------     --------    --------       --------     --------
                          BY        BY DOLLAR      BY        BY DOLLAR       BY        BY DOLLAR         BY        BY DOLLAR
                        NUMBER      AMOUNT OF    NUMBER      AMOUNT OF     NUMBER      AMOUNT OF       NUMBER      AMOUNT OF
                          OF          LOAN         OF          LOAN          OF          LOAN            OF          LOAN
                         LOANS                    LOANS                     LOANS                       LOANS

Loan Portfolio........   19,150   $925,685,724   20,539   $1,149,495,153   524,158   $1,479,648,311    29,197   $1,735,887,168

Period of Delinquency(1)
    30 through 59 days       97     $4,629,591       69       $3,678,948        81       $5,004,269        76        5,197,931
    60 through 89 days       22     $1,203,471       18         $546,918        21       $1,838,487        18          903,057
    90 days or more...       38     $3,688,894       40       $4,283,400        37       $2,715,520        37        2,918,077

    Total Delinquent..      157     $9,521,956      127       $8,509,266       139       $9,558,276       131        9,019,065

    Percent of Loan        0.82%          1.03%    0.62%            0.74%     0.58%            0.65%     0.45%            0.52%
Portfolio.............

                         NOV. 30,    NOV. 30,
                          2004        2004
                         -------     --------

                         NUMBER     AMOUNT OF
                           OF         LOAN
                         LOANS

Loan Portfolio........   36,971  $2,268,302,028

Period of Delinquency(1)
    30 through 59 days       79       5,698,898
    60 through 89 days       18       2,145,136
    90 days or more...       38       3,756,769

    Total Delinquent..      135      11,600,803

    Percent of Loan        0.37%           0.51%
Portfolio.............

-----------------
(1)  Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category indicated in the chart.

                                      S-25

         The following table sets forth certain information concerning loan loss experience of MSDWCC for the years ended November 30, 2000, November 30, 2001,
November 30, 2002, November 30, 2003 and November 30, 2004 with respect to the revolving credit loans referred to above.

     LOAN LOSS EXPERIENCE OF THE MSDWCC PORTFOLIO OF REVOLVING CREDIT LOANS

                                       NOVEMBER 30,    NOVEMBER 30,     NOVEMBER 30,     NOVEMBER 30,     NOVEMBER 30,
LOSSES                                     2000            2001             2002             2003             2004
------                                --------------  ---------------  --------------  ----------------  --------------

Average portfolio balance(1)........    $691,652,841   $1,054,282,364  $1,302,429,523    $1,593,729,429  $2,002,579,951
Net losses(2).......................        $875,361       $2,162,480        $990,434        $1,232,955      $1,187,085
Net losses as a percentage of
     average portfolio balance......            0.13%            0.21%           0.08%             0.08%           0.06%

----------------
(1)      Average portfolio balance is the sum of the prior year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods .

(2)      Net losses are stated after giving effect to the recovery of liquidation proceeds.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Servicing Fee for each Home Equity Loan is payable out of the interest payments on such Home Equity Loan. The "SERVICING FEE RATE" will be
0.50% per annum and the Servicing Fee with respect to a Collection Period will be the sum of the product of (a) the actual interest collected with respect to each Home Equity Loan during such Collection Period and (b) the ratio of the
Servicing Fee Rate over the applicable Loan Rate on the last day of such
Collection Period for each Home Equity Loan for such Collection Period. The
Servicing Fee consists of servicing compensation payable to the Servicer in respect of its servicing activities. In addition, the Servicer is entitled to certain other amounts, such as late payments charges and foreclosure profits.
The Servicer is obligated to pay certain ongoing expenses associated with its servicing activities and incurred by the Servicer in connection with its responsibilities under the Servicing Agreement.

                                   THE ISSUER

GENERAL

         The MSDWCC HELOC Trust 2005-1 is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the purposes described in this Prospectus Supplement. The Trust Agreement constitutes the
"GOVERNING INSTRUMENT" under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Home Equity Loans and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The
Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington
Trust Company, as Owner Trustee, at 1100 N. Market Street, Wilmington, Delaware
19890-0001.

                                THE OWNER TRUSTEE

         Wilmington Trust Company is the Owner Trustee under the Trust
Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, in
Wilmington, Delaware 19890-0001.

         Neither the Owner Trustee nor any director, officer or employee of the
Owner Trustee will be under any liability to the Issuer or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that neither the Owner Trustee nor any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the
Trust Agreement.

                                      S-26

         All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                              THE INDENTURE TRUSTEE

         Wells Fargo Bank, National Association, a national banking association, is the Indenture Trustee under the Indenture. The Indenture Trustee is a national banking association with offices located at Sixth Street and Marquette
Avenue, Minneapolis, Minnesota 55479 for Note transfer purposes, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland, 21045.

         The Indenture Trustee may own Notes and have normal banking relationships with the Servicer, the Seller and the Credit Enhancer and/or their affiliates.

         The Indenture Trustee may resign at any time, in which event the Credit
Enhancer may (and if the Credit Enhancer fails to do so, the Issuer will be obligated to) appoint a successor Indenture Trustee. The Credit Enhancer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Credit Enhancer may
(and if the Credit Enhancer fails to do so, the Issuer will be obligated to)
appoint a successor Indenture Trustee, as approved by the Credit Enhancer. Any resignation or removal of the Indenture Trustee and appointment of a successor
Indenture Trustee acceptable to the Credit Enhancer will not become effective until the acceptance of the appointment by the successor Indenture Trustee.

                               THE CREDIT ENHANCER

         THE CREDIT ENHANCER

         AMBAC ASSURANCE CORPORATION (THE "CREDIT ENHANCER") HAS SUPPLIED THE
FOLLOWING INFORMATION FOR INCLUSION IN THIS PROSPECTUS SUPPLEMENT. NO
REPRESENTATION IS MADE BY THE ISSUER, THE DEPOSITOR, THE SELLER, THE SERVICER,
THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR THE UNDERWRITER AS TO THE ACCURACY
AND COMPLETENESS OF THIS INFORMATION.

         The Credit Enhancer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the
State of Wisconsin and licensed to do business in 50 states, the District of
Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S.
Virgin Islands. The Credit Enhancer primarily insures newly-issued municipal and structured finance obligations. The Credit Enhancer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's and Fitch Ratings
have each assigned a triple-A financial strength rating to the Credit Enhancer.

         The consolidated financial statements of the Credit Enhancer and subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the years in the three-year period ended December 31, 2003, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "COMMISSION") on
March 15, 2004; Commission File No. 1-10777), the unaudited consolidated financial statements of the Credit Enhancer and subsidiaries as of March 31,
2004 and for the periods ending March 31, 2004 and March 31, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2004 (which was filed with the Commission on May 10, 2004); the unaudited consolidated financial statements of the Credit Enhancer and subsidiaries as of June 30, 2004 and for the three and six month periods ending
June 30, 2004 and June 30, 2003 included in the Quarterly Report on Form 10-Q of
Ambac Financial Group, Inc. for the period ended June 30, 2004 (which was filed with the Commission on August 9, 2004); the unaudited consolidated financial statements of the Credit Enhancer and subsidiaries as of September 30, 2004 and for the three and nine month periods ended September 30, 2004 and September 30,
2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group,
Inc. for the period ended September 30, 2004 (which was filed with the
Commission on November 9, 2004) and the Current Reports on Form 8-K filed with the

                                      S-27

Commission on April 22, 2004, July 22, 2004, August 20, 2004, October 20, 2004
and November 12, 2004 as they relate to the Credit Enhancer, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All consolidated financial statements of the Credit Enhancer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the
Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

         The following table sets forth the capitalization of the Credit
Enhancer as of December 31, 2002, December 31, 2003 and September 30, 2004 in
conformity with accounting principles generally accepted in the United States of
America.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED CAPITALIZATION TABLE

                              (DOLLARS IN MILLIONS)

                                                 DECEMBER 31,    DECEMBER 31,   SEPTEMBER 30, 2004
                                                     2002            2003           (UNAUDITED)
                                                 ------------    ------------   ------------------

   Unearned premiums                                $2,137          $2,553               $2,736
   Notes payable to affiliates                         111              84                   13
   Other liabilities                                 1,865           2,197                2,167
                                                     -----           -----                -----
   Total liabilities                                 4,113           4,834                4,916
                                                     -----           -----                -----
   Stockholder's equity
      Common stock                                      82              82                   82
      Additional paid-in capital                       920           1,144                1,179
      Accumulated other comprehensive income           231             243                  234
      Retained earnings                              2,849           3,430                3,921
                                                     -----           -----                -----
   Total stockholder's equity                        4,082           4,899                5,416
                                                     -----           -----                -----
   Total liabilities and stockholder's equity       $8,195          $9,733              $10,332
                                                    ======          ======              =======

         For additional financial information concerning the Credit Enhancer, see the audited consolidated financial statements of the Credit Enhancer incorporated by reference herein. Copies of the consolidated financial statements of the Credit Enhancer incorporated by reference and copies of the
Credit Enhancer's annual statement for the year ended December 31, 2003 prepared on the basis of accounting practices prescribed or permitted by the State of
Wisconsin Office of the Commissioner of Insurance, are available without charge from the Credit Enhancer. The address of the Credit Enhancer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New
York, New York 10004 and (212) 668-0340.

         NEITHER THE CREDIT ENHANCER NOR ANY OF ITS AFFILIATES ACCEPTS ANY
RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF, NOR HAVE ANY OF THEM
PARTICIPATED IN THE PREPARATION OF, THE PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR
ANY INFORMATION OR DISCLOSURE THAT IS PROVIDED TO POTENTIAL PURCHASERS OF THE
NOTES, OR OMITTED FROM SUCH DISCLOSURE, OTHER THAN WITH RESPECT TO THE ACCURACY
OF INFORMATION REGARDING THE CREDIT ENHANCER AND THE POLICY SET FORTH UNDER THE
HEADINGS "THE CREDIT ENHANCER" AND "THE POLICY" HEREIN. IN ADDITION, THE CREDIT
ENHANCER MAKES NO REPRESENTATION REGARDING THE NOTES OR THE ADVISABILITY OF
INVESTING IN THE NOTES.

                                      S-28

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Notes will be issued pursuant to the Indenture. The Certificates will be issued pursuant to the Trust Agreement. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The
summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.

         The Notes will be secured by the assets of the Trust pledged by the
Issuer to the Indenture Trustee pursuant to the Indenture which will consist of, among other things:(i) the Home Equity Loans; (ii) all amounts on deposit in the
Collection Account and the Payment Account; and (iii) proceeds of the foregoing.
As of the Closing Date, the principal amount of the Notes will equal approximately $753,650,000 (subject to a variance of plus or minus 5%) (the
"ORIGINAL INVESTOR AMOUNT"), which represents approximately 100% of the Cut-off
Date Pool Balance of the Home Equity Loans. The "ORIGINAL SECURITY BALANCE"
which represents the original aggregate principal balance of the Notes will equal the Original Investor Amount. Following the Closing Date, the "INVESTOR
AMOUNT" with respect to any Payment Date will be an amount equal to the Original
Investor Amount minus the sum of (i) the aggregate Principal Collection
Distribution Amount for all prior Payment Dates and (ii) any Investor
Liquidation Loss Amounts for all prior Payment Dates. The principal amount of the outstanding Class of Notes (the "SECURITY BALANCE") on any Payment Date is
equal to the Original Security Balance minus the aggregate of amounts actually distributed as principal to the Noteholders.

         The holder of a Note shall be referred to herein as a "NOTEHOLDER."

         The "CERTIFICATEHOLDER INTEREST" with respect to any Payment Date is the Pool Balance less the Investor Amount for such Payment Date. On the Closing
Date, the Certificateholder Interest will equal 0% of the Cut-off Date Pool
Balance. The "CERTIFICATEHOLDER" as of any date is the owner of the
Certificates, which initially will be Novus Receivables Financing Inc., an affiliate of the Depositor, the Seller and the Servicer. In general, the Pool
Balance will vary each day as principal is paid on the Home Equity Loans, liquidation losses are incurred and Additional Balances on the Revolving Credit
Loans are drawn down by borrowers.

BOOK-ENTRY NOTES

         General. The Notes will initially be issued as "BOOK-ENTRY NOTES."
Persons acquiring beneficial ownership interests in the Notes ("NOTE OWNERS")
may elect to hold their Notes through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear, in Europe if they are Participants of such systems, or indirectly through organizations which are
Participants in such systems. The Book-Entry Notes will be issued in one or more securities which equal the aggregate principal balance of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC.
Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream,
Luxembourg's and Euroclear's names on the books of their respective depositaries
(in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the
"EUROPEAN DEPOSITARIES") which in turn will hold such positions in customers'
securities accounts in the depositaries' names on the books of DTC. Citibank
N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan
Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing Security
Balances of $1,000 and in integral multiples of $1 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such security (a "DEFINITIVE NOTE"). Unless and until
Definitive Notes are issued, it is anticipated that the only "HOLDER" of the
Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Holders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

         The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the
Beneficial Owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry

                                      S-29

Notes will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary
is not a DTC Participant and on the records of Clearstream, Luxembourg or
Euroclear, as appropriate).

         Note Owners will receive all payments of principal and interest on the
Notes from the Indenture Trustee through DTC and DTC Participants. While the
Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among
Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal and interest on the Notes.

         Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other Indirect
Participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom Note Owners have accounts for the notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess the Notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the
Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants.
Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the
Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

         Under a book-entry format, Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the
Indenture Trustee to Cede & Co. Payments with respect to Notes held through
Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of
Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Note Owner to pledge Book-Entry Notes to persons or entities that do not participate in the
Depositary system, or otherwise take actions in respect of such Book-Entry
Notes, may be limited due to the lack of physical certificates for such
Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or
Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant
Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see "Certain Federal Income Tax Consequences
-- Foreign Investors" and "-- Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain
U.S. Federal Income Tax Documentation Requirements" in Annex I.

         Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant

                                      S-30

European international clearing system by the counterparty in the relevant
European international clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream,
Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives)
own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as
"Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10,
2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse
Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New
Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG.
The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel
International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000, New Cedel International has been renamed
"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000, Deutsche Borse Clearing AG was renamed
"Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International that share the name
"Clearstream Banking"; the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between
Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream,
Luxembourg in any of 44 currencies, including United States dollars.
Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and, as such, is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (MGT/EOC) in
Brussels to facilitate settlement of trades between Clearstream, Luxembourg and
MGT/EOC.

         Euroclear was created in 1968 to hold securities for participants of
Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment,

                                      S-31

thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries, generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. under contract with Euroclear Clearance
Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear
Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for
Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is Euroclear Bank S.A./N.V.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and
Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Payments on the book-entry Notes will be made on each payment date by the Indenture Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of the payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

         Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since payments will be forwarded by the Indenture Trustee to Cede & Co. Payments on the notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants, in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
See "Material Federal Income Tax Consequences -- Foreign Investors" and "--
Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry notes, may be limited due to the lack of physical notes for book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of the notes in the secondary market since certain potential investors may be unwilling to purchase the notes for which they cannot obtain definitive notes.

         Monthly reports on the trust estate provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations, and procedures creating and affecting DTC or the relevant depositary, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

         DTC has advised the Indenture Trustee that, unless and until Definitive
Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more
Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial
Intermediaries whose holdings include such Book-Entry Notes. Clearsteam,
Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by Noteholders under the Indenture on behalf of a
Clearsteam, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the
Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some
Notes which conflict with actions taken with respect to other Notes.

                                      S-32

         Definitive Notes. Definitive Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, if (a) the
Indenture Trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (b) the Depositor notifies the Indenture Trustee and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Beneficial Owners of the Book-Entry Notes agree to initiate such termination or (c) after the occurrence of an Event of
Default, pursuant to the Indenture, Beneficial Owners having Percentage
Interests aggregating at least a majority of the Security Balances of the Notes advise the DTC through the Financial Intermediaries and the DTC Participants in
writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all
Beneficial Owners of the occurrence of such event and the availability through
DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive
Notes, and thereafter the Indenture Trustee will recognize the holders of such
Definitive Notes as Holders under the Indenture.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among
Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I hereto.

         The foregoing information with respect to DTC has been provided to the
Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind. Neither the
Depositor nor any of its affiliates makes any representations as to the DTC
Services.

         For additional information regarding DTC, Clearstream, Luxembourg,
Euroclear and the Notes, see "Description of the Securities--Book-Entry
Registration of Securities" in the Prospectus.

PAYMENTS ON THE NOTES

         Payments on the Notes will be made by the Indenture Trustee or the
Paying Agent on the 25th day of each month or, if such day is not a Business
Day, then the next succeeding Business Day, commencing in February 2005.
Payments on the Notes will be made to the persons in whose names such Notes are registered at the close of business on the Business Day prior to each Payment
Date or, if the Notes are no longer Book-Entry Notes, on the last Business Day of the month preceding the month in which such Payment Date occurs (as applicable, the "RECORD DATE"). See "Description of the Securities--
Distributions on the Securities" in the Prospectus. Payments will be made by wire transfer to DTC or its nominee in amounts calculated as described herein on the Determination Date. A "BUSINESS DAY" is any day other than (i) a Saturday or
Sunday or (ii) a day on which banking institutions in the States of South
Dakota, Minnesota, New York, Maryland, or Delaware are required or authorized by law to be closed.

INTEREST PAYMENTS ON THE NOTES

         Interest payments will be made on the Notes on each Payment Date at the
Note Rate for the related Interest Period, subject to the limitations set forth below, which may result in Net Funds Cap Carryover Amounts. The "NOTE RATE" for
an Interest Period will generally be a floating rate equal to a per annum rate equal to the lesser of:

               (i) the sum of (a) one-month LIBOR, determined as specified herein, as of two LIBOR Business Days prior to the first day of such
          Interest Period (or as of two LIBOR Business Days prior to the Closing
          Date, in the case of the first Interest Period) plus (b) 0.19% per annum (or 0.38% per annum after the first possible Optional Redemption
          Date); and

               (ii) the Net Funds Cap (as described below) for such Interest
          Period.

                                      S-33

However, on any Payment Date on which interest that would have accrued on the
Notes during the related Interest Period without regard to the Net Funds Cap exceeds an amount equal to the product of (A) the ratio of the actual number of days in the related Interest Period to 360 multiplied by (B) the product of (a)
the Security Balance for that Payment Date (before taking into account payments to be made on such Payment Date) multiplied by (b) the Net Funds Cap (as described below), the amount of such difference (any such amount, a "NET FUNDS
CAP CARRYOVER AMOUNT") will not be included as interest payments on the Notes for such Payment Date and such amount will accrue interest at the rate calculated pursuant to clause (i) above (as adjusted from time to time), on the
Notes (as adjusted from time to time) and will be paid on future Payment Dates, to the extent funds are available therefor as set forth in this prospectus supplement under "--Allocation of Payments on the Home Equity Loans."

         Net Funds Cap Carryover Amounts will not be covered by the Policy and may remain unpaid on the Scheduled Final Payment Date if there are insufficient funds from collections on the Home Equity Loans for payment thereof. In addition, the securities ratings on the Notes do not address the likelihood of the receipt of any amounts in respect of Net Funds Cap Carryover Amounts.

         The "NET FUNDS CAP" will be equal to the weighted average of the Loan
Rates as of the last day of the related Billing Cycle (net of the sum of the per annum rate at which the fee payable to the Servicer is calculated, the fee payable to the Indenture Trustee is calculated, the fee payable to the Owner
Trustee is calculated, the premium for the Policy is payable and, commencing in
August 2005, 0.25% per annum), adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the related
Interest Period and a year assumed to consist of 360 days.

         Interest on the Notes in respect of any Payment Date will accrue on the applicable Security Balance from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such
Payment Date (each such period, an "INTEREST PERIOD") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Notes will be funded from Investor P&I Collections and, if necessary, from draws on the Policy (subject to certain limitations). The Policy does not cover shortfalls to the Investor P&I Collections available to pay accrued interest on the Notes which are caused by prepayments of home equity loans or the application of the Relief Act.

         Calculation of One-Month LIBOR. One-month LIBOR shall be established by the Indenture Trustee. As to any Interest Period, one-month LIBOR will equal the rate for United States dollar deposits for one month which appears on the
Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR
Business Day prior to the first day of such Interest Period. "TELERATE SCREEN
PAGE 3750" means the display designated as page 3750 on the Bridge Telerate
Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying one-month LIBOR or comparable rates as may be selected by the
Indenture Trustee after consultation with the Servicer and the Credit Enhancer), the rate will be the Reference Bank Rate. The "REFERENCE BANK RATE" for any
Interest Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Servicer and the Credit
Enhancer) as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Security Balances of all of the Securities then outstanding. The Indenture
Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer and the
Credit Enhancer, as of 11:00 A.M., New York City time, on such date for loans in
U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Security Balances of all of the Securities then outstanding. If no such quotations can be obtained, one-month LIBOR will remain the same as the prior Payment Date. "LIBOR BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England and New York, New York are required or authorized by law to be closed.

                                      S-34

         The establishment of one-month LIBOR as to each Interest Period by the
Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

         On each Payment Date, other than the Payment Date in July 2017 (the
"SCHEDULED FINAL PAYMENT DATE"), principal payments will be due and payable on the Notes in an amount equal to the Principal Collection Distribution Amount less the Principal Reduction Amount, together with any Liquidation Loss
Distribution Amounts for such Payment Date, as and to the extent described below. On the Scheduled Final Payment Date, principal will be due and payable on the Notes in an amount equal to the Security Balance, if any, of the Notes on such Payment Date. In no event will principal payments on the Notes on any
Payment Date exceed the Security Balance thereof on such date.

ALLOCATION OF PAYMENTS ON THE HOME EQUITY LOANS

         The Indenture Trustee on behalf of the Trust will establish an account
(the "PAYMENT ACCOUNT") into which the Servicer will, on each Determination
Date, deposit Investor P&I Collections for the related Payment Date. The Seller
P&I Collections will be paid to the Certificateholders. The Payment Account will be an eligible account, as described in the Indenture, and amounts on deposit in the Payment Account will be invested and reinvested pursuant to the Indenture and the Servicing Agreement, but only in Permitted Investments.

         On each Payment Date, Investor P&I Collections will be allocated from the Payment Account in the following order of priority:

               (i) sequentially to (a) concurrently (1) as payment to the
          Indenture Trustee for its fee for services rendered pursuant to the
          Indenture and the Servicing Agreement and reimbursement of certain expenses incurred by the indenture trustee, subject to a $100,000 per annum cap and no more than $20,000 on any Payment Date and (2) and to the Owner Trustee for its fee for services rendered pursuant to the
          Trust Agreement and (b) the Servicer for the reimbursement of certain expenses incurred by the Servicer relating to the Servicing Agreement or the Securities, subject to a $50,000 cap per annum;

               (ii) as payment to the Credit Enhancer for the premium for the
          Policy and any previously unpaid premiums (with interest thereon);

               (iii) as payment to the Noteholders for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Security Balance of the Notes, other than any amount representing any Net Funds Cap Carryover Amount;

               (iv) as payment to the Noteholders of principal equal to the
          Principal Collection Distribution Amount less the Principal Reduction
          Amount, each for such Payment Date;

               (v) as payment to the Noteholders, an amount equal to (A) the
          Investor Liquidation Loss Amounts on such Payment Date, plus (B) any
          Investor Liquidation Loss Amounts remaining undistributed from any preceding Payment Date, provided that any Investor Liquidation Loss
          Amount shall not be required to be paid to the extent that such
          Investor Liquidation Loss Amount was paid on the Notes by means of a draw on the Policy (the aggregate amount so paid under this clause (v)
          on any Payment Date, a "LIQUIDATION LOSS DISTRIBUTION AMOUNT");

               (vi) as reimbursement to the Credit Enhancer for prior draws made under the Policy (with interest thereon) and any other amounts owed to the Credit Enhancer pursuant to the insurance agreement with the
          Credit Enhancer relating to the Policy (the "INSURANCE AGREEMENT");

               (vii) as payment to the Noteholders in an amount equal to the
          Overcollateralization Deficit;

                                      S-35

               (viii) as payment to the Noteholders until the Investor Amount exceeds the Security Balance by the Required Overcollateralization
          Amount (any such payment, the "ACCELERATED PRINCIPAL PAYMENT AMOUNT");

               (ix) to the Servicer for the reimbursement of any additional expenses incurred by the Servicer not paid pursuant to clause (i)
          above;

               (x) as payment to the Noteholders in the amount of any
          outstanding Net Funds Cap Carryover Amount (together with interest thereon to the extent permitted by law);

               (xi) as payment of any additional costs and expenses payable to the Indenture Trustee not paid pursuant to clause (i) above or payable to the Owner Trustee under the Indenture, the Servicing Agreement or the Trust Agreement, respectively; and

               (xii) to pay any remaining amounts to the holders of the
          Certificates.

         Payments to Noteholders pursuant to clauses (iii) and (x) will be interest payments on the Notes. Payments to Noteholders pursuant to clauses
(iv), (v), (vii) and (viii) will be principal payments on the Notes and will therefore generally reduce the Security Balance; however, payments pursuant to clause (viii) will not reduce the Investor Amount. The Accelerated Principal
Payment Amount is not guaranteed by the Policy.

         "GUARANTEED PRINCIPAL DISTRIBUTION AMOUNT" means with respect to any
Payment Date (other than the Payment Date in July 2017) the amount, if any, by which the Security Balance (after giving effect to all other amounts distributable and allocable to principal on the Notes) exceeds the Investor
Amount as of such Payment Date (after giving effect to all other amounts distributable and allocable to principal on the Notes for such Payment Date) and on the Payment Date in July 2017 (after giving effect to all other amounts distributable and allocable to principal on such Payment Date) any amount necessary to pay the outstanding Security Balance in full.

         "INVESTOR FLOATING ALLOCATION PERCENTAGE" means, with respect to any
Payment Date, the percentage equivalent of a fraction, the numerator of which is the Investor Revolving Amount as of the end of the immediately preceding Payment
Date and the denominator of which is the aggregate Principal Balance of the
Revolving Credit Loans at the beginning of the related Collection Period.

         "INVESTOR LIQUIDATION LOSS AMOUNT" means with respect to any Payment
Date, the sum of (1) the product of the Investor Floating Allocation Percentage and the aggregate of Liquidation Loss Amounts for the Revolving Credit Loans and
(2) the aggregate of Liquidation Loss Amounts for the Mortgage Loans for the
related Collection Period.

         "INVESTOR P&I COLLECTIONS" means with respect to (i) any Payment Date during the Managed Amortization Period, the sum of (a) the product of the
Investor Floating Allocation Percentage and Interest Collections on the
Revolving Credit Loans, each for such Payment Date, (b) the Interest Collections on the Mortgage Loans for such Payment Date, (c) the product of the Investor
Floating Allocation Percentage and Net Principal Collections on the Revolving
Credit Loans, each for such Payment Date and (d) the Principal Collections on the Mortgage Loans, each for such Payment Date and (ii) any Payment Date during the Rapid Amortization Period, the sum of (a) the product of the Investor
Floating Allocation Percentage and Interest Collections for the Revolving Credit
Loans, each for such Payment Date, (b) the Interest Collections on the Mortgage
Loans for such Payment Date and (c) Principal Collections for such Payment Date.

         "INVESTOR REVOLVING AMOUNT" means, with respect to any Payment Date following the Closing Date, an amount equal to the Original Investor Revolving
Amount minus the excess of (A) the sum of (i) the aggregate Principal Collection
Distribution Amount for all prior Payment Dates and (ii) any Investor
Liquidation Loss Amounts for all prior Payment Dates over (B) the sum of (i) the aggregate Principal Collections on the Mortgage Loans for all prior Payment
Dates and (ii) the aggregate Liquidation Loss Amounts for the Mortgage Loans for
all prior Payment Dates.

                                      S-36

         A "LIQUIDATED HOME EQUITY LOAN" means, as to any Payment Date, any Home
Equity Loan in respect of which the Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

         "LIQUIDATION LOSS AMOUNT" means with respect to any Liquidated Home
Equity Loan, the unrecovered Principal Balance thereof at the end of the related
Collection Period in which such Home Equity Loan became a Liquidated Home Equity
Loan, after giving effect to the Net Liquidation Proceeds applied in reduction of the Principal Balance thereof.

         "MANAGED AMORTIZATION PERIOD" is the period from the Closing Date through the earlier to occur of (i) the Payment Date in January 2010 and (ii)
the occurrence of a Rapid Amortization Event.

         "ORIGINAL INVESTOR REVOLVING AMOUNT" will be an amount equal to the excess of (i) the Original Investor Amount over (ii) the Cut-off Date Balance of the Mortgage Loans.

         The "OVERCOLLATERALIZATION AMOUNT" on any date of determination is the amount, if any, by which the Investor Amount exceeds the Security Balance on that day.

         The "OVERCOLLATERALIZATION DEFICIT" on any Payment Date is the amount, if any, by which the Security Balance of the Notes on such Payment Date (after giving effect to principal payments to be made on such Payment Date) exceeds the
Investor Amount as of the end of the related Collection Period.

         For any Payment Date, the "PRINCIPAL COLLECTION DISTRIBUTION AMOUNT"
will equal (i) the sum of (a) the Investor Floating Allocation Percentage of the
Net Principal Collections for the Revolving Credit loans, each for such Payment
Date and (b) Principal Collections for the Mortgage Loans for such Payment Date, if such Payment Date is during the Managed Amortization Period, or (ii)
Principal Collections for such Payment Date if such Payment Date is after the end of the Managed Amortization Period.

         For any Payment Date, the "PRINCIPAL REDUCTION AMOUNT" is the lesser of
(a) the Principal Collection Distribution Amount and (b) the greater of (1) the excess, if any, of the Overcollateralization Amount over the Required
Overcollateralization Amount for such Payment Date and (2) zero.

         "RAPID AMORTIZATION PERIOD" is the period commencing at the end of the
Managed Amortization Period and concluding upon the later of (i) the termination of the Trust and (ii) the date on which all amounts due and owing to the
Noteholders and the Credit Enhancer have been paid.

         The "REQUIRED OVERCOLLATERALIZATION AMOUNT" shall be an amount determined as set forth in the Insurance Agreement, subject to reduction and performance triggers as described therein.

         "SELLER P&I COLLECTIONS" for any Payment Date shall be the excess of
P&I Collections over the Investor P&I Collections for such Payment Date.

OVERCOLLATERALIZATION

         The payment of the aggregate Accelerated Principal Payment Amount, if any, to Noteholders may result in the Investor Amount being greater than the
Security Balance, thereby creating overcollateralization. On each Payment Date, to the extent of funds available therefor, the Accelerated Principal Payment
Amount will be used to increase the Overcollateralization Amount until such amount is equal to the Required Overcollateralization Amount for such Payment
Date.

                                      S-37

RAPID AMORTIZATION EVENTS

         As described above, the Managed Amortization Period will continue through and including the Payment Date in January 2010, unless a Rapid
Amortization Event occurs prior to such date. "RAPID AMORTIZATION EVENT" refers to any of the following events:

               (a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Purchase Agreement within five Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Purchase
          Agreement, which failure continues unremedied for a period of 60 days after written notice and such failure materially and adversely affects the interests of the Securityholders or the Credit Enhancer;

               (b) if any representation or warranty made by the Seller in the
          Purchase Agreement proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days with respect to any representation or warranty of the Seller as to itself in the Purchase Agreement or 90 days with respect to any representation or warranty made as to the
          Home Equity Loans in the Purchase Agreement after written notice and as a result of which the interests of the Securityholders or the
          Credit Enhancer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Seller has repurchased or caused to be repurchased or substituted for the related Home Equity Loans or all Home Equity
          Loans, if applicable, during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Credit
          Enhancer) in accordance with the provisions of the Indenture;

               (c) the entry against the Seller or the Issuer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency,
          conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

               (d) the Seller or the Issuer shall voluntarily go into
          liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Issuer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the
          Seller or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (e) the Issuer becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

               (f) a servicing default relating to the Servicer occurs under the
          Servicing Agreement;

               (g) any draw on the Policy;

               (h) the Issuer is determined to be an association taxable as a corporation for federal income tax purposes; or

               (i) an Event of Default under the Indenture has occurred and is continuing.

                                      S-38

         In the case of any event described in (a), (b) or (f), a Rapid
Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, the Credit Enhancer or, with the consent of the Credit Enhancer, Securityholders evidencing not less than 51% of the
Security Balance of each of the Notes and the Certificates, by written notice to the Seller, the Servicer, the Indenture Trustee, the Depositor and the Owner
Trustee, declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e), (g)
(h), or (i), an Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Noteholders or the Credit Enhancer immediately upon the occurrence of such event; provided, that any Rapid
Amortization Event may be waived and deemed of no effect with the written consent of the Credit Enhancer and Standard & Poor's, and written notice to
Moody's, subject to the satisfaction of any conditions to such waiver.

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Seller and no Rapid Amortization
Event exists other than such conservatorship, receivership or insolvency of the
Seller, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

THE PAYING AGENT

         The Paying Agent shall initially be the Indenture Trustee, or any successor thereto. The Paying Agent shall have the power to withdraw funds from the Payment Account for the purpose of making payments to the Noteholders.

MATURITY AND OPTIONAL REDEMPTION

         The Notes will be payable in full on the Scheduled Final Payment Date, to the extent of the related outstanding Security Balance on such date, if any.
In addition, a principal payment may be made in full redemption of the Notes after the Security Balance (after application of Principal Collection
Distribution Amounts and any Accelerated Principal Payment Amount due for such
Payment Date) is reduced to an amount less than or equal to 10% of the Original
Security Balance (such date, the "OPTIONAL REDEMPTION DATE"), upon the exercise by the Servicer of its option to purchase all of the Home Equity Loans and related assets. In the event that all of the outstanding Home Equity Loans are purchased by the Servicer, the purchase price will be equal to the sum of (i)
the unpaid Principal Balance of each Home Equity Loan plus accrued and unpaid interest thereon at the weighted average net loan rate up to the day preceding the Payment Date on which such amounts are to be distributed to Securityholders and (ii) all amounts due and owing to the Indenture Trustee and the Credit
Enhancer.

MANDATORY AUCTION OF THE HOME EQUITY LOANS

         On the fifth business day before the Payment Date in January 2017, the
Auction Administrator will conduct an auction of the Home Equity Loans remaining in the Trust to third party investors. The Auction Administrator will be permitted pursuant to the Indenture to hire an agent to conduct the auction or to advise it with respect to the administration of the auction. If a bid equal to at least the Minimum Auction Price is received or if the Credit Enhancer directs the Auction Administrator to accept the bid which, although the highest bid, is not equal to the Minimum Auction Price, (i) the Auction Administrator
will instruct the Trust to transfer the Home Equity Loans to the highest bidder,
(ii) the Auction Administrator will deliver to the Indenture Trustee the proceeds of the auction for deposit into the Payment Account, (iii) if necessary, the Credit Enhancer will deliver the amount of the shortfall between the highest bid received and the Minimum Auction Price to the Indenture Trustee
for deposit into the Payment Account, and (iv) the Indenture Trustee will pay to
Noteholders the Security Balance on the Payment Date related to the month of the auction. If a bid equal to at least the Minimum Auction Price is not received and the Credit Enhancer does not direct the Auction Administrator to accept a lower bid, the Auction Administrator will terminate the auction and the Credit
Enhancer will have the option to purchase the Home Equity Loans or to direct the
Auction Administrator to conduct another auction at any time before July 2017.
If the Credit Enhancer exercises its purchase option or if the Auction
Administrator receives the Minimum Auction Price at a subsequent auction, the
Indenture Trustee will pay Noteholders the Security Balance on the Payment Date
immediately following the purchase by the Credit Enhancer or the receipt of the
Minimum Auction Price.

                                      S-39

         If the Home Equity Loans are not sold at auction and the Credit
Enhancer does not exercise its option to purchase the Home Equity Loans prior to the Scheduled Final Payment Date, the Credit Enhancer will be required, in accordance with the Policy discussed below, to pay the outstanding Security
Balance of the Notes on the Scheduled Final Payment Date.

         The "MINIMUM AUCTION PRICE" will be equal to the sum of (i) the outstanding Security Balance plus accrued and unpaid interest on the Notes, and
(ii) any amounts owed to the Credit Enhancer, the Auction Administrator and the
Indenture Trustee.

                                   THE POLICY

         The following information has been supplied by the Credit Enhancer for inclusion in this prospectus supplement. No representation is made by the
Underwriter, the Depositor, the Seller, the Servicer, the Indenture Trustee, the
Owner Trustee or any of their affiliates as to the accuracy or completeness of such information. The Credit Enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the insurance policy (the "POLICY") and the Credit
Enhancer set forth under the heading "The Credit Enhancer" and "The Policy" in this prospectus supplement. Additionally, the Credit Enhancer makes no representation regarding the Notes or the advisability of investing in the
Notes. The following summary of the Policy is qualified in its entirety by reference to the Policy itself.

         The Credit Enhancer will issue a certificate guaranty insurance policy for the benefit of the holders of the Notes. The Credit Enhancer, in consideration of the payment of a premium and subject to the terms of the
Policy, unconditionally and irrevocably guarantees the payment of Insured
Amounts to the Indenture Trustee on behalf of the holders of the Notes. The
Credit Enhancer will pay Insured Amounts which are Due for Payment to the
Indenture Trustee on the later of (1) the payment date the Insured Amount is Due for Payment, and (2) the second Business Day following the Business Day on which the Credit Enhancer has received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Indenture Trustee, specifying that an Insured Amount is due in accordance with the terms of the Policy; provided that, if such Notice is received after
12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received for purposes of the Policy, and the
Credit Enhancer will promptly so advise the Indenture Trustee and the Indenture
Trustee may submit an amended or corrected Notice.

         The Credit Enhancer's obligation under the Policy will be discharged to the extent that funds are received by the Indenture Trustee for payment to the holders of the Notes whether or not those funds are properly applied by the
Indenture Trustee. Payments of Insured Amounts will be made only at the time set forth in the Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the Credit Enhancer.

         For purposes of the Policy, a "holder" does not and may not include the
Issuer, the Indenture Trustee, the Owner Trustee, the Depositor, the Servicer or
the Seller.

         The Policy will not cover Interest Shortfalls, Relief Act Shortfalls, default interest or interest shortfalls due to the partial or full prepayment of the Home Equity Loans, nor does the Policy guarantee to the holders of the Notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer, the Indenture
Trustee or any Noteholder for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment, including the failure of the Indenture Trustee to make any payment required under the Indenture to the holder of a Note.

         The Credit Enhancer will be subrogated to the rights of each holder of a Note to the extent of any payment by the Credit Enhancer under the Policy.

                                      S-40

         The Credit Enhancer agrees that if it is subrogated to the rights of the holders of the Notes by virtue of any payment under the Policy, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for such Payment Date can be made. In so doing, the Credit
Enhancer does not waive its rights to seek full payment of all Reimbursement
Amounts owed to it under the Insurance Agreement, the Indenture and the
Servicing Agreement.

         The Policy and the obligations of the Credit Enhancer thereunder will terminate without any action on the part of the Credit Enhancer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Notes have been paid in full and (ii) the Scheduled Final Payment Date. Upon termination of the
Policy, the Indenture Trustee will forthwith deliver the original of the Policy to the Credit Enhancer.

         Pursuant to the Policy, the Credit Enhancer will pay any Preference
Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the second Business Day following receipt by the Credit
Enhancer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Indenture Trustee, or holder of a Note, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or holder of a Note (the
"ORDER"), (ii) a certificate by or on behalf of the Indenture Trustee or holder of a Note that the Order has been entered and is not subject to any stay, (iii)
an assignment, in form and substance satisfactory to the Credit Enhancer, duly executed and delivered by the Indenture Trustee and holder of such Note, irrevocably assigning to the Credit Enhancer all rights and claims of the
Indenture Trustee or holder of such Note relating to or arising under the
Indenture and the Servicing Agreement against the estate of the Issuer or otherwise with respect to such Preference Amount and (iv) a Notice (in the form provided in the Policy) appropriately completed and executed by the Indenture
Trustee; provided, that if such documents are received after 12:00 noon, New
York City time on such Business Day, they will be deemed to be received on the following Business Day; provided further, that the Credit Enhancer will not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Notes prior to the time the Credit Enhancer would have been required to make a payment in respect of such principal pursuant to the Policy. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the holders of the Notes directly, unless the Indenture Trustee or a holder of a
Note, as applicable, has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Credit Enhancer will pay the Indenture Trustee or a holder of the Note, as applicable, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Credit Enhancer and (b) evidence satisfactory to the Credit Enhancer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

         As used in the Policy, the following terms will have the following meanings:

         "DEFICIENCY AMOUNT" means with respect to the Notes, the sum of (i) for any Payment Date the excess, if any, of (a) interest accrued during the related
Interest Period at the Note Rate on the Security Balance of the Notes
immediately prior to such Payment Date other than Interest Shortfalls (excluding any Relief Act Shortfalls, and any interest shortfalls resulting from prepayments on the Mortgage Loans and any default interest over (b) the portion of the Security Collections for such Payment Date remaining after payment of the
Indenture Trustee fee, the Premium, the Servicing Fee and the Owner Trustee fee,
and (ii) the Guaranteed Principal Distribution Amount.

         "DUE FOR PAYMENT" shall mean, (i) with respect to an Insured Amount, the Payment Date on which Insured Amounts are due and payable pursuant to the terms of the Indenture and (ii) with respect to a Preference Amount, the
Business Day on which the documentation required by the Insurer has been received by the Insurer.

         "INSURED AMOUNTS" means, with respect to any Payment Date and the
Notes, the Deficiency Amount for such Payment Date.

         "INSURED PAYMENTS" means the aggregate amount actually paid by the
Credit Enhancer to the Indenture Trustee in respect of (i) Insured Amounts for a
Payment Date and (ii) Preference Amounts for any given Business Day.

                                      S-41

         "NONPAYMENT" means, with respect to any Payment Date, that an Insured
Amount is Due for Payment but has not been paid pursuant to the Indenture.

         "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the
Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount or
Preference Amount which is due and owing on the applicable Payment Date.

         "PREFERENCE AMOUNT" means any payment of principal or interest previously distributed to a holder on a Note, which would have been covered under the Policy as an Insured Amount, that has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United
States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

         "RELIEF ACT SHORTFALLS" means current interest shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state law.

         "SCHEDULED FINAL PAYMENT DATE" means the Payment Date in July 2017.

         Capitalized terms used in the Policy and not otherwise defined in the
Policy will have the meanings set forth in the Indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Indenture unless the amendment or modification has been approved in writing by the Credit Enhancer.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

         The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/
CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK
INSURANCE LAW.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

         PROSPECTIVE NOTEHOLDERS SHOULD CONSIDER, AMONG OTHER THINGS, THE ITEMS
DISCUSSED UNDER "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT, "YIELD AND
PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS AND THE FOLLOWING FACTORS IN
CONNECTION WITH THE PURCHASE OF THE NOTES.

         The rate and timing of defaults on the Home Equity Loans will affect the rate and timing of principal payments on the Home Equity Loans and thus the yield on the Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Home Equity Loans. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of Home Equity Loans with high Combined
Loan-to-Value Ratios or low Junior Ratios. In addition, because Mortgagors under most of the Revolving Credit Loans are required to make a relatively large single payment upon maturity, the default risk associated with the Revolving
Credit Loans is greater than that associated with fully amortizing home equity loans. See "Risk Factors" in this prospectus supplement. To the extent that any losses are incurred on any of the Home Equity Loans that are not covered by excess interest allocable to investors or the Policy, Holders of the Notes will bear all risk of such losses resulting from default by Mortgagors. See "Risk
Factors--Limitations on Credit Enhancement for Protection Against Losses" in the
Prospectus. Even where the Policy covers shortfalls on the Notes caused by certain losses incurred on the Home Equity Loans, the effect of losses may be to increase prepayment rates on the Home Equity Loans, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the Home Equity Loans and the yield to investors on the Notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

                                      S-42

         Although substantially all of the Loan Rates on the Home Equity Loans are subject to adjustment, the Loan Rates on the Revolving Credit Loans adjust based on the Prime Rate and the Loan Rates on the adjustable-rate Mortgage Loans adjust based on one-month LIBOR and six-month LIBOR, while the Notes adjust based on one-month LIBOR. Changes in one-month LIBOR may not correlate with changes in the Prime Rate or six-month LIBOR and neither may correlate with prevailing interest rates. It is possible that an increased level of the Prime
Rate or six-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Notes.

         There can be no assurance as to the rate of principal payments and
Draws on the Revolving Credit Loans. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

         Generally, home equity loans are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the Revolving Credit Loans may be much more volatile than for typical first lien mortgage loans. See "Yield and
Prepayment Considerations" in the Prospectus and "Risk Factors" in this prospectus supplement.

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate of principal payments and Draws on the Revolving Credit Loans.

         The model used in this Prospectus Supplement assumes that the outstanding principal balance of a pool of revolving credit loans prepays at a specified constant annual rate ("CPR"). In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 40% of CPR or any other CPR Percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.
No representation is made that the Home Equity Loans will prepay at that or any other rate. In addition, the model assumes that the amount of Additional
Balances on the Revolving Credit Loans drawn each month is drawn at a specified annual rate (the "CONSTANT DRAW RATE" or "CDR"). This rate is converted to a constant monthly rate. To assume a 16% Constant Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that draws will be made on the Revolving Credit Loans at that or any other rate.

                                      S-43

         The tables set forth below are based on a CPR, Constant Draw Rate and optional redemption assumptions as indicated in the tables below. For the following tables, it was assumed that the Home Equity Loans have been aggregated into four pools with the following characteristics:

                                                                            INTEREST  REMAINING
                                                       REMAINING  ORIGINAL    ONLY     TERM TO  FREQUENCY
                                  CURRENT               TERM TO   TERM TO   ORIGINAL    RESET   OF RESET
                    PRINCIPAL       LOAN      GROSS     MATURITY  MATURITY    TERM       DATE     DATES   MAXIMUM LOAN  MINIMUM LOAN
       INDEX        BALANCE($)    RATE (%)  MARGIN (%)  (MONTHS)  (MONTHS)  (MONTHS)   (MONTHS) (MONTHS)    RATE (%)      RATE (%)
----------------  --------------  --------  ----------  --------  --------  --------   -------- --------  ------------  ------------

Prime             187,679,326.61  4.96753   -0.18794      116        120       120        1         1       17.86990       0.02584
Prime             493,669,081.49  5.08039   -0.07497      116        120       120        1         1       17.98023       0.12310
Six -Month LIBOR   32,370,481.39  3.08047    1.65909      290        300       120        3         6       11.51135       1.65909
One-Month LIBOR    39,931,165.53  3.08952    1.71073      292        300       120        1         1       11.78995       1.71073

         In addition, in creating the tables below the following assumptions
(the "STRUCTURING ASSUMPTIONS") were made: (i) payments are made in accordance with the description set forth under "Description of the Securities," (ii)
payments on the Notes will be made on the 25th day of each calendar month regardless of the day on which the Payment Date actually occurs, commencing in
February 2005, (iii) no extension past the scheduled maturity date of a Home
Equity Loan is made, (iv) no delinquencies or defaults occur, (v) monthly Draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments, (vi) the Home Equity Loans pay on the basis of a 30-day month and a 360-day year, (vii) no Rapid Amortization Event occurs,
(viii) the scheduled Due Date for each of the Home Equity Loans is the first day of each month, (ix) the Closing Date is January 27, 2005, (x) for each Payment
Date on or prior to the Optional Redemption Date, the Note Rate is equal to
2.69% per annum, and for each Payment Date after the Optional Redemption Date, the Note Rate is equal to 2.88% per annum, (xi) the prime rate index with respect to the Revolving Credit Loans remains constant at 5.25%, one-month LIBOR remains constant at 2.50% and six-month LIBOR remains constant at 2.91%, (xii)
the initial Security Balance of the Notes is approximately $753,650,000, (xiii)
no mandatory auction occurs, (xiv) the Notes are due on the Scheduled Final
Payment Date, (xv) the Home Equity Loans are subject to a servicing fee of
0.50%, (xvi) there are no periodic rate caps and (xvii) the credit limit of the first Prime indexed pool (the first lien Revolving Credit Loans) is
$401,802,670.34 and the credit limit of the second Prime indexed pool (the second lien Revolving Credit Loans) is $999,334,321.66..

                                      S-44

         The actual characteristics and performance of the Home Equity Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and
Draw scenarios. For example, it is very unlikely that all of the Home Equity
Loans will prepay and that the Revolving Credit Loans will experience Draws at a constant rate until maturity or that all of the Home Equity Loans will prepay or that the Revolving Credit Loans will experience Draws at the same rate.
Moreover, the diverse remaining terms to stated maturity and current loan rates of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the Home Equity Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Home Equity Loans, or actual prepayment experience, will affect the percentages of initial Security
Balance outstanding over time and the weighted average life of the Notes.

         Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Notes, and sets forth the percentages of the initial Security Balance of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR and Constant Draw Rates.

                               PERCENT OF INITIAL SECURITY BALANCE OUTSTANDING

                                                                        CPR(1)(2)
                                      --------------------------------------------------------------------------------
              REVOLVING CREDIT LOANS       25%         30%        35%         40%        45%          50%        60%
                      MORTGAGE LOANS     12.5%         15%      17.5%         20%      22.5%          25%        30%

PAYMENT DATE
Initial Percentage..............         100         100        100         100        100          100        100
January 25, 2006................          88          82         77          71         66           60         49
January 25, 2007................          78          69         60          51         44           37         24
January 25, 2008................          70          57         47          37         30           23         13
January 25, 2009................          62          48         36          27         20           14          0
January 25, 2010................          55          40         28          20         13            0          0
January 25, 2011................          41          28         18          12          0            0          0
January 25, 2012................          28          17         10           0          0            0          0
January 25, 2013................          16           0          0           0          0            0          0
January 25, 2014................           0           0          0           0          0            0          0
Weighted Average Life (in years) (3)    4.92        3.96       3.24        2.67       2.23         1.85       1.33

------------------
(1)    Assumes (i) that an optional redemption is exercised on the first Payment
       Date when the outstanding Security Balance is less than or equal to 10%
       of the Security Balance on the Closing Date and (ii) with respect to the
       Revolving Credit Loans only, a Constant Draw Rate of 16%.

(2)    All percentages are rounded to the nearest 1%.

(3)    The weighted average life of the Notes is determined by (i) multiplying the net reduction, if any, of the Security Balance by the number of years from the date of issuance of the Notes to the related Payment Date, (ii)
       adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Security Balance described in (i) above.

         THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS
(INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE
HOME EQUITY LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE
THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                      S-45

              WEIGHTED AVERAGE LIFE ("WAL") (1) AND FINAL EXPECTED
               PAYMENT DATE ("DATE") (2) SENSITIVITY OF THE NOTES
                            TO PREPAYMENTS AND DRAWS

                 ====================================================================================================
                  CPR(3)
=====================================================================================================================
       Revolving      0.00%    15.00%    20.00%    25.00%    30.00%    35.00%    40.00%   45.00%    50.00%    60.00%
    Credit Loans
=====================================================================================================================
  Mortgage Loans      0.00%     7.50%    10.00%    12.50%    15.00%    17.50%    20.00%   22.50%    25.00%    30.00%
=====================================================================================================================

=====================================================================================================================
            CDR
=====================================================================================================================

WAL        0.00%  9.55      4.99      4.11      3.34      2.71      2.25      1.91      1.64     1.42      1.09
Maturity          09/2014   09/2014   09/2014   09/2013   02/2012   11/2010   01/2010   04/2009  09/2008   11/2007
Window            1 - 116   1 - 116   1 - 116   1 - 104   1 - 85    1 - 70    1 - 60    1 - 51   1 - 44    1 - 34
=====================================================================================================================
WAL        10.0%  9.55      6.57      5.26      4.21      3.41      2.80      2.33      1.96     1.65      1.22
Maturity          09/2014   09/2014   09/2014   12/2013   10/2012   10/2011   11/2010   02/2010  04/2009   03/2008
Window            1 - 116   1 - 116   1 - 116   1 - 107   1 - 93    1 - 81    1 - 70    1 - 61   1 - 51    1 - 38
=====================================================================================================================
WAL        15.0%  9.55      7.71      6.05      4.78      3.86      3.16      2.61      2.18     1.82      1.31
Maturity          09/2014   09/2014   08/2014   09/2013   11/2012   02/2012   04/2011   07/2010  09/2009   06/2008
Window            1 - 116   1 - 116   1 - 115   1 - 104   1 - 94    1 - 85    1 - 75    1 - 66   1 - 56    1 - 41
=====================================================================================================================
WAL        16.0%  9.55      7.59      6.23      4.92      3.96      3.24      2.67      2.23     1.85      1.33
Maturity          09/2014   09/2014   07/2014   09/2013   11/2012   02/2012   05/2011   08/2010  10/2009   06/2008
Window            1 - 116   1 - 116   1 - 114   1 - 104   1 - 94    1 - 85    1 - 76    1 - 67   1 - 57    1 - 41
=====================================================================================================================
WAL        20.0%  9.55      6.97      7.04      5.53      4.42      3.60      2.96      2.44     2.03      1.42
Maturity          09/2014   11/2013   03/2014   07/2013   11/2012   04/2012   08/2011   11/2010  03/2010   09/2008
Window            1 - 116   1 - 106   1 - 110   1 - 102   1 - 94    1 - 87    1 - 79    1 - 70   1 - 62    1 - 44
=====================================================================================================================
WAL        25.0%  9.55      6.43      6.37      6.51      5.17      4.15      3.38      2.77     2.28      1.55
Maturity          09/2014   12/2012   11/2012   04/2013   10/2012   04/2012   10/2011   03/2011  08/2010   01/2009
Window            1 - 116   1 - 95    1 - 94    1 - 99    1 - 93    1 - 87    1 - 81    1 - 74   1 - 67    1 - 48
=====================================================================================================================
WAL        30.0%  9.55      6.38      5.96      5.99      6.16      4.90      3.93      3.19     2.60      1.72
Maturity          09/2014   11/2012   02/2012   03/2012   08/2012   04/2012   11/2011   06/2011  12/2010   06/2009
Window            1 - 116   1 - 94    1 - 85    1 - 86    1 - 91    1 - 87    1 - 82    1 - 77   1 - 71    1 - 53
=====================================================================================================================

                 ====================================================================================================
                   CPR(4)
=====================================================================================================================
       Revolving      0.00%    15.00%    20.00%    25.00%    30.00%    35.00%    40.00%   45.00%    50.00%    60.00%
    Credit Loans
=====================================================================================================================
  Mortgage Loans      0.00%     7.50%    10.00%    12.50%    15.00%    17.50%    20.00%   22.50%    25.00%    30.00%
=====================================================================================================================

=====================================================================================================================
            CDR
=====================================================================================================================

WAL        0.00%  9.78      5.08      4.18      3.47      2.92      2.47      2.12      1.83     1.59      1.22
Maturity          07/2017   07/2017   07/2017   07/2017   07/2017   07/2017   07/2017   04/2016  03/2015   08/2013
Window            1 - 150   1 - 150   1 - 150   1 - 150   1 - 150   1 - 150   1 - 150   1 - 135  1 - 122   1 - 103
=====================================================================================================================
WAL        10.0%  9.55      6.57      5.26      4.27      3.52      2.93      2.47      2.11     1.81      1.36
Maturity          09/2014   09/2014   09/2014   09/2014   09/2014   09/2014   07/2014   03/2014  11/2013   01/2013
Window            1 - 116   1 - 116   1 - 116   1 - 116   1 - 116   1 - 116   1 - 114   1 - 110  1 - 106   1 - 96
=====================================================================================================================
WAL        15.0%  9.55      7.71      6.06      4.84      3.93      3.25      2.72      2.29     1.95      1.44
Maturity          09/2014   09/2014   09/2014   09/2014   06/2014   01/2014   09/2013   06/2013  03/2013   10/2012
Window            1 - 116   1 - 116   1 - 116   1 - 116   1 - 113   1 - 108   1 - 104   1 - 101  1 - 98    1 - 93
=====================================================================================================================
WAL        16.0%  9.55      7.59      6.24      4.96      4.03      3.32      2.77      2.34     1.99      1.46
Maturity          09/2014   09/2014   09/2014   09/2014   04/2014   11/2013   08/2013   05/2013  02/2013   09/2012
Window            1 - 116   1 - 116   1 - 116   1 - 116   1 - 111   1 - 106   1 - 103   1 - 100  1 - 97    1 - 92
=====================================================================================================================
WAL        20.0%  9.55      6.99      7.06      5.56      4.47      3.66      3.03      2.53     2.13      1.54
Maturity          09/2014   04/2014   09/2014   02/2014   10/2013   06/2013   03/2013   12/2012  10/2012   06/2012
Window            1 - 116   1 - 111   1 - 116   1 - 109   1 - 105   1 - 101   1 - 98    1 - 95   1 - 93    1 - 89
=====================================================================================================================
WAL        25.0%  9.55      6.44      6.38      6.53      5.19      4.19      3.43      2.83     2.36      1.67
Maturity          09/2014   04/2013   03/2013   09/2013   04/2013   01/2013   10/2012   08/2012  06/2012   02/2012
Window            1 - 116   1 - 99    1 - 98    1 - 104   1 - 99    1 - 96    1 - 93    1 - 91   1 - 89    1 - 85
=====================================================================================================================
WAL        30.0%  9.55      6.40      5.97      6.00      6.18      4.92      3.96      3.23     2.66      1.83
Maturity          09/2014   03/2013   05/2012   06/2012   12/2012   09/2012   07/2012   05/2012  03/2012   12/2011
Window            1 - 116   1 - 98    1 - 88    1 - 89    1 - 95    1 - 92    1 - 90    1 - 88   1 - 86    1 - 83
=====================================================================================================================

--------------
(1)  The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Security Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction in the Security Balance described in (i) above.

(2)  The final expected payment date of the Notes is the date on which the
     Security Balance thereof is reduced to zero.

(3)  Assumes that an optional redemption is exercised on the first Payment Date when the outstanding Security Balance is less than or equal to 10% of the
     Security Balance on the Closing Date.

(4)  Assumes no optional redemption is exercised and no mandatory auction occurred.

                                      S-46

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The Home Equity Loans and the Additional Balances related to the
Revolving Credit Loans to be transferred to the Trust by the Depositor were or will be purchased by the Depositor from the Seller pursuant to a Home Equity
Loan Purchase Agreement (the "PURCHASE AGREEMENT"). The following summary describes certain terms of the form of the Purchase Agreement and is qualified in its entirety by reference to the form of Purchase Agreement.

TRANSFER OF HOME EQUITY LOANS

         Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Home Equity
Loans, the related Credit Line Agreement, mortgages and other related documents
(collectively, the "RELATED DOCUMENTS") and all of the Additional Balances on
the Revolving Credit Loans thereafter created. The purchase price of the Home
Equity Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor as provided in the Purchase
Agreement. The purchase price of each Additional Balance is the amount of the related new advance and is payable by the Trust, either in cash or in the form of an increase in the Security Balance of the Certificates, as provided in the
Purchase Agreement.

         The Purchase Agreement will require that, within the time period specified therein, the Seller deliver to the Indenture Trustee (as the Trust's agent for such purpose) the Home Equity Loans and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof if the original mortgage is out for recording or if the original recorded mortgage was retained by the public recording office. In addition, under the terms of the Purchase Agreement, the Seller will deliver to the
Custodian, in blank and in recordable form assignments of mortgages relating to the Home Equity Loans as required by the Purchase Agreement. Upon the occurrence of certain events, and subject to the exceptions, as described in the Purchase
Agreement, the Seller will record, or cause to be recorded, the assignments of mortgage relating to the mortgages in a subordinate lien position.

         Within 120 days of the Closing Date, Wells Fargo Bank, National
Association, as custodian, (the "CUSTODIAN") will review the file for the Home
Equity Loans and determine whether certain documents are missing.

REPRESENTATIONS AND WARRANTIES

         The Seller will also represent and warrant to the Depositor that, among other things, (a) the information with respect to the Home Equity Loans set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Home Equity
Loans to the Depositor, the Seller was the sole owner and holder of the Home
Equity Loans free and clear of any and all liens and security interests. The
Seller will also represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) upon payment therefor, the
Purchase Agreement constitutes a valid transfer and assignment to the Depositor of all right, title and interest of the Seller in and to the Home Equity Loans and the proceeds thereof. The benefit of the representations and warranties made to the Depositor by the Seller in the Purchase Agreement will be assigned by the
Depositor to the Trust.

         If any Home Equity Loan or Related Document is found to be defective in any material respect, which may materially and adversely affect the value of the related Home Equity Loan, or the interests of the Indenture Trustee (as pledgee of the Trust), the Noteholders, the Certificateholders or the Credit Enhancer in
such Home Equity Loan and such defect is not cured within 90 days following notification thereof to the Seller and the Trust by the Custodian, the Seller
will be obligated under the Purchase Agreement to deposit the Repurchase Price into the Collection Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan. Any such purchase or substitution will result in the removal of such Home Equity Loan required to be removed from the
Trust (each such Home Equity Loan, a "DELETED LOAN"). The obligation of the
Seller to remove a Deleted Loan from the Trust is the sole remedy regarding any defects in the Home Equity Loans and Related Documents available to the

                                      S-47

Trust, the Certificateholders (or the Owner Trustee on behalf of the
Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

         With respect to any Home Equity Loan, the "REPURCHASE PRICE" is equal to the Principal Balance of such Home Equity Loan (without reduction for any amounts charged off) at the time of any removal described above plus accrued and unpaid interest thereon to the first day of the month following the month of purchase and any costs and damages incurred by the Trust resulting from any violation of any predatory or abusive lending law in connection with such Home
Equity Loan. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Collection Account an amount (the
"SUBSTITUTION ADJUSTMENT AMOUNT") equal to the excess of the Principal Balance of the related Deleted Loan over the Principal Balance of such Eligible
Substitute Loan.

         An "ELIGIBLE SUBSTITUTE LOAN" is a home equity loan substituted by the
Seller for a Deleted Loan which must, on the date of such substitution:

               (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Home Equity Loan for a Deleted Loan, an aggregate Principal Balance) not in excess of the Principal Balance relating to such Deleted Loan;

               (ii) have a Loan Rate and Net Loan Rate no lower than and not more than 1% in excess of the Loan Rate and Net Loan Rate, respectively, of such Deleted Loan, and if the Deleted Loan has an adjustable Loan Rate, shall have the same rate index and a Gross
          Margin no lower than and not more than 1% in excess of the Gross
          Margin of such Deleted Loan;

               (iii) have a Combined Loan-to-Value Ratio at the time of
          substitution no higher than that of the Deleted Loan at the time of substitution;

               (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the
          Deleted Loan;

               (v) comply with each representation and warranty as to the Home
          Equity Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution);

               (vi) not be 30 days or more delinquent;

               (vii) have the same lien status as the Deleted Loan;

               (viii) have a Credit Score no more than 10 points lower than the
          Credit Score of the Deleted Loan; and

               (ix) if the Deleted Home Equity Loan is a Revolving Credit Loan,
          shall also be a revolving credit loan and if the Deleted Home Equity
          Loan is a Mortgage Loan, shall also be a closed end mortgage loan and, if such Deleted Home Equity Loan is a Mortgage Loan with an adjustable
          Loan Rate, shall have the same Index as the Deleted Home Equity Loan.

         In addition, the Seller will be obligated to deposit the Repurchase
Price or substitute an Eligible Substitute Loan with respect to a Home Equity
Loan as to which there is a breach of a representation or warranty in the
Purchase Agreement and such breach is not cured by the Seller within the time provided in the Purchase Agreement.

         The Seller has also agreed to indemnify the Depositor and the Trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.

ASSIGNMENT TO THE TRUST

         The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Home Equity Loans and its obligation to pay for the Additional Balances on the Revolving Credit Loans under the Purchase
Agreement to the Trust, the Trust's pledge of its interest in the Purchase
Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Seller.

                                      S-48

OPTIONAL TRANSFERS OF REVOLVING CREDIT LOANS TO THE SELLER

         In order to permit the Seller to remove Revolving Credit Loans from the
Trust at such times, if any, as the Certificateholder Interest exceeds the level required by the Credit Enhancer and the Rating Agencies, on any Payment Date the
Seller may, but shall not be obligated to, remove on such Payment Date (the
"TRANSFER DATE") from the Trust, certain Revolving Credit Loans without notice to the Noteholders. The Seller is permitted to randomly select the Revolving
Credit Loans to be removed. Revolving Credit Loans so designated will only be removed upon satisfaction of the following conditions:

               (i) no Rapid Amortization Event has occurred;

               (ii) the Certificateholder Interest as of such Transfer Date
          (after giving effect to such removal) exceeds the Minimum
          Certificateholder Interest;

               (iii) the removal of any Revolving Credit Loans on any Transfer
          Date during the Managed Amortization Period shall not, in the reasonable belief of the Seller, cause a Rapid Amortization Event;

               (iv) the Seller shall have delivered to the Indenture Trustee a
          "LOAN SCHEDULE" containing a list of all Revolving Credit Loans removed from the Trust;

               (v) the Seller shall represent and warrant that no selection procedures which the Seller reasonably believes are adverse to the interests of the Noteholders or the Credit Enhancer were used by the
          Seller in selecting such Revolving Credit Loans;

               (vi) in connection with such transfer of Revolving Credit Loans, the Rating Agencies and the Credit Enhancer shall have been notified of the proposed transfer and prior to the Transfer Date each Rating
          Agency has confirmed in writing that such transfer would not result in a reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy; and

               (vii) the Seller shall have delivered to the Indenture Trustee and the Credit Enhancer an officer's certificate confirming the conditions set forth in clauses (i) through (vi).

         As of any date of determination, the "MINIMUM CERTIFICATEHOLDER
INTEREST" is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) 2% of the Cut-off Date Pool Balance of the Home Equity Loans. The
term "Minimum Certificateholder Interest" is only used in connection with the removal of Revolving Credit Loans.

                     DESCRIPTION OF THE SERVICING AGREEMENT

         The following summary describes certain terms of the Servicing
Agreement, dated as of January 1, 2005 among the Trust, the Indenture Trustee and the Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing
Agreement. Whenever particular defined terms of the Servicing Agreement are referred to, such defined terms are thereby incorporated herein by reference.
See "The Agreements" in the Prospectus.

P&I COLLECTIONS

         The Servicer shall establish and maintain an account (the "COLLECTION
ACCOUNT") in which the Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received in respect of the
Home Equity Loans received by it on or after the Cut-off Date. The Collection
Account shall be an "eligible account" (as defined in the Indenture). On the
18th day of each month or if such day is not a Business Day, the immediately preceding Business Day (the "DETERMINATION DATE"), the Servicer will notify the
Paying Agent and the Indenture Trustee of the aggregate amounts required to be withdrawn from the Collection Account and deposited into the Payment Account, as determined below.

         "PERMITTED INVESTMENTS" are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies and the Credit Enhancer from time to time as being consistent with their then-current ratings of the Notes.

                                      S-49

         The Servicer will make the following withdrawals (though not necessarily in the following order) from the Collection Account and deposit such amounts as follows:

               (i) to the Payment Account, an amount equal to the P&I
          Collections on the related Determination Date; and

               (ii) prior to the Rapid Amortization Period, to pay to the
          Seller, the amount of any Additional Balances, up to the amount of
          Principal Collections with respect to the Revolving Credit Loans for the related Collection Period;

               (iii) to reimburse itself for previously unreimbursed expenses incurred (a) in maintaining individual hazard insurance policies to the extent of late recoveries of those payments on particular Home
          Equity Loans or (b) in connection with liquidation of a Home Equity
          Loan from related proceeds of the liquidation;

               (iv) to pay to itself the Servicing Fee on account of interest on a Home Equity Loan, to the extent not previously retained;

               (v) to pay to itself, as additional servicing compensation, any interest or investment income earned on funds on deposit in the
          Collection Account;

               (vi) to pay to itself as additional servicing compensation, any profit realized in the foreclosure of a liquidated Home Equity Loan;

               (vii) to withdraw any amounts deposited in the Collection Account that were not required to be deposited to the Collection Account; and

               (viii) to pay to itself or to the Seller any additional
          reimbursement amounts and other amounts as provided in the Servicing
          Agreement.

         As to any Payment Date, "P&I COLLECTIONS" will equal the sum of (a)
Interest Collections for such Payment Date, (b) the Principal Collections for such Payment Date with respect to the Mortgage Loans and (c) (1) prior to the
Rapid Amortization Period, "NET PRINCIPAL COLLECTIONS" for such Payment Date which are the excess, if any, of Principal Collections for that Payment Date with respect to the Revolving Credit Loans over the aggregate amount of
Additional Balances created during the related Collection Period and conveyed to the Trust, or (2) during the Rapid Amortization Period, the Principal
Collections with respect to the Revolving Credit Loans for such date. During the
Rapid Amortization Period, Principal Collections for a Collection Period with respect to the Revolving Credit Loans will no longer be applied to acquire
Additional Balances during such Collection Period.

         All collections on the Revolving Credit Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal.
All collections on the Mortgage Loans will generally be allocated in accordance with the terms of the related mortgages between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date,
"INTEREST COLLECTIONS" will be equal to the sum of (i) the amounts collected during the related Collection Period, including the interest portion of any Net
Liquidation Proceeds, allocated to interest pursuant to the terms of the applicable agreements, reduced by the Servicing Fees for such Collection Period and (ii) the interest portion of the Repurchase Price for any Deleted Loans and of the cash purchase price paid in connection with any optional purchase of the
Revolving Credit Loans by the Servicer and (iii) on or after the Payment Date in
January 2017, the interest portion of the auction proceeds or purchase price paid by the Credit Enhancer. As to any Payment Date, "PRINCIPAL COLLECTIONS"
will be equal to the sum of (i) the amount of principal collected during the related Collection Period, including Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements or the mortgages, as applicable, and (ii) any Substitution Adjustment Amounts and the principal portion of the Repurchase Price for any Deleted Loans and (iii) any other amounts received as payments on or proceeds of the Home Equity Loans during the
Collection Period to the extent applied in the reduction of the principal amount thereof and (iv) on or after the Payment Date in January 2017, the principal portion of the auction proceeds or purchase price paid by the Credit Enhancer.

         As to any Payment Date, the related "COLLECTION PERIOD" is the calendar month preceding the month of such Payment Date.

                                      S-50

         "NET LIQUIDATION PROCEEDS" with respect to a Home Equity Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Home Equity Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Home Equity
Loan at the end of the Collection Period immediately preceding the Collection
Period in which such Home Equity Loan became a Liquidated Home Equity Loan. Net
Liquidation Proceeds shall not be an amount less than zero.

         With respect to any date, the "POOL BALANCE" will be equal to the aggregate of the Principal Balances of all Home Equity Loans as of such date owned by the Trust. The "PRINCIPAL BALANCE" of a Home Equity Loan (other than a
Liquidated Home Equity Loan) on any day is equal to the Cut-off Date Balance thereof, plus (i) in the case of any Revolving Credit Loans, any Additional
Balances in respect of such Revolving Credit Loans conveyed to the Trust, minus
(ii) all collections credited against the Principal Balance of such Home Equity
Loan in accordance with the related agreement prior to such day. The Principal
Balance of a Liquidated Home Equity Loan after final recovery of substantially all of the related Liquidation Proceeds which the Servicer reasonably expects to receive shall be zero.

HAZARD INSURANCE

         The Servicing Agreement provides that the Servicer maintain certain hazard insurance on the Mortgaged Properties relating to Home Equity Loans that either (i) are in the first lien position or (ii) have a credit limit at origination in excess of $50,000. The Servicer will not monitor the existence or continued validity of any hazard insurance on the Mortgaged Properties relating to the other Home Equity Loans.

         With respect to any Mortgaged Property for which the Servicer is required to maintain hazard insurance, the Servicing Agreement requires the
Servicer to maintain hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or
(b) the outstanding balance of such Home Equity Loan plus the outstanding balance on any mortgage loan senior to such Home Equity Loan; provided, that in any case the hazard insurance maintained by the Servicer must provide, on a replacement cost basis, full compensation for the loss incurred. The Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Home Equity Loan, hazard insurance with extended coverage. The Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. As set forth above, all amounts collected by the Servicer (net of any reimbursements to the Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property)
will ultimately be deposited in the Collection Account.

EVIDENCE AS TO COMPLIANCE

         The Servicing Agreement provides for delivery on or before the last day of February in each year, beginning in February 2006, to the Indenture Trustee and the Credit Enhancer of an annual statement signed by an officer of the
Servicer to the effect that the Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before the last day of February of each year, beginning in
February 2006, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to the Indenture Trustee pursuant to the Uniform
Single Attestation Program for Mortgage Bankers.

CERTAIN MATTERS REGARDING THE SERVICER

         The Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following

                                      S-51

conditions:(a) the Servicer has proposed a successor servicer to the Trust, the
Credit Enhancer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trust and the Indenture Trustee; (b)
the Rating Agencies have confirmed to the Trust, the Indenture Trustee and the
Credit Enhancer that the appointment of such proposed successor servicer as the
Servicer will not result in the qualification, reduction or withdrawal of the then current rating of the Notes (without regard to the Policy); and (c) such proposed successor servicer is acceptable to the Credit Enhancer. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Servicing
Agreement.

         The Servicer may perform any of its duties and obligations under the
Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Trust for the Servicer's duties and obligations under the Servicing Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

         The Servicing Agreement provides that the Servicer will indemnify the
Credit Enhancer, the Trust, the Owner Trustee and the Indenture Trustee, as the
case may be, from and against any loss, liability or expense, imposed by reason of its willful misfeasance, bad faith or negligence in the performance of its duties under the Servicing Agreement or by reason of its reckless disregard of its obligations and duties under the Servicing Agreement. The Servicing
Agreement provides that neither the Servicer nor its directors, officers, employees or agents will be under any other liability to the Owner Trustee, the
Indenture Trustee, or any other person for any action taken or for refraining from taking any action pursuant to the Servicing Agreement. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the
Securities, other than any loss, liability or expense related to any specific
Home Equity Loan or Home Equity Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties thereunder or by reason of its reckless disregard of its obligations and duties thereunder. In addition, the Servicing Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Servicing Agreement and which in its opinion may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto.

         Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Servicing Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

         "EVENTS OF SERVICING TERMINATION" will consist of, among other events, the following:

               (i) any failure by the Servicer to (a) deposit in the Collection
          Account, or Payment Account any deposit required to be made under the
          Servicing Agreement or (b) to pay when due any amount payable by it under the terms of the Insurance Agreement, which failure continues unremedied for (x) five Business Days with respect to deposits to be made in the Collection Account or payments under the Insurance
          Agreement, or (y) one Business Day with respect to deposits to be made in the Payment Account after the giving of written notice of such failure to the Servicer by the Issuer or Indenture Trustee, or to the
          Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer;

               (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the
          Servicing Agreement or Insurance Agreement which, in each case, materially and adversely affects the interests of the Noteholders or the Credit Enhancer and continues unremedied for 45 days or 60 days, respectively, after the giving of written notice of such failure to the

                                      S-52

          Servicer by the Issuer or the Indenture Trustee, or to the Servicer,
          the Issuer and the Indenture Trustee by the Credit Enhancer; or

               (iii) certain events of insolvency, readjustment of debt,
          marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations.

         Under the above circumstances, the Indenture Trustee with the consent of the Credit Enhancer, or the Credit Enhancer may deliver written notice to the
Servicer terminating all the rights and obligations of the Servicer under the
Servicing Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for the applicable periods referred to therein or referred to under clause (ii) above for the applicable periods referred to therein, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Servicer shall provide the Issuer, the Credit Enhancer and the Indenture
Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, the
Indenture Trustee with the consent of the Credit Enhancer, or the Credit
Enhancer may terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Home Equity Loans, whereupon the
Indenture Trustee or another successor designated by the Credit Enhancer in a period not to exceed 90 days, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement or, if the Credit
Enhancer does not designate a successor Servicer, appoint any other person as successor Servicer, as provided in the Servicing Agreement and will be entitled to the compensation arrangements and reimbursements provided in the Servicing
Agreement. During such 90 day period, neither the Indenture Trustee nor any successor Servicer shall be responsible for any lack of information or documents that it cannot reasonably obtain on a practical basis under the circumstances.
Neither the Indenture Trustee nor any successor Servicer shall be liable for any action taken by the terminated Servicer during such 90 day period. In the event that the Indenture Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act or to appoint a successor Servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of at least $10,000,000 and reasonably acceptable to the Credit Enhancer to act as successor to the Servicer under the Servicing Agreement; provided such appointment does not result in the qualification, reduction or withdrawal of the rating on the Notes without regard to the Policy. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity or to appoint a successor Servicer acceptable to the
Credit Enhancer unless prohibited by law. Such successor Servicer will be entitled to receive the compensation and reimbursements provided in the
Servicing Agreement (or such other compensation as the Issuer and such successor may agree).

AMENDMENT

         The Servicing Agreement may be amended from time to time by the
Servicer, the Issuer and the Indenture Trustee, with the consent of the Credit
Enhancer.

                                      S-53

                DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

         The following summary describes certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust
Agreement and the Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the Prospectus.

THE TRUST

         Simultaneously with the issuance of the Notes, the Issuer will pledge the Home Equity Loans and funds on deposit in the Payment Account and the
Collection Account to the Indenture Trustee as collateral for the Notes. As pledgee of the Home Equity Loans, the Indenture Trustee will be entitled to direct the Issuer in the exercise of all rights and remedies of the Depositor against the Seller under the Purchase Agreement and against the Servicer under the Servicing Agreement.

REPORTS TO HOLDERS

         The Indenture Trustee will make available to each Noteholder listed on the Security Register maintained with the Indenture Trustee and the Credit
Enhancer, a report setting forth certain amounts relating to the Notes for each
Payment Date to the extent such information is provided to the Indenture Trustee by the Servicer pursuant to the Servicing Agreement, among other things:

               (i) the amount of principal, if any, payable on such Payment Date to Noteholders;

               (ii) the amount of interest payable on such Payment Date to
          Noteholders separately stating the portion thereof in respect of overdue accrued interest;

               (iii) the Security Balance of the Notes after giving effect to the payment of principal on such Payment Date;

               (iv) P&I Collections for the related Collection Period and
          Investor P&I Collections for the related Collection Period;

               (v) the aggregate Principal Balance of the Home Equity Loans and the Investor Amount as of the end of the preceding Collection Period;
          and

               (vi) the amount paid, if any, under the Policy for such Payment
          Date.

         In the case of information furnished pursuant to clauses (i) and (ii)
above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Notes.

         The Indenture Trustee will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders via the Indenture Trustee's internet website. The Indenture Trustee's internet website shall initially be located at
"www.ctslink.com." Assistance in using the website can be obtained by calling the Indenture Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting a copy. The Indenture Trustee shall have the right to change the way monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders and the Indenture Trustee shall provide timely and adequate notification to all the Noteholders regarding any such changes.

         The Indenture Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

                                      S-54

         As a condition to access to the Indenture Trustee's internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee will not be liable for the dissemination of information in accordance with the Indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         With respect to the Notes, "Events of Default" occur under the
Indenture at any time when any one of the following events occurs:

               (i) a default of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days;

               (ii) a default in the payment of the principal of or any
          installment of the principal of any Note when the same becomes due and payable, and such default continues for a period of five days;

               (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any
          representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the
          Issuer and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding or the Credit Enhancer, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

               (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the
          Issuer or for any substantial part of the Trust, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

               (v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the
          Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing; or

               (vi) any other events specified in the Indenture.

         If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on such principal at the
Note Rate until such principal is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of Notes then outstanding, with the consent of the
Credit Enhancer, or the Credit Enhancer may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding, with the consent of the Credit Enhancer, or by the
Credit Enhancer. If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on property of the Trust or exercise remedies as a secured party with the prior written consent of the Credit Enhancer.

         If an Event of Default occurs and is continuing with respect to the
Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the

                                      S-55

provisions for indemnification and certain limitations contained in the
Indenture, the Credit Enhancer or the holders of a majority in principal amount of the outstanding Notes (with the consent of the Credit Enhancer) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the Credit Enhancer or the
holders of a majority in principal amount of the Notes then outstanding (with the consent of the Credit Enhancer) may, in certain cases, waive any default with respect thereto. No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless the Credit Enhancer consents to such proceeding and:

               (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default;

               (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

               (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity;

               (iv) the Indenture Trustee has for 60 days failed to institute such proceeding; and

               (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the Notes.

         In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the
Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Issuer, neither the
Indenture Trustee nor the Owner Trustee in its individual capacity, nor any
Holder representing an ownership interest in the Issuer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the
Indenture.

CERTAIN COVENANTS

         The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless:

               (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

               (ii) such entity expressly assumes, by an indenture supplemental to the Indenture, the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture;

               (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation;

               (iv) the Issuer has received consent of the Credit Enhancer and has been advised that the ratings of the Securities (without regard to the Policy) then in effect would not be reduced or withdrawn by any
          Rating Agency as a result of such merger or consolidation;

               (v) any action that is necessary to maintain the lien and
          security interest created by the Indenture is taken;

               (vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder or Certificateholder;
          and

               (vii) the Issuer has delivered to the Indenture Trustee an officer's certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with the Indenture and that all conditions precedent, as provided in the
          Indenture, relating to such transaction have been complied with.

                                      S-56

         The Issuer will not, among other things:

               (i) except as expressly permitted by the Indenture, sell,
          transfer, exchange or otherwise dispose of any of the assets of the
          Issuer;

               (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer;

               (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby;

               (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof;

               (v) permit the lien of the Indenture not to constitute a valid first priority security interest in the Trust; or

               (vi) impair or cause to be impaired the Issuer's interest in the
          Home Equity Loans, the Purchase Agreement or any other Agreement, if that action would materially and adversely affect the interests of holder of the Notes or the Credit Enhancer.

         The Issuer may not engage in any activity other than as specified under
"The Issuer" in this prospectus supplement.

MODIFICATION OF INDENTURE

         With the consent of the holders of a majority of the outstanding Notes and the Credit Enhancer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders; provided, however, that so long as the
Credit Enhancer is not in default, the Credit Enhancer will have the right to exercise all rights of the Noteholders under the Indenture without any consent of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby and the Credit Enhancer, however, no supplemental indenture will:

               (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable;

               (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

               (iii) reduce the percentage of the Security Balance of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the
          Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

               (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Depositor or an affiliate of any of them;

               (v) decrease the percentage of the Security Balance of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements;

                                      S-57

               (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note (including the calculation of any of the individual components of such calculation);

               (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the
          Indenture; or

               (viii) reduce the percentage of the aggregate amount of the outstanding Notes required to direct the Indenture Trustee to direct the Issuer to liquidate or sell the Trust.

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Credit Enhancer and without obtaining the consent of the Noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the Indenture that may be inconsistent with any other provision therein.

SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture
Trustee of funds sufficient for the payment in full of all the Notes and all amounts due the Credit Enhancer.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Issuer or the related
Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that neither of the Indenture Trustee nor any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the
Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture or the Servicing Agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture or the
Servicing Agreement. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under the
Indenture.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Note Owners in light of their personal investment circumstances or to certain types of Note Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

                                      S-58

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

         Based on the application of existing law to the facts as set forth in the Indenture, the Trust Agreement and the Servicing Agreement (collectively, the "AGREEMENTS") and other relevant documents and assuming compliance with the terms of the Agreements as in effect on the date of issuance of the Notes,
Sidley Austin Brown & Wood llp, special tax counsel to the Trust ("TAX COUNSEL")
and counsel to the Underwriter, is of the opinion that (i) the Notes will be treated as debt instruments for federal income tax purposes as of such date and
(ii) the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. Accordingly, upon issuance, the Notes will be treated as "Debt Securities" as described in the Prospectus. See
"Federal Income Tax Consideration" in the Prospectus.

TAXATION OF INTEREST INCOME OF NOTE OWNERS

         The Notes generally will be treated and taxable as Debt Securities. See
"Material Federal Income Tax Consequences-Taxation of Debt Securities" in the
Prospectus. While it is not anticipated that the Notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID
REGULATIONS") it is possible that the Notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as unconditionally payable under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Notes would be includible in income of Note Owners as OID, but would not be includible again when the interest is actually received. See
"Federal Income Tax Consideration--Taxation of Debt Securities; Interest and
Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID
Regulations. For purposes of calculating OID, it is likely that the Notes will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE TRUST ESTATE AS A PARTNERSHIP OR A CORPORATION

         Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be treated as a corporation or publicly traded partnership taxable as a corporation. See "Federal Income Tax Considerations" in the Prospectus. The opinion of Tax Counsel, however, is not binding on the courts or the IRS. It is possible the IRS could assert that, for purposes of the
Code, the transaction contemplated by this prospectus supplement and the accompanying prospectus with respect to the notes constitutes a sale of the Home
Equity Loans to the trust estate and a sale of interests in the trust estate to the investors (that is, the Note Owners). Moreover, the IRS could assert that the trust estate is properly treated as a corporation or partnership and that the investors are properly treated as stockholders or partners. Since Tax
Counsel has advised that the notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust estate would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Home Equity Loans, which would reduce the amounts available for payment to the Note Owners. Cash payments to the Note Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the trust estate was treated as a partnership between the Note
Owners and the holder of the Depositor's interest, the partnership itself would not be subject to U.S. federal income tax (unless it was characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each investor would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits . In addition, as a partner, the amount and timing of the investor's items of income and deductions could differ from the amount and timing of the investor's items of income and deduction as a debt holder.

POSSIBLE CLASSIFICATION OF THE TRUST ESTATE AS A TAXABLE MORTGAGE POOL

         In relevant part, Section 7701(i) of the Code provides that any entity
(or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated

                                      S-59

U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the entity's debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the Purchase Agreement,
Servicing Agreement and Trust Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be a taxable mortgage pool under
Section 7701(i) of the Code. The opinion of Tax Counsel, however, is not binding on the IRS or the courts. If the IRS were to contend successfully that the arrangement created by the purchase agreement, the servicing agreement and the trust agreement is a taxable mortgage pool, the arrangement would be subject to
U.S. federal corporate income tax on its taxable income generated by ownership of the Home Equity Loans. That tax might reduce amounts available for payments to Note Owners. The amount of the tax would depend upon whether payments to Note
Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

         Except in the case of a non-United States person that is a direct or indirect holder of 10% or more of the Certificates, or a "controlled foreign corporation" related within the meaning of Section 864 of the Code to the
Depositor, interest (including OID) paid on a note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the note owner provides the required foreign person information certification. See
"Federal Income Tax Consideration--Tax Treatment of Foreign Investors" in the
Prospectus.

         Interest paid (or accrued) to a Note Owner who is a non-U.S. Person will be considered "portfolio interest" and generally will not be subject to
United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (ii) the non-U.S. Person
provides the trust estate or other person who is otherwise required to withhold
U.S. tax with respect to the Note with an appropriate statement (on Form W-8 BEN or other similar form), signed under penalties of perjury, certifying that the
Note Owner is a foreign person and providing the non-U.S. Person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the Note. If the interest does not constitute portfolio interest, then it will be subject to U.S.
federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust estate, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect.

         If the interests of the Note Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. A corporate foreign partner also would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability. In addition, the interest paid on Notes could be subject to a 30% withholding tax
(or lower treaty rate) either because the interest on the Home Equity Loans does not appear to satisfy the requirements to be treated as "portfolio interest"
under the Code, or because, even if the interest on the Home Equity Loans were to be treated as portfolio interest, interest payments on the Notes could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

         If the trust estate were taxable as a corporation, payments to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable income tax treaty.

                                      S-60

BACKUP WITHHOLDING

         Certain Noteholders may be subject to backup withholding with respect to interest paid on the Notes if the Note Owner, upon issuance, fails to supply the Indenture Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Indenture Trustee or his broker with a certified statement, under penalties of perjury, that he is not subject to backup withholding.

         The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt Holders
(generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Noteholder" of record is Cede & Co., as nominee for DTC, Note Owners and the IRS will receive tax and other information including the amount of interest paid on the Notes owned from Participants and
Indirect Participants rather than from the Indenture Trustee. (The Indenture
Trustee, however, will respond to requests for necessary information to enable
Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalties of perjury, an IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Participants or Indirect Participants (or the
paying agent) will be required to withhold a portion of the interest (and principal) otherwise payable to the Holder, and remit the withheld amount to the
IRS as a credit against the Holder's federal income tax liability.

                                   OTHER TAXES

         The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes.
ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL,
STATE, LOCAL, OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND
DISPOSITION OF THE NOTES.

                              ERISA CONSIDERATIONS

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the
Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

         The acquisition and holding of Notes by, on behalf, of or with plan assets of a Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code if the Trust, the
Owner Trustee, the Indenture Trustee, the Underwriter, a holder of 50% or more of the Certificates or any of their respective affiliates, is or becomes a
"party in interest" or a "disqualified person" (as defined in ERISA and the
Internal Revenue Code, respectively) with respect to such Plan. In this case certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan.

         Each Purchaser of a Note, by its acceptance of such Note, shall be deemed to have represented that the acquisition and holding of the Note by such
Purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Code, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations"
in the Prospectus.

         Insurance companies contemplating the investment of general account assets in the Notes should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under "ERISA
Considerations--Insurance Company Purchasers" in the Prospectus. The DOL
published final regulations under Section 401(c) on January 5, 2000, which regulations generally became applicable on July 5, 2001.

                                      S-61

         The Depositor, the Servicer, the Indenture Trustee, the Owner Trustee,
the Underwriter or an affiliate of any of these parties may be the sponsor or the investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available.
Accordingly, any benefit plan for which the Depositor, the Servicer, the
Indenture Trustee, the Owner Trustee, the Underwriter or any of their respective affiliates

          o    has investment or administrative discretion with respect to plan assets;

          o    has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to plan assets, and will be based on the particular investment needs for the plan; or

          o    is an employer maintaining or contributing to the plan

should consult with its counsel about potential prohibited transactions under
ERISA and Section 4975 of the Code before investing in the Notes.

         The sale of any of the Notes to a Plan is in no respect a
representation by the depositor or the underwriter that such an investment meets all legal requirements relating to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                 USE OF PROCEEDS

         The Depositor intends to use the net proceeds to be received from the sale of the Notes to acquire the Home Equity Loans and to pay other expenses associated with creating the Trust and the issuance of the Notes.

                                LEGAL INVESTMENT

         The Notes will NOT constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the
Notes. No representation is made herein as to whether the Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Notes as legal investments for such purchasers prior to investing in Notes.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an Underwriting
Agreement, dated January 24, 2005 (the "UNDERWRITING AGREEMENT"), the Depositor
has agreed to sell the Notes to Morgan Stanley & Co. Incorporated (the
"UNDERWRITER") and the Underwriter has agreed to purchase the Notes.

         It is expected that delivery of the Notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearsteam,
Luxembourg and Euroclear on or about January 27, 2005, against payment therefor in immediately available funds.

         The Notes may be distributed from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. Proceeds to the Depositor from the sale of the Notes are expected to be approximately 99.75% of the initial principal amount of the
Notes, before deducting expenses payable by the Depositor. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the
Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters

                                      S-62

and any commissions received by them and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         In addition, the Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Notes are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all of the Notes if any of the Notes are purchased.

         The Underwriting Agreement and certain indemnity letters provide that the Depositor and the Seller will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         The Underwriter intends to make a secondary market in the Notes, but has no obligation to do so. Currently, no secondary market for the Notes exists.
We cannot assure you, nor can you assume, that such a market will develop or, if one does develop, that it will continue to operate in the future or provide you with a sufficient level of liquidity for your investment.

         The Underwriter is an affiliate of the Depositor, the Seller and the
Servicer.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing.
The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance
Corporation's methods of accounting for variable interest entities and stock-based compensation.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Notes will be passed upon for the Depositor, the Underwriter, the Seller and the Servicer by Sidley Austin
Brown & Wood LLP, New York.

                                     RATINGS

         It is a condition to issuance that the Notes be rated "Aaa" by Moody's
Investors Services, Inc. ("MOODY'S") and "AAA" by Standard & Poor's Ratings
Services, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S").
The Depositor has not requested a rating on the Notes by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by Moody's and Standard & Poor's. A securities rating addresses the likelihood of the receipt by Holders of Notes of distributions on the Home Equity Loans. The rating takes into consideration the structural and legal aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield or the timing of the receipt of principal. In addition, such ratings do not address the likelihood of the receipt of any amounts in respect of the Net Funds Cap Carryover Amount. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                      S-63

                             INDEX OF DEFINED TERMS

Accelerated Principal Payment Amount........................................S-36
Account Balance.............................................................S-13
Additional Balances.........................................................S-11
Additional Charges..........................................................S-13
Adjustment Date.......................................................S-12, S-13
Agreements..................................................................S-59
Appraised Value.............................................................S-14
Billing Cycle...............................................................S-12
Billing Date................................................................S-12
Book-Entry Notes............................................................S-29
Business Day................................................................S-33
Certificateholder...........................................................S-29
Certificateholder Interest..................................................S-29
Certificates................................................................S-11
Class L Certificates........................................................S-11
Class O Certificates........................................................S-11
Clearstream, Luxembourg.....................................................S-31
Closing Date................................................................S-11
CLTV........................................................................S-13
Code........................................................................S-58
Collection Account..........................................................S-49
Collection Period...........................................................S-50
Combined Loan-to-Value Ratio................................................S-13
Commission..................................................................S-27
Constant Draw Rate..........................................................S-43
CPR.........................................................................S-43
Credit Enhancer.............................................................S-27
Credit Limit................................................................S-12
Credit Limit Utilization Rate...............................................S-12
Credit Line Agreement.......................................................S-11
Credit Scores...............................................................S-22
Custodian...................................................................S-47
Cut-off Date................................................................S-11
Cut-off Date Balance........................................................S-11
Cut-off Date Pool Balance...................................................S-11
Date........................................................................S-46
Deficiency Amount...........................................................S-41
Definitive Note.............................................................S-29
Deleted Loan................................................................S-47
Depositor...................................................................S-11
Determination Date..........................................................S-49
Draw Period.................................................................S-12
Draws.......................................................................S-11
DTC.........................................................................S-29
Due Date..............................................................S-12, S-13
Due for Payment.............................................................S-41
Eligible Substitute Loan....................................................S-48
European Depositaries.......................................................S-29
Events of Default...........................................................S-55
Events of Servicing Termination.............................................S-52
Final Payment Date..........................................................S-35
Finance Charge..............................................................S-13
Financial Intermediary......................................................S-29
Global Securities..............................................................1

                                      S-64

governing instrument........................................................S-26
Gross Margin..........................................................S-12, S-13
Guaranteed Principal Distribution Amount....................................S-36
Holder......................................................................S-29
Home Equity Loans...........................................................S-11
Indenture...................................................................S-11
Insurance Agreement.........................................................S-35
Insured Amounts.............................................................S-41
Insured Payments............................................................S-41
Interest Collections........................................................S-50
Interest Period.............................................................S-34
Investor Amount.............................................................S-29
Investor Floating Allocation Percentage.....................................S-36
Investor Liquidation Loss Amount............................................S-36
Investor P&I Collections....................................................S-36
Investor Revolving Amount...................................................S-36
Issuer......................................................................S-11
Junior Ratio................................................................S-17
LIBOR Business Day..........................................................S-34
Liquidated Home Equity Loan.................................................S-37
Liquidation Loss Amount.....................................................S-37
Liquidation Loss Distribution Amount........................................S-35
Loan Rate.............................................................S-12, S-13
Loan Schedule...............................................................S-49
Managed Amortization Period.................................................S-37
Maximum Loan Rate.....................................................S-12, S-13
Minimum Auction Price.......................................................S-40
Minimum Certificateholder Interest..........................................S-49
Moody's.....................................................................S-63
Mortgage....................................................................S-11
Mortgage Loans..............................................................S-11
Mortgage Pool...............................................................S-11
Mortgagor...................................................................S-11
MSDWCC......................................................................S-24
Net Funds Cap...............................................................S-34
Net Funds Cap Carryover Amount..............................................S-34
Net Liquidation Proceeds....................................................S-51
Net Principal Collections...................................................S-50
Nonpayment..................................................................S-42
Non-U.S. Person..............................................................I-4
Note Owners.................................................................S-29
Note Rate...................................................................S-33
Noteholder..................................................................S-29
Notes.......................................................................S-11
Notice......................................................................S-42
OID.........................................................................S-59
OID Regulations.............................................................S-59
one-month LIBOR.............................................................S-13
Optional Redemption Date....................................................S-39
Order.......................................................................S-41
Original Investor Amount....................................................S-29
Original Investor Revolving Amount..........................................S-37
Original Security Balance...................................................S-29
Overcollateralization Amount................................................S-37
Overcollateralization Deficit...............................................S-37
Owner Trustee...............................................................S-11

                                      S-65

P&I Collections.............................................................S-50
Payment Account.............................................................S-35
Permitted Investments.......................................................S-49
Policy......................................................................S-40
Pool Balance................................................................S-51
Preference Amount...........................................................S-42
Prime Rate..................................................................S-12
Principal Balance.....................................................S-12, S-51
Principal Collection Distribution Amount....................................S-37
Principal Collections.......................................................S-50
Principal Reduction Amount..................................................S-37
Purchase Agreement..........................................................S-47
Rapid Amortization Event....................................................S-38
Rapid Amortization Period...................................................S-37
Record Date.................................................................S-33
Reference Bank Rate.........................................................S-34
Related Documents...........................................................S-47
Relevant Depositary.........................................................S-29
Relief Act Shortfalls.......................................................S-42
Repurchase Price............................................................S-48
Required Overcollateralization Amount.......................................S-37
Revolving Credit Loans......................................................S-11
Rules.......................................................................S-30
Scheduled Final Payment Date................................................S-42
Securities..................................................................S-11
Security Balance............................................................S-29
Seller......................................................................S-11
Seller P&I Collections......................................................S-37
Servicer....................................................................S-11
Servicing Agreement.........................................................S-11
Servicing Fee Rate..........................................................S-26
six-month LIBOR.............................................................S-13
Standard & Poor's...........................................................S-63
Structuring Assumptions.....................................................S-44
Substitution Adjustment Amount..............................................S-48
Tax Counsel.................................................................S-59
Telerate Screen Page 3750...................................................S-34
Transfer Date...............................................................S-49
Trust.......................................................................S-11
Trust Agreement.............................................................S-11
U.S. Person..................................................................I-4
Underwriter.................................................................S-62
Underwriting Agreement......................................................S-62
WAL.........................................................................S-46

                                      S-66

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered MSDWCC
HELOC Asset-Backed Notes, Series 2005-1 (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear.
The Global Securities will be tradable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in Global
Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in
Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream,
Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through
Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in
Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                       I-1

         Transfers between DTC Participants. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

         Transfers between Clearstream, Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in
Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a
Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the
Global Securities against payment. Payment will include interest accrued on the
Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the
DTC participant's account against delivery of an interest in the Global
Securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or
Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the
Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the
Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or
Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global
Securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream,
Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream,
Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global
Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         (a)   borrowing interests in Global Securities through Clearstream,
               Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream,
               Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                                       I-2

         (b)   borrowing interests in Global Securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be
               reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

         (c)   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

         Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the
Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A Beneficial Owner of Global Securities holding securities through
Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          o    Exemption for non-U.S. Persons (W-8BEN). Beneficial Owners of
               notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN
               (Certificate of Foreign Status of Beneficial Ownership for United
               States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

          o    Exemption for non-U.S. Persons with effectively connected income
               (Form W-8ECI). A non-U.S. Person, including a non-U.S.
               corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign
               Person's Claim for Exemption from Withholding or Income
               Effectively Connected with the Conduct of a Trade or Business in the United States).

          o    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Beneficial
               Owners residing in a country that has a tax treaty with the
               United States can obtain an exemption or reduced tax rate
               (depending on the treaty terms) by Form W-8BEN (Certificate of
               Foreign Status of Beneficial Ownership for United States Tax
               Withholding).

          o    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9
               (Payer's Request for Taxpayer Identification Number and
               Certification).

                                       I-3

          o    U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner
               of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

         Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. PERSON" means (i) a citizen or resident of the United
States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of
Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Code and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Person. The term "NON-U.S. PERSON" means any person who is not a U.S.
Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                       I-4

Prospectus

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of Morgan Stanley ABS Capital I Inc., the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.
--------------------------------------------------------------------------------

Morgan Stanley ABS Capital I Inc.
Asset Backed Securities
(Issuable in Series)

----------------

Morgan Stanley ABS Capital I Inc. may periodically establish trusts which will issue securities. The securities may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation.

Each series of securities will:

o be backed by one or more pools of mortgage loans, manufactured housing contracts or mortgage backed securities

o consist of one or more classes of securities.

o Each class of securities:

o will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

o may be senior or subordinate in right of payment to other classes; and

o may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

November 12, 2004

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of securities and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 146 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                            PAGE

Risk Factors................................................................  6

     The limited resale market for the securities could adversely affect your ability to liquidate your investment.........................  6

     Protection against losses is limited since the securities will receive payments only from specified sources..............................  6

     Declining property values and delays and expenses inherent in foreclosure procedures could delay distributions to you or result in losses..........................................................  7

     The trust may contain loans secured by junior liens; these loans are more likely than loans secured by senior liens to experience losses.............................................................  8

     If consumer protection laws are violated in the origination or servicing of the loans, losses on your investment could result.....  8

     Some pools may include a small portion of commercial mortgage loans;
         commercial loans present different risks than residential
         mortgage loans.....................................................  9

     Losses could result if violations of environmental laws occurred

     Indices Applicable to Floating Rate and Inverse Floating Rate Classes.. 42
     LIBOR.................................................................. 42
     COFI43

     Servicemembers Civil Relief Act and the California Military and

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

THE LIMITED RESALE MARKET FOR THE SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY
TO LIQUIDATE YOUR INVESTMENT.

          No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities.
          There have been times in the past when the absence of a liquid resale market for similar asset and mortgage backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.

PROTECTION AGAINST LOSSES IS LIMITED SINCE THE SECURITIES WILL RECEIVE PAYMENTS
ONLY FROM SPECIFIED SOURCES.

          The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person.
          Once released, those assets will no longer be available to make payments to securityholders.

          The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

          Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It

          may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

          You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

DECLINING PROPERTY VALUES AND DELAYS AND EXPENSES INHERENT IN FORECLOSURE
PROCEDURES COULD DELAY DISTRIBUTIONS TO YOU OR RESULT IN LOSSES.

          o    Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are
               regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or
               reductions in payable to you.

               There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the
               principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any)
               generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

          o    Decline in Property Values May Increase Loan Losses. Your
               investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the
               securityholders.

          We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency
          Legislation and other Limitations on Lenders" for additional information.

THE TRUST MAY CONTAIN LOANS SECURED BY JUNIOR LIENS; THESE LOANS ARE MORE LIKELY
THAN LOANS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES.

          The trust may contain loans that are in a junior lien position.
          Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE
LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT.

          Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's ability to collect interest or principal on a loan may result in a loss to you.

          The loans may also be governed by federal laws relating to the origination and underwriting of loans. These laws:

          o    require specified disclosures to the borrowers regarding the terms of the loans;

          o    prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

          o    regulate the use and reporting of information related to the borrower's credit experience;

          o    require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

          o    permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability
               standards agreed to by the homeowner and the contractor; and

          o    limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

          If particular provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

          We refer you to "Material Legal Aspects of the Loans" for additional information.

SOME POOLS MAY INCLUDE A SMALL PORTION OF COMMERCIAL MORTGAGE LOANS; COMMERCIAL
LOANS PRESENT DIFFERENT RISKS THAN RESIDENTIAL MORTGAGE LOANS.

          Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

          Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

LOSSES COULD RESULT IF VIOLATIONS OF ENVIRONMENTAL LAWS OCCURRED AFFECTING THE
MORTGAGED PROPERTIES.

          Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

          We refer you to "Material Legal Aspects of the Loans--Environmental
          Risks" for additional information.

                                 THE TRUST FUND

GENERAL

         The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

         o   single family mortgage loans, including

             oo  mortgage loans secured by first, second and/or more subordinate liens on one to four-family residential properties,

             oo  closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

             oo  home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

             oo  manufactured housing installment sales contracts and
                 installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are
                 located;

         o   commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

         o   mortgaged-backed securities issued or guaranteed by Ginnie Mae,
             Fannie Mae or Freddie Mac;

         o   privately issued mortgaged-backed securities representing interests in any of the above asset types; and

         o   all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts

                                       10

             payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

         The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

         The trust fund assets will be acquired by the depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under
"The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

         Any mortgage backed securities issued or guaranteed by Ginnie Mae,
Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

         As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

         If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

         With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.
No trust fund will engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No

                                       11

trust fund will have any source of capital other than its assets and any related credit enhancement.

         In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of securities and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The
Agreements--Assignment of the Trust Fund Assets." The only ongoing responsibilities of the depositor with respect to any series of securities will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

         The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or
Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and
"--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

         The following, together with the discussion under "Credit Enhancement"
in this prospectus, is a brief description of the assets that will be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form
8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

         General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts.
If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements

                                       12

granting exclusive rights to occupy specific dwelling units in the cooperatives'
buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

         o   Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s"
             methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

         o   Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment.
             Principal may include interest that has been deferred and added to the principal balance of the loan.

         o   Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o   Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit
             prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent

                                       13

             prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         Any loans that provide for payments to be allocated to principal and interest based on the "sum of the digits" or "Rule of 78s" method will be described in the related prospectus supplement. Generally, for any loan, the
"sum of the digits" or "Rule of 78s" refers to a method of allocating the total monthly payment due from the borrower between interest due on the loan and the repayment of principal. Under this method, during the early months of the loan, the portion of each payment allocable to interest is higher, and the portion of each payment allocable to principal is correspondingly lower that would be the case for a loan that fully amortizes on a level debt service basis. During the later months the situation reverses with the portion of each payment allocable to interest lower and the portion allocable to principal higher than would be the case for a loan that fully amortizes on a level debt service basis.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be established at the origination of loan in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. For any trust fund that acquires buydown loan, the related prospectus supplement will state whether the related buydown fund has been acquired by the trust along with the buydown loan. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed use properties that

                                       14

are primarily residential. Any mixed use property that is classified for purposes of the trust fund's assets as primarily residential will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Mixed use properties not meeting these characteristics will be treated as being predominately used for commercial purposes and will be classified for purposes of the trust fund's assets as commercial properties. Properties may include vacation and second homes, investment properties, leasehold interests and, to the limited extent described under "Commercial Loans" below, commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of
Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies.
The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement.
Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence, or a finding that the address of the underlying property is the borrower's mailing address.

         Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

         The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower

                                       15

         must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements.
         The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a
"manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

         Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

                                       16

         Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets, commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of

         o   primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties,

         o   retail stores and establishments, that are primarily for commercial purposes

         o   office buildings, or

         o   hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land.

         The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

         Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

         Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet,

                                       17

telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

         Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

         o   the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

         o   the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

         o   the original terms to maturity of the loans,

         o   the largest principal balance and the smallest principal balance of any of the loans,

         o   the earliest origination date and latest maturity date of any of the loans,

         o   the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

         o   the loan interest rates or range of loan interest rates borne by the loans,

         o   the maximum and minimum per annum loan interest rates, and

         o   the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on
Form 8-K filed within 15 days of the closing date.

         No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans.
If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as

                                       18

applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.
In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool.
To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

         Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement.
Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans.
As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

         The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

MODIFICATION OF LOANS

         The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement.
However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

         Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of
HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates

                                       19

which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or
partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

         Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the
National Housing Act, Ginnie Mae may, under Section 306(d) of the National
Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through"
mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the
Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie
Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie
Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each
FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie
Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA
Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA
Loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the

                                       20

Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against
Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point.
The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a
Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA
II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan.
Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of
Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown

                                       21

     mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage
Association Charter Act. Fannie Mae was originally established in 1938 as a
United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of
Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o   fixed-rate level installment conventional mortgage loans;

         o   fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

         o   adjustable rate conventional mortgage loans; or

         o   adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie
Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.
The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie
Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.
Under a regular servicing

                                       22

option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie
Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100%
of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie
Mae certificates, distributions on the Fannie Mae certificates will be made by check.

                                       23

         Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage
Corporation Act, Title III of the Emergency Home Finance Act of 1970, as
amended. The common stock of Freddie Mac is owned by the Federal Home Loan
Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily
Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or
VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically,
mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program,
Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution.
Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the

                                       24

timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the
United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to
June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program,
Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a
Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of
Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor
Program with certificate numbers beginning with 18-012, the range

                                       25

between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie
Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac,
Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

         General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

         The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If the depositor or any of its affiliates participated in the original issuance of any of the

                                       26

private mortgage-backed securities underlying any series of securities offered under the prospectus, the related prospectus supplement will disclose this fact.
Any private mortgage-backed securities acquired by the depositor will be acquired in the secondary market and not pursuant to an initial offering of the securities. In addition, private mortgage-backed securities will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

         Where the related PMBS issuer is not an affiliate of the depositor, it will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences. The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related PMBS trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to by it or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

         o   no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

         o   the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

         o   the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

         o   the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title
             Insurance policy.

                                       27

         Credit Support Relating to Private Mortgage-Backed Securities. Credit
support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

         Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

         (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

         (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

         (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

         (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

         (5) the pass-through or certificate rate of the private mortgage-backed securities;

         (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

         (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

         (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

         (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

         (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

         Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or

                                       28

originated by that originator. The representations and warranties may include, among other things:

         o   that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

         o   that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

         o   that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

         o   that there were no delinquent tax or assessment liens against the property;

         o   that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

         o   that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

         If so specified in the related prospectus supplement, the
representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular

                                       29

series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

         The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either

         o   to repurchase the loan from the trust fund at a price equal to 100%
             of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or

         o   substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

         If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the
Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

         Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans.
However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of the Trust Fund
Assets."

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the

                                       30

documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

         o   to purchase the related trust fund assets;

         o   to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus
             supplement; and

         o   to pay the costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement".

         The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         Morgan Stanley ABS Capital I Inc. is a direct, wholly-owned subsidiary of Morgan Stanley. Morgan Stanley ABS Capital I Inc. will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future to have, any significant assets.

         Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                          DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus

                                       31

supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates.
A trust that only issues notes, or that issues both notes and certificates, will be formed under a trust agreement. A trust that issues only certificates will be formed under a pooling and servicing agreement. Each pooling and servicing agreement and indenture will be governed by New York law and each trust agreement will be governed by Delaware law. Each trust, as issuer of securities under the applicable agreement, will therefore be subject to the governing law of the agreement. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series.

GENERAL

         The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

         o   the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

         o   the assets that from time to time have been deposited in the related security account, as described in this prospectus under
             "The Agreements--Payments on Loans; Deposits to Security Account";

         o   property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;
             and

         o   any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve

                                       32

account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal
Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of

                                       33

securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee either represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

         As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the
Internal Revenue Code. The related prospectus supplement will specify whether a
REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied.
As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a
REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related
REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a
REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit
Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related

                                       34

prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

         Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

         Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

         If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the

                                       35

periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund.
Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

ADVANCES

         If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee.
The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were

                                       36

made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement.
Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities"
above.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

         o   the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any
             applicable prepayment penalties included in that distribution;

         o   the amount of the distribution allocable to interest;

         o   the amount of any advance;

         o   the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date, or withdrawn from the reserve account, if any, that is included in the amounts
             distributed to the senior securityholders;

         o   the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

         o   the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

         o   the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following
             distribution date;

                                       37

         o   the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o   the number and aggregate principal balances of loans that are delinquent but not in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that are 31 to 60 days, 61 to 90 days or 91 or more days delinquent;

         o   the number and aggregate principal balances of loans that are in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that have been in foreclosure for 1 to 30 days, 31 to 60 days, 61 to 90 days or 91 or more days;

         o   the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o   the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

         o   if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

         o   the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

         o   any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to the aggregate of amounts reported under the first and second bullets above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

                                       38

CATEGORIES OF CLASSES OF SECURITIES

         The securities of any series may be comprised of one or more classes.
Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

Principal Types

Accretion Directed.......................   A class that receives principal
                                            payments from the accreted interest
                                            from specified accrual classes. An
                                            accretion directed class also may
                                            receive principal payments from
                                            principal paid on the underlying
                                            trust fund assets for the related
                                            series.

Component Securities.....................   A class consisting of components.
                                            The components of a class of
                                            component securities may have
                                            different principal and/or interest
                                            payment characteristics but together
                                            constitute a single class. Each
                                            component of a class of component
                                            securities may be identified as
                                            falling into one or more of the
                                            categories in this chart.

Notional Amount Securities...............   A class having no principal balance
                                            and bearing interest on a notional
                                            amount. The notional amount is used
                                            for purposes of the determination of
                                            interest distributions.

Planned Principal Class or PACs..........   A class that is designed to receive
                                            principal payments using a
                                            predetermined principal balance
                                            schedule derived by assuming two
                                            constant prepayment rates for the
                                            underlying trust fund assets. These
                                            two rates are the endpoints for the
                                            "structuring range" for the planned
                                            principal class. The planned
                                            principal classes in any series of
                                            securities may be subdivided into
                                            different categories--e.g., primary
                                            planned principal classes, secondary
                                            planned principal classes and so
                                            forth--having different effective
                                            structuring ranges and different
                                            principal payment priorities. The
                                            structuring range for the secondary
                                            planned principal class of a series
                                            of securities will be

                                       39

                                            narrower than that for the primary
                                            planned principal class of that
                                            series.

Scheduled Principal Class................   A class that is designed to receive
                                            principal payments using a
                                            predetermined principal balance
                                            schedule but is not designated as a
                                            planned principal class or targeted
                                            principal class. In many cases, the
                                            schedule is derived 33 by assuming
                                            two constant prepayment rates for
                                            the underlying trust fund assets.
                                            These two rates are the endpoints
                                            for the "structuring range" for the
                                            scheduled principal class.

Sequential Pay Class.....................   Classes that receive principal
                                            payments in a prescribed sequence,
                                            that do not have predetermined
                                            principal balance schedules and that
                                            under all circumstances receive
                                            payments of principal continuously
                                            from the first distribution date on
                                            which they receive principal until
                                            they are retired. A single class
                                            that receives principal payments
                                            before or after all other classes in
                                            the same series of securities may be
                                            identified as a sequential pay
                                            class.

Strip....................................   A class that receives a constant
                                            proportion, or "strip," of the
                                            principal payments on the underlying
                                            trust fund assets.

Support Class or Companion Class.........   A class that receives principal
                                            payments on any distribution date
                                            only if scheduled payments have been
                                            made on specified planned principal
                                            classes, targeted principal classes
                                            and/or scheduled principal classes
                                            on that distribution date.

Targeted Principal Class or TACs.........   A class that is designed to receive
                                            principal payments using a
                                            predetermined principal balance
                                            schedule derived by assuming a
                                            single constant prepayment rate for
                                            the underlying trust fund assets.

Interest Types

Fixed Rate...............................   A class with an interest rate that
                                            is fixed throughout the life of that
                                            class.

                                       40

Floating Rate............................   A class with an interest rate that
                                            resets periodically based upon a
                                            designated index and that varies
                                            directly with changes in that index
                                            as specified in the related
                                            prospectus supplement. Interest
                                            payable to a floating rate class on
                                            a distribution date may be subject
                                            to a cap based on the amount of
                                            funds available to pay interest on
                                            that distribution date.

Inverse Floating Rate....................   A class with an interest rate that
                                            resets periodically based upon a
                                            designated index as specified in the
                                            related prospectus supplement and
                                            that varies inversely with changes
                                            in that index.

Variable Rate............................   A class with an interest rate that
                                            resets periodically and is
                                            calculated by reference to the rate
                                            or rates of interest applicable to
                                            specified assets or
                                            instruments--e.g., the loan rates
                                            borne by the underlying loans.

Auction Rate.............................   A class with an interest rate that
                                            resets periodically to an auction
                                            rate that is calculated on the basis
                                            of auction procedures described in
                                            the related prospectus supplement.

Interest Only............................   A class that receives some or all of
                                            the interest payments made on the
                                            underlying trust fund assets or
                                            other assets of the trust fund and
                                            little or no principal. Interest
                                            only classes have either a nominal
                                            principal balance or a notional
                                            amount. A nominal principal balance
                                            represents actual principal that
                                            will be paid on the class. It is
                                            referred to as nominal since it is
                                            extremely small compared to other
                                            classes. A notional amount is the
                                            amount used as a reference to
                                            calculate the amount of interest due
                                            on an interest only class that is
                                            not entitled to any distributions in
                                            respect of principal.

Principal Only...........................   A class that does not bear interest
                                            and is entitled to receive
                                            distributions in respect of
                                            principal only.

Partial Accrual..........................   A class that accretes a portion of
                                            the amount of accrued interest with
                                            respect to that class. The

                                       41

                                            accreted interest will not be
                                            distributed but will instead be
                                            added to the principal balance of
                                            that class on each applicable
                                            distribution date, with the
                                            remainder of the accrued interest to
                                            be distributed currently as interest
                                            on that class. This partial accrual
                                            without distribution may continue
                                            until a specified event has occurred
                                            or until the partial accrual class
                                            is retired.

Accrual..................................   A class that accretes the full
                                            amount of accrued interest with
                                            respect to that class.

                                            The accreted interest will not be
                                            distributed but will instead be
                                            added as principal to the principal
                                            balance of that class on each
                                            applicable distribution date. This
                                            accrual without distribution may
                                            continue until some specified event
                                            has occurred or until the accrual
                                            class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

         The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of
11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters
Screen LIBO Page, as defined in the International Swap Dealers Association, Inc.
Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or
to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

                                       42

         LIBOR will be established as follows:

         (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

         (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

             o   LIBOR as determined on the previous LIBOR determination date or

             o   the reserve interest rate.

         The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United
States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

         (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2)
above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

         Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is

                                       43

designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

             o   savings deposits,

             o   time deposits,

             o   FHLBSF advances,

             o   repurchase agreements, and

             o   all other borrowings.

         Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District
Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District
Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or
LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds
Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may
not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information

                                       44

Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948,
600 California Street, San Francisco, California 94120, or by calling (415)
616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds
Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of
Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G
Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current
National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District
Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

TREASURY INDEX

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the
Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

         (1) U.S. Treasury securities adjusted to the "constant maturity"
specified in that prospectus supplement or

                                       45

         (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its
Statistical Release No. H.15(519). Statistical Release No. H.15(519) is
published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal
Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If
the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New
York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime
Rate for an interest accrual period will be the "Prime Rate" as published in the
"Money Rates" section of The Wall Street Journal, or if not so published, the
"Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The
Depository Trust Company in the United States, or Clearstream Banking (formerly
Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear

                                       46

will hold omnibus positions on behalf of their participants through customers'
securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
Citibank, N.A., will act as depositary for Clearstream Banking and The Chase
Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC.
Security owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or
Euroclear, as appropriate.

         Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants.
While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

         Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants.
Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

         Because of time zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the

                                       47

relevant Euroclear or Clearstream Banking participants on that business day.
Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC is owned by a number of its direct participants and by the New
York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National
Association of Securities Dealers, Inc.

         Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between
Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank,
Clearstream Banking is regulated by the Luxembourg Monetary Institute.
Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to
Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

                                       48

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the
Brussels.

         Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from
Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through
Euroclear participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to securities held through Clearstream Banking or
Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary.
Distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. See "Material Federal Income Tax
Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to
Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

         Monthly and annual reports on the trust fund will be provided to Cede &
Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

                                       49

         DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures.
DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of be global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

         Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

         None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets.
Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a
cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

                                       50

SUBORDINATION

         If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

         o   reducing the ownership interest, if applicable, of the related subordinated securities;

         o   a combination of the immediately preceding sentence and the above;
             or

         o   another method described in the related prospectus supplement.

         If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

                                       51

         As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

         o   in the order of their scheduled final distribution dates;

         o   in accordance with a schedule or formula;

         o   in relation to the occurrence of events; or

         o   by another method as specified in the related prospectus
             supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

         The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the
L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional
Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

                                       52

         o   maintaining timely payments or providing additional protection against losses on the trust fund assets;

         o   paying administrative expenses; or

         o   establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

         Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

SPREAD ACCOUNT

         If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

         The reserve account for a series will be funded:

         o   by the deposit in the reserve account of cash, United States
             Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

                                       53

         o   by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled;
             or

         o   in any other manner as may be specified in the related prospectus supplement.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

                  (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

                  (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

                  (3) commercial or finance company paper which is then
         receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

                  (4) certificates of deposit, demand or time deposits, or
         bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

                  (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

                  (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

                  (7) repurchase obligations with respect to any security
         described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

                                       54

                  (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

                  (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

                  (10) short term investment funds sponsored by any trust
         company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

         Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by

                                       55

primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy.
Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

         The pool insurance policy may provide that no claims may be validly presented unless:

         o   any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

         o   hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o   if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

         o   the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including

                                       56

misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

         The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

                                       57

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

         If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

         o   maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

         o   paying administrative expenses; or

         o   establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

         If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

         The derivative products may include interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or
U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

         Other types or arrangements may be entered into to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities or to provide for payments to the trust fund based on the occurrence of other specified events. These arrangements will be described in the related prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will

                                       58

contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

         The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans.
Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.
Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the
Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

         Collections on revolving credit line loans may vary because, among other things, borrowers may

         (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or

         (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

         If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or

                                       59

transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and "Material Legal Aspects
of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full.
Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not

                                       60

yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

         Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The
Agreements--Termination; Optional Termination."

         If a funding period is established for the related series of securities as described under "The Agreements - Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire sufficient loans during the pre-funding period, the amounts remaining in the pre-funding account at the end of the funding period will be applied as a prepayment of principal in the manner and priority specified in the related prospectus supplement.

         The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                       61

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

         If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

                  (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

                  (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

                  (3) an assignment of the mortgage to the trustee, which
         assignment will be in recordable form in the case of a mortgage assignment; and

                  (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

                                       62

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1)
through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

         If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

         If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage
Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.
Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material
Legal Aspects of the Loans--The Contracts."

         The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or

                                       63

defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

         If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either purchase the related loan from the trust fund at the purchase price or if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or
Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

         Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

         As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The
Trust Fund--Representations by Sellers or Originators; Repurchases." These
obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

                                       64

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

         o   maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

         o   an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings
             Association Insurance Fund (as successor to the Federal Savings and
             Loan Insurance Corporation);

         o   an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

         o   an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

         The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

         o   all payments on account of principal, including principal
             prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

                                       65

         o   all payments on account of interest on the loans, net of applicable servicing compensation;

         o   all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with
             liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o   all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or Originators;
             Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under
             "--Termination; Optional Termination" below;

         o   all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

         o   any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

         o   all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

         o   to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

         o   to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance

                                       66

             proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

         o   to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

         o   to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

         o   to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

         o   to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

         o   to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

         o   to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

         o   to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

         If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

                                       67

         The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans.
Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets.
Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

         For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and
Prepayment Considerations."

         The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

                                       68

         In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

SUB-SERVICING BY SELLERS

         Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

HAZARD INSURANCE

         Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of

                                       69

         (1) the maximum insurable value of the improvements securing the loan
or

         (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

         All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account.
In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally
80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

         (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or

         (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds

                                       70

will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See
"Credit Enhancement."

         In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

         If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

         (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and

         (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan.
If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts

                                       71

representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See
"Credit Enhancement."

         In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

         o   first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

         o   second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

         o   third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

         o   fourth, as a recovery of principal of that loan.

         The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

         General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable,

                                       72

will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

         The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

         Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required.
Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

         FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The
Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.
These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No
FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's
Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38
United States Code Section 1803(a), as amended.

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SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

         The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

EVIDENCE AS TO COMPLIANCE

         Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers, the Audit Program for Mortgages serviced for
Freddie Mac or other program as specified in the related prospectus supplement, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the related agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit
Program for Mortgages serviced for Freddie Mac, or the Uniform Single
Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of that statement of firms of independent public accountants with respect to the related sub-servicer.

         Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

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         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

         Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the

                                       75

then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

         o   failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of
             securities of that class evidencing not less than 25% of the voting interests constituting that class;

         o   any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

         o   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

         o   events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make

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advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement.
Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

         Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

         o   a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

         o   failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

         o   events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

         o   any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment

                                       77

of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

         o   the holders of 100% of the voting interests of the notes of that series consent to the sale;

         o   the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

         o   the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

         In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and

                                       78

interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

AMENDMENT

         Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

         o   to cure any ambiguity;

         o   to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

         o   to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

         Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may

         (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

         (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related

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agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a
REMIC.

TERMINATION; OPTIONAL TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if
REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

         Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the
REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a
"qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

         Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money

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in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

         The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

GENERAL

         The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all

                                       81

common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any

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notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure.
These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

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         Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

         Cooperative Loans. The cooperative shares owned by the
tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

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         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other
Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or
"operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without
"participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under
CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the

                                       85

facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

         The Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

         A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and
Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit
Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due.

                                       86

The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its

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security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

         The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

         The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in
August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were

         (1)   originated or assumed during the "window period" under the
               Garn-St Germain Act which ended in all cases not later than
               October 15, 1982, and

         (2)   originated by lenders other than national banks, federal savings institutions and federal credit unions.

         Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states -
Arizona, Michigan, Minnesota, New Mexico and Utah - have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain
Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged

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property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after
March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

         General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer

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physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped.
With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help"
repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan.

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However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the
UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must

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surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in
Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the
Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt
Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the

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borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.
Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

         Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status, In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The
Relief Act applies to borrowers who are members of the Army, Navy, Air Force,
Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public
Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military and Veterans
Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief
Act or the California Military and Veterans Code. Application of the Relief Act
or the California Military and Veterans Code

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would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

         Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and
Veterans Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a home improvement contract or manufactured housing contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or home improvement contract or manufactured housing contract goes into default, there may be delays and losses occasioned as a result.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and

                                       94

defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

         The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

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         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that:
hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

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         The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

THE TITLE I PROGRAM

         General. If so specified in the related prospectus supplement, all or a specified percentage of the loans contained in a trust fund may be loans insured under the Title I Program, which is formally known as the FHA Title I Credit
Insurance Program created pursuant to Sections 1 and 2(a) of the National
Housing Act of 1934. For any series of securities backed by loans that are insured under the Title I Program, the related trust fund will be assigned the benefits of the credit enhancement provided to the holders of the loans under the Title I Program. The following describes the material terms of the Title I
Programs with respect to the benefits securityholders will receive and the limitations to which they will be subject should the trust fund hold loans insured under the Title I Program. Under the Title I Program, the FHA is
authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for FHA insurance under the Title
I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond

                                       97

with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title
I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I
Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

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         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of
HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a
Title I insurance contract. The amount of insurance coverage in this account is
10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of
0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by the amount of the FHA insurance claims approved for payment relating to the insured loans and the amount of insurance coverage attributable to insured loans sold by the lender.
The insurance coverage may also be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of

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insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of
HUD.

         When a lender files an insurance claim with the FHA under the Title I
Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United
States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

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         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

         o   the unpaid loan obligation, net unpaid principal and the
             uncollected interest earned to the date of default, with
             adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

         o   the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

         o   the uncollected court costs;

         o   the attorney's fees not to exceed $500; and

         o   the expenses for recording the assignment of the security to the
             United States.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit
Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the
Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair
Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham &
Taft LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor. The discussion is based upon the provisions of the
Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions

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now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

         The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well.
Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to holders of securities will vary depending on whether:

         (1) the securities of a series are classified as indebtedness;

         (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the
         Internal Revenue Code;

         (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

         (4) the trust fund relating to a particular series of certificates is treated as a partnership.

         Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP,
Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that, for federal income tax purposes:

         o   securities issued as notes will be treated as indebtedness;

         o   securities issued as certificates will be treated as one of the following:

             --  indebtedness; -- beneficial ownership interests in the related trust fund or in its assets; or

             --  "REMIC regular interests" or "REMIC residual interests".

The latter treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its
Holders". Each prospectus supplement will specify if this treatment applies to the securities being issued. Subject to the discussion under " --Taxation of the
REMIC and Its Holders", Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham &
Taft LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP are of the
opinion that securities representing REMIC "regular interests" are taxable to

                                      102

the holders of those securities in substantially the same manner as indebtedness issued by the REMIC.

         In all cases, each trust fund will be structured to not be subject to an entity level tax, and Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham
& Taft LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP are of the
opinion that each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series.

TAXATION OF DEBT SECURITIES

         General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP, Dewey
Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that the securities will be treated as debt for
United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued counsel to the depositor will deliver an opinion generally to that effect.

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, special counsel to the depositor identified in the prospectus supplement will have advised the depositor that:

         (1) Debt securities held by a domestic building and loan association will not constitute "loans...secured by an interest in real property"
         within the meaning of Code Section 7701(a)(19)(C)(v); and

         (2) Debt securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section
         856(c)(4)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular
Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

         Debt Securities that are Compound Interest Securities--generally, securities on which all or a portion of the interest is not paid currently--will, and some of the other Debt Securities

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may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations thereunder. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt
Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt
Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

         Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt
Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated
interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated
redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated
redemption price at maturity and the Debt Security will generally have OID.
Holders of Debt Securities should

                                      104

consult their own tax advisors to determine the issue price and stated
redemption price at maturity of a Debt Security.

         Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt
Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt
Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

         (1) the interest is unconditionally payable at least annually at a
         "current value" of the index;

         (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

         (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

         (4) the principal payments are not contingent.

         In the case of Compound Interest Securities, some Interest Weighted
Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         In addition, the IRS has issued regulations the ("Contingent
Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section
1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

                                      105

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt
Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular
Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of
OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated
interest allocable to that accrual period. The adjusted issue price of a Debt
Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a Pay-Through
Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of

         (a) the present value of all payments remaining to be made on the
         Pay-Through Security as of the close of the accrual period and

         (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

         (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

         (2) events which have occurred before the end of the accrual period and

         (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

         The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the
Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of
Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

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         The depositor may adjust the accrual of OID on a class of Regular
Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

         Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

         A subsequent holder of a Debt Security will also be required to include
OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the
OID by comparable economic accruals of portions of that excess.

         Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the
payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest
Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated
principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an
Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped

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Securities as described in this prospectus. See "--Tax Status as a Grantor
Trust--Discount or Premium on Pass-Through Securities" above.

         Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

         (1)   the yield to maturity of those Debt Securities and

         (2)   in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

         Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

         Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of
"market discount"--generally, the excess of the principal amount of the Debt
Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either

         (1) on the basis of a constant yield, in the case of a Pay-Through
Security, taking into account a prepayment assumption, or

         (2) in the ratio of (a) in the case of securities, or in the case of a
Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a
Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a
Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

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         Premium. A holder who purchases a Debt Security, other than an Interest
Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount.
Accordingly, it appears that the accrual of premium on a class of Pay-Through
Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID
regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were to be made with respect to a Debt Security with market discount, the holder of the
Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires.
The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

         Consequences of Realized Losses. Under Section 166 of the Code, both corporate holders of Debt Securities and noncorporate holders that acquire Debt
Securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such securities become wholly or partially worthless as the result of one or more realized losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Security in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such security becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short term capital loss. Moreover, the character and timing of any such losses by holders of Debt
Securities of a series in which no REMIC election has been made may be governed by Code

                                      109

Section 165(g) relating to worthless securities, rather than by Code Section
166, if such securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

         Each holder of a Debt Security will be required to accrue OID on such security without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a realized loss is allocated to such Debt Security or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt
Security could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Security eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, holders of Debt Securities should consult with their own tax advisors with respect to the federal income tax consequences of realized losses attributable to OID.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, Sidley Austin Brown
& Wood LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Mayer,
Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued Sidley Austin Brown &
Wood LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP or Mayer,
Brown, Rowe & Maw LLP will deliver an opinion to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a
REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Subject to the discussion below, REMIC regular interests are treated for holders of those interests in substantially the same manner as debt issued by the REMIC for U.S. federal income tax purpose. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as
specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities,

         (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section
7701(a)(19)(C); and

                                      110

         (2) securities held by a real estate investment trust will constitute
"real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

         If less than 95% of the REMIC's assets consist of assets described in
(1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

         Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as
"single family residences" within the meaning of Code Section 25(e)(10) can be treated as "qualified mortgages" of the REMIC.

         Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

         Outside Reserve Fund. To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a
REMIC regular interest but also an interest in a notional principal contract.
This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an
"outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest
Security or Regular Interest Security on that day. In the case of a holder of a
Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a
Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted

                                      111

gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the
Regular Interest Security to a holder. In general terms, a single class REMIC is one that either

         (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

         In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the
REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated
interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of

                                      112

OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax
Consequences--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction."
For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

         (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         (4) the receipt of any fees or other compensation for services rendered by the REMIC.

         It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of
100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a Residual Interest Security will take into account the
"daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest
Security. The daily portion is determined by allocating to each

                                      113

day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

         The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss.
The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years.
Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest
Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a
Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

         Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual
Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

         Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling

                                      114

holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual
Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of
Foreign Investors."

         Alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. In addition, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.
Moreover, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of 120% of the long term applicable Federal Rate on the startup day multiplied by the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest
Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a
Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual
Interest Security before the beginning of the quarter. The long-term Federal
Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in some circumstances, transfers of
Residual Interest Securities may be disregarded. See "--Restrictions on
Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of
Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities.
As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by "Disqualified
Organization. Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the
Code, or any entity exempt from

                                      115

the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified
Organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a
"noneconomic residual interest," as described below, a transfer of a Residual
Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and at the time of the transfer the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents that it will not cause income from the Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States Person and (iv)
either the formula test or the assets test (each as described below) is satisfied.

         The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Interest Security does not exceed the sum of: (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax

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savings associated with holding the interest as the related REMIC generates losses. However, the direct or indirect transfer of the Residual Interest
Security to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a domestic transferee is not eligible for the formula test. For purposes of this calculation, (i) the transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         The asset test is satisfied if the transfer of the interest complies with Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly: (i)
the transferee is an "eligible corporation," as defined in Treasury Regulations
Section 1.860E-1(c)(6)(i), as to which income from the interest will only be taxed in the United States; (ii) at the time of the transfer, and at the close of the transferee's two fiscal years preceding the year of the transfer, the transferee had gross assets for financial reporting purposes in excess of $100 million and net assets in excess of $10 million (excluding any obligation of a person related to the transferee within the meaning of Treasury Regulations
Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy these minimum asset requirements); (iii) the transferee must agree in writing that it will transfer the interest only to another "eligible corporation," as defined in
Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the three other requirements of the safe harbor identified above, and the transferor must not know or have reason to know that the transferee will not honor these restrictions on the subsequent transfer of the Residual Interest
Security; and (iv) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Residual Interest Security will not be paid.

         Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income
(i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment
Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual interests should consult with their tax advisors regarding the effect of these regulations.

         Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest
Security cannot be marked-to-market.

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ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year and accrual method basis and the REMIC must file an annual federal income tax return. The
REMIC will also be subject to the procedural and administrative rules of the
Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more
REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under subpart E, Part I of subchapter J of the Code, in which case, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft
LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a
Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of
Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed,
e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the

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applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990 and is scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of

         (1) 3% of the excess of adjusted gross income over the applicable amount or

         (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

         Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market
Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

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         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons"
with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

         Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period.
However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments
"secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to
Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

         Under some circumstances, if the loans prepay at a rate faster than the
Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted
Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest
Weighted Securities.

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         In light of the application of Section 1286 of the Code, a beneficial owners of a Stripped Security generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to them if they should fail to do so.

         Possible Alternative Characterizations. The characterizations of the
Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

         (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

         (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

         (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped
Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans.
The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section
856(c)(5)(B) of the Code, and "loans secured by an interest in real property"
within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

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SALE OR EXCHANGE

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular
Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

         (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable
Federal Rate as of the beginning of the holder's holding period, over

         (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

         Holders that recognize a loss on a sale or exchange of their securities for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

         (1) fails to furnish the trustee with its social security number or taxpayer identification number;

         (2) furnishes the trustee an incorrect social security number or taxpayer identification number;

         (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer

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         identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

         On June 20, 2002 the IRS published proposed regulations, which will, when effective, affect the information reporting obligations of trustees of
"widely-held fixed investment trusts" (that is, any grantor trust that is a
United States person under Code Section 7701(a) (30) (E) an interest in which is held by one or more "middlemen") and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street). These regulations were proposed to be effective on January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be
"effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments.
These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities,
including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United
States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States

                                      123

withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as
"portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual
Interest Security has tax avoidance potential, a transfer of a Residual Interest
Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual
Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign person transfers a Residual
Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess
Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that

         (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation, and

         (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an
IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation,

then assuming compliance with the related agreement and related documents and applicable law, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft
LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for
United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should

                                      124

be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.

         OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities.
Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules.
An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the
Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any

                                      125

interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note.
A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note.
The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest,"
and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder"
of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on
Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

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         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United
States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as

                                      127

equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

         The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped
Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

         (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         (3) prepayment premium payable to the holders of certificates for that month; and

         (4) any other amounts of income payable to the holders of certificates for that month.

         The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices,

                                      128

holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

         An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may
be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

         Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the

                                      129

certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

         Holders that recognize a loss on a sale or exchange of their certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

         The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

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         The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

         Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates.
Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes the name, address and taxpayer identification number of the nominee and as to each beneficial owner the name, address and identification number of that person, whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following
January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

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         Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to
non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.
Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business. Subsequent adoption of
Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS
Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of
Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for
U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the
IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a
U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

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                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in
"Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those
Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under
ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

         Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

         Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

         Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of
ERISA, who have specified relationships to the Plan,

                                      133

unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes--for example,

         o   Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an
             "in-house asset manager";

         o   PTCE 95-60, which exempts certain transactions by insurance company general accounts;

         o   PTCE 91-38, which exempts certain transactions by bank collective investment funds;

         o   PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

         o   PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

PLAN ASSET REGULATION

         The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. ss.2510.3-101.) The Plan Asset
Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the Plan Asset
Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange
Act of 1934--nor a security issued by an investment company registered under the
Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a
Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with

                                      134

respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

         Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the
DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the
Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the
Plan Asset Regulation.

EXEMPTION 83-1

         In Prohibited Transaction Class Exemption 83-1, the DOL exempted from
ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in
Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family
Securities will be exempt from the prohibitions of ERISA Sections 406(a) and
407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections
406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25%
of all Single Family Securities, and at least 50% of all Single Family
Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE
83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified

                                      135

percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a
"mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

         (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

         (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

         (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

         The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See
"Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of
Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the
DOL. The trustee will not be affiliated with the depositor.

         Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold
Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

THE UNDERWRITER'S EXEMPTION

         The DOL has granted to Morgan Stanley & Co. Incorporated an administrative underwriter's exemption (Prohibited Transaction Exemption 90-24,
55 Fed. Reg. 20548 (1990)) from some of the prohibited transaction rules of
ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts holding

                                      136

investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Morgan Stanley Exemption.

         Among the conditions that must be satisfied for the underwriter's exemption to apply are the following:

         (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the
         Plan as they would be in an arm's length transaction with an unrelated party;

         (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a
         "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

         (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating
         Agency;

         (4) the trustee must not be an affiliate of any other member of the
         Restricted Group other than an underwriter;

         (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

         (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the
         Securities Act of 1933.

         The trust fund must also meet the following requirements:

         (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;

         (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a
         Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

         (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

                                      137

         The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);

         (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency;

         (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the Morgan Stanley Exemption receiving a lower credit rating from a
         Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

         (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

                  (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                  (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each Rating Agency rating the certificates, the related
                  underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement.
                  In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the
                  obligations transferred to the investment pool as of the
                  closing date;

         (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

         (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

                                      138

         (8) the related prospectus or prospectus supplement must describe:

                  (a) any pre-funding account and/or capitalized interest
                  account used in connection with a pre-funding account;

                  (b) the duration of the pre-funding period;

                  (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

                  (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to
                  certificateholders as repayments of principal; and

         (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust, provided that, among other requirements:

         (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

         (2) the Plan is not a plan with respect to which any member of the
         Restricted Group is the "plan sponsor" as defined in Section 3(16)(B)
         of ERISA;

         (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

         (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

         (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         This relief under the Morgan Stanley Exemption does not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

                                      139

         The Morgan Stanley Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Morgan
Stanley Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

         Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class
Exemption 95-60, regarding transactions by insurance company general accounts.
In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of securities by an insurance company general account, the
Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of
ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a
Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Morgan Stanley Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

         Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and Section 4975 of the Code to the proposed investment and the Morgan
Stanley Exemption and the availability of exemptive relief under any class exemption.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" ("SMMEA Securities") for

                                      140

purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"). Generally, the only classes of offered securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

         As "mortgage related securities", the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of
Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

         Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

         SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in
"mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has

                                      141

amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. sec. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision
(the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

         All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security", should review the
"Supervisory Policy Statement on Investment Securities and End-User Derivatives
Activities" (the "1998 Policy Statement") of the Federal Financial Institutions
Examination Council, which has been adopted by the Board of Governors of the
Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and
the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The
1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities
(including mortgage pass-through securities and mortgage-derivative products)
used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a

                                      142

particular investor, including, but not limited to "prudent investor"
provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or
"income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of the offered securities as
"mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

         The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

         Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley elects to purchase securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price.

                                      143

The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

         If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

         The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of
1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

         The securities will be sold primarily to institutional investors.
Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

         As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                  LEGAL MATTERS

         Certain legal matters with respect to each series of securities and the material federal income tax consequences with respect to that series will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, Cadwalader,
Wickersham & Taft LLP, Dewey Ballantine LLP or Mayer, Brown, Rowe & Maw LLP. For
each series of notes, either Sidley Austin Brown & Wood LLP, Cadwalader,
Wickersham & Taft LLP, Dewey Ballantine LLP or Mayer, Brown, Rowe & Maw LLP will opine to the effect that the notes are binding obligations of the related trust and Richards Layton & Finger, P.A. will opine to the effect that the notes are duly authorized and validly issued by the trust. For each series of certificates, either Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham &
Taft LLP, Dewey Ballantine LLP or Mayer, Brown, Rowe & Maw LLP or, if the
certificates are issued by a Delaware trust, Richards Layton & Finger, P.A., will opine to the effect that the certificates are validly issued, fully paid and non-assessable.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.
Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included

                                      144

in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.
The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe

                                      145

enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                       WHERE YOU CAN FIND MORE INFORMATION

         The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-104046, under the Securities Act of
1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 450 Fifth Street, N.W.,
Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the
SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

         Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find
More Information" for information on where you can obtain these reports.

                                      146

                                    GLOSSARY

         Whenever used in this prospectus, the following terms have the following meanings:

         "401(c) Regulations" means the final regulations published by DOL pursuant to Section 401(c) of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

         "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

         "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

         "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

         "FHA Loan" means a mortgage loan insured by the FHA under the National
Housing Act or Title V of the National Housing Act of 1949.

         "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the
REMIC or on loans underlying the Pass-Through Securities.

         "Morgan Stanley Exemption" or "Exemption" means the prohibited
Transaction Exemption 90-24, 55 Fed. Reg. 20548 (1990), as amended by prohibited transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997) and 2000-58, 65 Fed. Reg.
67765 (2000) the administrative exemption that has granted to Morgan Stanley &
Co. Incorporated.

         "OID" means with respect to any security, "original issue discount"
under the Code with respect to the issuance of that security.

         "Parties in Interest" means, collectively, "disqualified persons"
within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

         "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

         "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

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         "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

         "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3-101).

         "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

         "Property Improvement Loans" means types of loans that are eligible for
FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

         "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the
Code.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "REMIC" means a "real estate mortgage investment conduit" under the
Code.

         "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the
Code.

         "Restricted Group" means, for any series, the seller, the depositor,
Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of any of those parties.

         "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

         "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

         "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

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         "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

         "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title
38, United States Code.

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